UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                 )

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NABORS INDUSTRIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Annual General Meeting of Shareholders

Tuesday, June 2, 2020, 10:00 A.M. CDT

The Offices of Nabors Corporate Services, Inc.

515 West Greens Road

Houston, Texas 77067

Notice of 2020 Annual General Meeting of Shareholders

Tuesday, June 2, 2020, 10:00 A.M. CDT

The Offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas 77067

April 23, 2020

Dear Fellow Shareholder:

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (“Nabors,” or the “Company”), we cordially invite you to attend the Company’s 2020 annual general meeting of shareholders to be held at the offices of our subsidiary, Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas, 77067 on June 2, 2020 at 10:00 A.M. CDT (the “meeting”). Depending on concerns about the Coronavirus or COVID-19, we may choose to hold a virtual annual meeting (the “virtual meeting”) instead of holding the meeting in Texas. The Company would publicly announce a determination to hold a virtual meeting in a press release available at www.nabors.com as soon as practicable before the meeting. In that event, the meeting would be conducted solely on a virtual basis, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote, and examine our shareholder list at the virtual meeting by visiting http://www.virtualshareholdermeeting.com/NBR2020ANNUAL, but only if the meeting is not held in Texas. Regardless of whether the meeting is held in person or virtually, you are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 3, 2020. This year, shareholders will consider:

1.	the election of seven directors for a one year term (Item 1);

2.

the approval and appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2020, and authorization for the Audit Committee of the Board to set the independent auditor’s remuneration (Item 2);

3.	an advisory “Say on Pay” vote to approve the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement (Item 3);

4.	the approval of the Company’s Amended and Restated 2016 Stock Plan (Item 4); and

5.	such other business as may properly come before the meeting.

The Company’s annual audited financial statements for the year ended December 31, 2019, also will be presented at the meeting.

Further information regarding the meeting and the above proposals is set forth in the Proxy Statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 23, 2020. Shareholders who have requested a paper copy of the Proxy Statement and the Company’s 2019 Annual Report will receive those documents. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. We hope you will read the Proxy Statement and 2019 Annual Report and submit your proxy, or use telephone or Internet voting, prior to the meeting. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions.

On behalf of the Board and our management team, I extend our appreciation for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO

Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 2, 2020:

Our Proxy Statement and our 2019 Annual Report are available at:

www.proxyvote.com

April 23, 2020

Dear Fellow Shareholder:

The members of the Board of Directors of Nabors Industries Ltd. (“Nabors”) are proud of the Company’s accomplishments over the last year. During the year, in what was and continues to be a difficult industry environment, the Company:

•	Generated cash provided by operating activities of $685 million, and free cash flow after dividends of $279 million;

•	Reduced total debt by $253 million, and net debt by $224 million;

•

Improved its liquidity by entering into a $250 million A/R purchase and sale facility, and amending its 2018 revolving credit facility to, among other things, replace the capitalization-related covenant with a more appropriate covenant comparing net funded debt to EBITDA;

•	Increased adjusted EBITDA by 6 percent;

•	Increased daily margins in the U.S. Lower 48 by 8.4% to $10,218 in the fourth quarter of 2019;

•	Increased annual average rig count in the US Lower 48 while the industry decreased by approximately 10 percent;

•	Introduced our next generation Canrig® Sigma top drive; and

•	Increased higher-margin integrated tubular running services work.

These accomplishments and others help to explain why the Company was able to outpace industry competitors in relative Total Shareholder Return during 2019.

During the year, management and members of the Board again reached out to shareholders to let them ask questions and to listen to their concerns. Environmental, social, and governance (ESG) issues continue to be of the utmost importance. We feel the same way. In fact, Nabors has a long history of sustainability-minded operations, having pioneered the use of alternative-powered rigs on the North Slope of Alaska way back in 1985. Today, all of our active rigs on the North Slope are highline-capable, and 40 of our rigs in the U.S. Lower 48 are dual-fuel-capable. We are now at the forefront of the industry in developing robots for use on the rig floor. We believe that increased automation will improve efficiency, reduce our green-house gas emissions and, more importantly, help us to improve on the Company’s already stellar safety performance.

Notwithstanding the above accomplishments, Nabors is facing some of the most difficult economic conditions experienced in years. The combination of the COVID-19 pandemic and an ongoing price war in the oil sector is impacting our activity levels in the U.S. and overseas. Rest assured that the Company and the Board are engaged and taking appropriate measures to address these extraordinary circumstances, including the recent amendment to our common share capital to effect a reverse stock split of our outstanding common shares. In addition, we have instituted Company-wide cost savings measures involving, among other things, planned reductions to 2020 capital expenditures and reductions to Board and executive compensation. The Board’s annual non-committee retainer has been reduced by 20 percent, and the CEO’s and CFO’s base salaries have been reduced by approximately 31 percent for the period from March 23, 2020 through the remainder of the year (and 26 percent and 24 percent for the entire year) from the amounts set forth in their respective employment agreements.

We appreciate each and every one of our shareholders, and we are especially grateful for those that take the time to meet with us one on one. We want you to know that we will do our utmost to be as responsive as possible while we strive to maximize shareholder returns. Our vision has not changed. We will be the driller of choice for employees, customers and investors.

We encourage you to read this Proxy Statement and the accompanying 2019 Annual Report. We thank you for your investment in Nabors, and encourage you to vote your shares with the Board’s recommendations.

Sincerest regards,

JOHN YEARWOOD

Lead Director

2020 Proxy Statement	i

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For information regarding the Company’s 2019 financial performance, please read our 2019 Annual Report. The annual meeting will take place:

Date: June 2, 2020	Time: 10:00 A.M. CDT	Place: The Offices of Nabors Corporate Services, Inc. 515 W. Greens Rd. Houston, Texas 77067

Please vote your shares promptly, as this will save the expense of additional proxy solicitation. You may submit your vote by Internet, telephone, mail or in person.

Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.

Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.

Items To Be Considered & Board Recommendations

Item		Votes Required for Approval	Board’s Voting Recommendation	Page Reference

Item 1	Elect directors	Plurality of votes cast	FOR	12

Item 2	Approve and appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2020 and authorize the Board’s Audit Committee to set the independent auditor’s remuneration	Majority of votes present	FOR	28

Item 3	Advisory vote to approve the compensation of the company’s named executive officers	Majority of votes present The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions	FOR	65

Item 4	Approve the Company’s Amended and Restated 2016 Stock Plan	Majority of votes present	FOR	66

This Proxy Statement and our 2019 Annual Report are available electronically on our hosted website at www.proxyvote.com and accessible via the QR code at the right. The Notice and proxy materials are first being made available to our shareholders on or about April 23, 2020.

2020 Proxy Statement	1

PROXY SUMMARY

Director Nominees

Upon the recommendation of the ESG Committee (formerly the Governance and Nominating Committee), our Board of Directors has nominated the following seven director nominees (all of whom are current directors) to be elected at the annual general meeting of shareholders. All the nominees for director are independent under the rules of the NYSE, other than Mr. Petrello, who is our Chief Executive Officer. Detailed information about each director nominee, including their respective backgrounds, skills and experience, can be found under “Corporate Governance—Director Nominees”.

Name, Age and Primary Occupation	Director Since	Independent	Committees

Tanya S. Beder, Age 64 Chairman and CEO of SBCC Group Inc.	2017	✓	Risk Oversight (Chair), Audit, Compensation, Technology and Safety

Anthony R. Chase, Age 65 Chairman and CEO of ChaseSource, L.P.	2019	✓	ESG, Risk Oversight

James R. Crane, Age 66 Chairman and CEO of Crane Capital Group Inc.	2012	✓	Technology and Safety (Chair), Executive

John P. Kotts, Age 69 Private investor and entrepreneur	2013	✓	Audit (Chair), Compensation, Risk Oversight

Michael C. Linn, Age 68 President and CEO of MCL Ventures, LLC	2012	✓	Compensation (Chair), ESG

Anthony G. Petrello, Age 65 Chairman of the Board, President and CEO	1991		Executive (Chair)

John Yearwood, Age 60 Retired President, CEO and COO of Smith International, Inc.	2010	✓	ESG (Chair), Audit, Executive, Technology and Safety

Director Dashboard

2	2020 Proxy Statement

PROXY SUMMARY

Corporate Governance Highlights

The following actions reflect our ongoing, constructive dialogue with shareholders and commitment to transparency and good corporate governance:

•

Introduced unvested Performance Share Unit awards in early 2020, issued at the beginning of the one-year performance period instead of after the conclusion of the performance period as has been the practice with Performance Share awards;

•	Changed the name of the Nominating and Governance Committee to the Environmental, Social and Governance Committee, to recognize the growing importance of ESG matters in our operations;

•

In light of the COVID-19 crisis and the oil price war, further reduced the CEO’s base salary from March 23, 2020 through the end of the year to approximately 69 percent of the amount set forth in his employment agreement (74 percent for all of 2020); and

•

Held direct discussions regarding corporate governance and executive compensation matters with shareholders representing approximately 24 percent of shares, and regular direct investor relations outreach to active institutional investors representing approximately 34 percent of shares.

Note Regarding Share Number Disclosures in Proxy Statement

On April 20, 2020, the Company held a Special Meeting of Shareholders in order to, among other things, seek shareholder approval of an amendment to the Company’s common share capital to effect a consolidation (reverse stock split) of the Company’s outstanding common shares at a ratio not less than one-for-fifteen (1:15) and not greater than one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board before the effective date of the reverse stock split without further approval or authorization of the Company’s shareholders. The record date for the Annual General Meeting of Shareholders to which this proxy statement applies was April 3, 2020, prior to the effectiveness of the reverse stock split. Therefore, unless explicitly stated otherwise, the disclosures in this proxy statement reflect share numbers outstanding prior to the effectiveness of the reverse stock split.

2020 Proxy Statement	3

PROXY STATEMENT

General

This Proxy Statement and the proxy card/voting instructions are being furnished to all shareholders beginning on or about April 23, 2020, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Nabors Industries Ltd. for the 2020 annual general meeting of shareholders (the “meeting”).

In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.

Meeting Information

We will hold the meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067, at 10:00 a.m. Central Daylight Time on Tuesday, June 2, 2020, unless adjourned or postponed. Directions to the meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038. Depending on concerns about the Coronavirus or COVID-19, we may choose to hold a virtual annual meeting (the “virtual meeting”) instead of holding the meeting in Texas. The Company would publicly announce a determination to hold a virtual meeting in a press release available at www.nabors.com as soon as practicable before the meeting. In that event, the meeting would be conducted solely virtually, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote, and examine our shareholder list at the virtual meeting by visiting http://www.virtualshareholdermeeting.com/NBR2020ANNUAL, but only if the meeting is not held in Texas

Who Can Vote & Record Date

All shareholders of record at the close of business on April 3, 2020 (the “record date”), are entitled to vote, in person at the meeting or by proxy, on each matter submitted to a vote of shareholders at the meeting. On the record date, 419,457,162 of the Company’s common shares were outstanding, the holders of which are entitled to one vote per common share on all matters. The number of common shares outstanding includes shares held by certain of our Bermuda subsidiaries, which will be voted consistent with the Board’s recommendation. We currently have no other class of securities entitled to vote at the meeting. The number of shares outstanding on the record date does not reflect the reverse stock split approved by the shareholders on April 20, 2020..

Meeting Attendance

Only record or beneficial owners of the Company’s common shares may attend the meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license or passport. Beneficial owners who hold their shares through a broker, dealer, or other nominee must also present evidence of share ownership, such as a recent brokerage account or bank statement, as well as present a legal proxy from their broker. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the meeting.

Important Notice Regarding Internet Availability of Materials

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2019, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them prior to distribution of the Proxy Statement. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed or otherwise delivered, which explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

4	2020 Proxy Statement

PROXY STATEMENT

Householding

The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card or voting instructions. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that residence may receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker, call our Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Proxy Solicitation

We have retained Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, for a fee of approximately $16,000, plus reimbursement of out-of-pocket costs and expenses, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay all expenses associated with this solicitation and the preparation of proxy materials. In addition, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities.

Voting Information

Quorum. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name. As an alternative to voting in person at the meeting, you may direct your vote for the meeting by telephone or via the Internet or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. We encourage you to vote via telephone or the internet prior to the meeting in order to ensure that your vote is recorded in a timely manner. A properly submitted proxy submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke it. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name and broker nonvotes. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person at the meeting, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (“NYSE”) member brokers may vote your shares on the approval and appointment of the Company’s independent auditor and authorization for the Audit Committee to set the independent auditor’s remuneration, which is a “discretionary” item. All other items to be voted on at the meeting are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a “broker nonvote”. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on the proposal.

Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election as a director. Withheld votes will be excluded from the vote. Because directors are elected by a plurality of votes and there are only seven nominees for the seven director positions, withheld votes will have no effect on the election of directors. On the other proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the meeting to the Corporate Secretary in person or by courier at the address on the notice of meeting appearing at the front of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the meeting; or (3) actually voting in person at the meeting. Please note that merely attending the meeting will not, by itself, constitute a revocation of a proxy.

2020 Proxy Statement	5

PROXY STATEMENT

Votes Required / Abstentions and Broker Nonvotes. The following chart provides information on the votes required to elect a director nominee or approve a proposal and the treatment of abstentions and broker nonvotes:

Voting Item	Vote Required to Elect or Approve	Treatment of Abstentions and Broker Nonvotes

Election of Directors	Each director must receive a plurality of the votes cast; however, a nominee who does not receive the affirmative vote of a majority of the shares voted in connection with his/her election must tender his conditional resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.	No effect

Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares

Say-on-Pay	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

Amended and Restated 2016 Stock Plan	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

❖ YOUR VOTE IS IMPORTANT ❖ PLEASE VOTE

6	2020 Proxy Statement

CORPORATE GOVERNANCE

Role of the Board of Directors

The Board directs the management of the Company’s business and affairs. The shareholders elect the Board to act on their behalf and to oversee their interests. Unless reserved to the shareholders under applicable law or the Company’s Bye-laws, all corporate authority resides in the Board as the representative of the shareholders.

The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including the “Board Guidelines on Significant Corporate Governance Issues” (the “Governance Guidelines”) and the Company’s “Code of Business Conduct”, at least annually and makes changes as necessary. The Governance Guidelines and the Code of Business Conduct along with all committee charters are available on the Company’s website at www.nabors.com.

Overview of Key Governance Topics

Director Independence

The ESG Committee (formerly the Governance and Nominating Committee) conducts a review at least annually of the independence of each member of the Board and its committees and reports its findings to the full Board. As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the NYSE and are set forth in our Governance Guidelines available on our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under “Certain Relationships and Related-Party Transactions” below, as well as social and other relationships, in determining whether a director is independent.

Upon the recommendation of the ESG Committee, the Board has determined that each director of the Board, other than Mr. Petrello, is independent. The Board also has determined that each member of our Audit, Compensation, and ESG Committees meets the independence standards established for these committees by the NYSE and the rules and regulations of the SEC.

Director Nominations

The ESG Committee recommends director candidates to the full Board. The ESG Committee considers the entirety of each candidate’s credentials including, especially, the ability of each candidate to assist the Board in fulfilling its fiduciary duties to the Company and its shareholders. See “Item 1: Election of Directors” below for a more complete discussion of the criteria used to select director nominees.

Shareholder Nominations and Proxy Access Policy

The ESG Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the ESG Committee for election at our 2021 annual general meeting of shareholders may do so by submitting in writing the candidate’s name, together with the information described in the Board’s “Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders” available at www.nabors.com. In addition, in July 2017, our Board amended the Company’s proxy access policy to permit up to 20 shareholders owning collectively three percent or more of our outstanding common shares for at least three years to nominate and include in our proxy materials nominees representing up to 20% of the Board, as detailed in the policy, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the policy. Submissions to the Board should be delivered in person or by courier to the address on the notice of meeting appearing at the beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, no later than the date required for shareholder submissions pursuant to SEC Rule 14a-8, as set forth on page 76 of this proxy statement.

Shareholder Communications with the Board

Shareholders and other interested parties may contact any of the Board’s directors (as a group or individually), committees, or independent directors as a group, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the address on the notice of meeting appearing at the beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda. Shareholder communications received in this manner will be handled in accordance with the Board’s “Policy Regarding Shareholder

2020 Proxy Statement	7

CORPORATE GOVERNANCE

Communications with the Board of Directors” which is available at www.nabors.com. In addition, any concern about the Company’s conduct, or a complaint about the Company’s accounting, internal control or auditing matters, may be communicated directly to the Lead Director, to the outside directors as a group, or to the Audit Committee. Such communications will be treated as confidential and can be anonymous, and may be submitted in writing in care of the Corporate Secretary, or reported by phone to the Nabors Hotline, established specifically for reporting policy concerns, at 1-877-NABORS7.

Annual Meeting Attendance Policy

The Company encourages all directors to attend the annual general meeting of the shareholders. Five of the seven incumbent directors then comprising the full Board attended the 2019 annual general meeting of shareholders.

Executive Sessions of Non-Employee Directors

Our non-employee directors, each of whom the Board has determined is independent, meet in executive session at each regular meeting of the Board, and any executive sessions convened by the Lead Director during the year, without the CEO or any other member of management present. The Lead Director presides over these executive sessions.

Board Leadership Structure

Our Governance Guidelines were modified in 2014 to provide for an independent chairman of the Board following the tenure of our current Chairman and CEO, Mr. Petrello, whose employment agreement provides that he will serve in both roles. Until such time, the Board believes that the current combination of the chairmanship with an experienced, independent Lead Director creates an effective Board leadership structure for the Company. The Board believes that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, Mr. Petrello is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its shareholders. Furthermore, combining the roles of Chairman and CEO in Mr. Petrello creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. The Board’s current view is that a combined Chairman and CEO position, together with a predominantly independent board and a proactive, independent Lead Director, promotes a candid discourse and responsible corporate governance.

Mr. Yearwood will continue to serve as our independent Lead Director, a position he has held since 2011. The Lead Director’s primary responsibility is to preside over executive sessions of non-employee directors and to call meetings of the non-employee directors as desirable. Such executive sessions provide non-employee directors an opportunity to independently evaluate management and the Company’s operations. In addition, the Lead Director:

•	serves on the Executive Committee of the Board;

•	chairs certain portions of Board meetings;

•	serves as liaison between the Chairman and the non-employee directors;

•	develops and approves, together with the Chairman, the agenda for Board meetings, adding agenda items where he deems appropriate;

•	leads the Board’s annual self-evaluation; and

•	performs other duties delegated by the Board from time to time.

The Board believes that the Company’s corporate governance and leadership structures, including the composition of the Board, its committees and the presence of a strong Lead Director, creates an effective leadership structure for the Company with independent oversight of the Board itself and management. Both the Chairman and Lead Director serve on the Board’s Executive Committee, and any director may raise a matter for consideration by the Board. This past year, our Lead Director:

•	partnered with the Chair of the Compensation Committee and others in extensive communications with significant shareholders regarding governance matters; and

•	provided input and guidance on strategy and growth directly to management in operations.

The Board believes that Mr. Yearwood’s extensive management experience in the industry and effective performance in the role of Lead Director qualify him to continue to serve in that capacity.

8	2020 Proxy Statement

CORPORATE GOVERNANCE

Board’s Role in Risk Oversight

Our full Board is responsible for risk oversight and has designated the Risk Oversight Committee to provide assistance in fulfilling its oversight responsibilities with respect to the Company’s processes and policies regarding risk assessment and risk management, including the Company’s enterprise risk management, compliance and operational control activities. The Risk Oversight Committee currently meets, at a minimum, on a quarterly basis to evaluate the Company’s risk exposure and tolerance. Ms. Beder, who has significant professional experience in risk management, serves as the Chair of the Risk Oversight Committee.

Risk Oversight Committee’s Role in Risk Oversight

❖  Receives information from management regarding a variety of matters, including operations, legal, regulatory, finance, internal audit, cybersecurity, information technology, and strategy, as well as any material risks associated with each matter.

❖  Receives an update from the Company’s Enterprise Risk Management Committee* (“ERMC”) comprised of almost a dozen top senior managers of the Company from various functions, each of whom supervises day-to-day risk management throughout the Company.

❖ Receives an update from the chairman of each of the committees and in turn provides a quarterly risk report to the Board.

*

The ERMC is not a committee of the Board. The ERMC is tasked with identifying all potential material risks facing the Company and implementing mitigation measures. The ERMC members meet formally throughout the year to define and improve the risk mapping process and implementation.

The Board also has adopted a procedure for employees and shareholders to report concerns about the Company’s conduct, accounting, internal controls and other matters directly to certain members of the Board. In addition, the Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Sustainability

Sustainability is an essential part of our corporate culture and an integral part of our strategic plans. Through technological innovation, environmental impact planning, corporate safety initiatives and community relations activities, the Company understands that how we conduct business is of equal importance to our results. Our sustainability report can be found on our website, www.nabors.com.

Code of Business Conduct

The Company has adopted a Code of Business Conduct in accordance with NYSE requirements. All of our employees, including our executive officers and senior management, as well as our non-employee directors, are required to abide by our Code of Business Conduct, and related policies and procedures, to ensure that our business is conducted in a consistently legal and ethical manner. We also expect venders and suppliers to act consistently with the Code of Business Conduct. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any material amendments to the Code of Business Conduct, or waivers from any provision of the Code of Business Conduct that apply to our CEO and CFO.

Shareholder Engagement

Engagement Process

Outreach	»	Discussion	»	Feedback	»	Results
Shareholders are engaged through various methods, including one-on-one meetings, analyst conferences, investor days, panel discussions, and the annual shareholder meeting.		Active discussions are the key to gaining insight and understanding of investor questions and concerns.		Shareholder feedback from any medium is shared with management and the Board of Directors.		Serious matters are deliberated by the Board, which converts shareholder feedback into tangible actions.

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CORPORATE GOVERNANCE

In making decisions regarding corporate governance and executive compensation issues, the Board considers shareholder opinions and input, which it obtains in several ways. One way is through advisory votes on executive officer compensation, as well as shareholder and other proposals at our annual general meetings. In addition, as part of our shareholder outreach effort, since our last annual meeting we contacted our ten largest institutional shareholders, representing approximately 46 percent of our outstanding common shares, in an attempt to obtain their views on the Company’s corporate governance and executive compensation programs. Of those, only three shareholders representing approximately 24 percent of our shares, ultimately agreed to hold discussions with Board members, including our Lead Director and the Chairman of our Compensation Committee. In early 2020, members of our Board and management also met via telephone with teams from Glass Lewis & Co. LLC and Institutional Shareholder Services Inc. to discuss governance issues, including executive compensation. We believe that dialogue with shareholders and other stakeholders affords our directors deeper insight into shareholder concerns than is provided just by a vote on individual topics, and enables a more effective response to issues of most importance to shareholders. We will continue our shareholder outreach, and hope to have higher shareholder response in the future. In addition, during 2019 our investor relations team engaged in dialogue on a regular basis with approximately 100 shareholders collectively holding approximately 34 percent of our outstanding shares.

Meetings of the Board and Committees

The Board met four times during 2019.

The Board has six committees, each of which report their activities to the Board: (1) the Audit Committee, (2) the Compensation Committee, (3) the Executive Committee, (4) the ESG Committee, (5) the Risk Oversight Committee and (6) the Technology and Safety Committee. Appointments to and chairmanships of the committees are recommended by the ESG Committee and approved by the Board. Directors are expected to attend all meetings of the Board and committees on which they serve.

Each of our incumbent directors attended over 75 percent of all meetings of the Board and committees on which he or she served during 2019.

The following chart shows the current membership and chairmanship of each Board committee, and the number of meetings held by each committee during 2019.

Director	Audit	Compensation	Executive	ESG	Risk Oversight	Technology and Safety

Tanya S. Beder	❖	❖(1)		❖(2)	Chair	❖

Anthony R. Chase				❖(4)	❖(4)

James R. Crane		❖(3)	❖			Chair

John P. Kotts	Chair	❖			❖

Michael C. Linn		Chair		❖

Anthony G. Petrello			Chair

John Yearwood	❖		❖	Chair	❖(2)	❖

Number of Meetings	4	4	0	4	4	4

(1)	Since July 25, 2019.
(2)	Until February 21, 2019.
(3)	Until July 25, 2019.
(4)	Since Mr. Chase’s appointment to the Board on February 21, 2019.

Board Practices and Commitment

The Board typically meets four times a year at a location outside the United States. A typical Board meeting requires at least one, and most times two, overnight stays. The Board targets at least one meeting each year to be held at a key Nabors market location outside the United States. This practice allows the Board members to have direct contact with both field level and local management, and facilitates a greater understanding of the challenges and opportunities in these markets. The Board also may use these occasions to meet with key customers and vendors, and to receive direct feedback on the Company’s performance and opportunities.

Board meetings, including committee meetings, typically consume collectively about 15 hours of actual meeting time for each trip. Travel times range from 8 hours to as many as 34 hours depending on location.

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As a policy, Board member participation is virtually always in person and not telephonic. Key management personnel are invited on a rotational basis to make presentations to the Board at almost every meeting. This practice ensures informed contact by the Board members with one another as well as with management.

Given that Board meetings must be held outside the U.S., our standard practice is for each director to attend all committee meetings, whether or not a member of that committee. This practice promotes extraordinary depth of knowledge with respect to Company matters and ensures the Company benefits from the directors’ collective knowledge, skill and experience. Board members also hold meetings with shareholders, either in person or by telephone. This allows the Board to have direct communication and to discuss all issues that are of importance to the shareholders. This year Board members also held a telephone conference with a team from Glass Lewis & Co. LLC and Institutional Shareholder Services Inc. to discuss governance issues. Members of the Board also meet regularly with management and employees of the Company to discuss strategy and other matters.

The Company believes these Board practices are among the best in class for corporate governance.

Key Committee Responsibilities

The following table shows the key responsibilities of each Board Committee.

Audit Committee	Key Responsibilities

•  Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management, and compliance with legal and regulatory requirements.

•  Selects, determines the compensation of, evaluates and, if deemed appropriate, replaces the independent auditor, and preapproves audit and permitted nonaudit services.

•  Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

•  After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

•  Conducts information sessions in connection with the Company’s quarterly earnings releases and other matters.

All members of the Audit Committee were determined to have met the independence, financial literacy and experience requirements of the NYSE and SEC rules and regulations. The Board has also determined that Messrs. Kotts and Yearwood and Ms. Beder are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Compensation Committee	Key Responsibilities

•  Reviews and approves the compensation of our executive officers and other senior leaders.

•  Oversees the administration of our incentive compensation and other equity-based compensation plans for officers and employees.

•  Reviews and discusses with management the Compensation Discussion and Analysis and recommends to the Board the inclusion of the CD&A in the proxy statement.

•  Communicates with the Audit Committee regarding performance goals and evaluations of key finance, internal control, internal audit and risk management personnel.

•  Meet with the Risk Oversight Committee to confirm that compensation and incentive pay structures do not encourage unnecessary risk taking.

All members of the Compensation Committee were determined to have met the independence standards of the NYSE.

The Compensation Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

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CORPORATE GOVERNANCE

Executive Committee	Key Responsibilities

• As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company.

ESG Committee	Key Responsibilities

•  Identifies and recommends candidates for election to the Board.

•  Establishes procedures for the committee’s oversight of the evaluation of the Board.

•  Recommends director compensation.

•  Reviews corporate governance policies annually.

•  Reviews and approves any related-party transactions involving directors and executive officers.

•  Monitors and advises the Board on environmental, social, and governance-related policy initiatives, including compliance, and oversees the publication of the Company’s sustainability report.

All members of the ESG Committee during 2019 were determined to have met the independence standards of the NYSE.

The ESG Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Risk Oversight Committee	Key Responsibilities

•  Monitors management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business.

•  Reviews the integrity of the Company’s systems of operational controls, regarding legal and regulatory compliance.

•  Reviews the Company’s processes for managing and mitigating operational and enterprise risk.

The Risk Oversight Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Technology and Safety Committee	Key Responsibilities

•  Reviews the Company’s strategic technology positions, including intellectual property, patents, and trademarks.

•  Monitors the Company’s compliance with health and safety standards.

•  Reviews the Company’s safety performance and strategic technology position.

•  Reviews the integrity of information technology systems, including the potential for cybersecurity threats.

The Technology and Safety Committee Charter Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Item 1: Election of Directors

Each nominee for director who is elected at the meeting will serve a one-year term, expiring at the next annual general meeting of shareholders or until such later time as such director’s successor is duly elected and qualified. At the meeting, proxies cannot be voted for a greater number of individuals than seven. The directors standing for election have been nominated by the Board, upon the recommendation of the ESG Committee. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election. If that were to occur, your proxy will be voted for another person nominated by the Board.

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Criteria

The Board’s top priority is to ensure effective and ethical oversight of the Company and its operations, and the implementation of its strategic goals. To accomplish this the Board, through the ESG Committee, seeks a diverse group of director nominees that have demonstrated exceptional skills, qualifications, attributes, and experience. In identifying and recommending director nominees, the ESG Committee places primary emphasis on the following criteria:

•	Reputation, integrity and independence (for non-employee directors);

•	Judgment and diversity of viewpoints, backgrounds and experience, including gender, race, ethnicity, age, and geography;

•	Business or other relevant experience;

•

The extent to which the interplay of the nominee’s expertise, skills, knowledge, and experience with that of the other members of the Board will result in an effective Board that is responsive to the Company’s needs; and

•

For director nominees who are current directors, history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Board Guidelines on Significant Corporate Governance Issues, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the address on notice of meeting appearing at the beginning of this Proxy Statement, or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

The ESG Committee believes that each nominee should be evaluated on his or her individual merits, taking into account the needs of the Company at any given time as well as the overall composition of the Board. There are certain criteria that are expected of all director nominees. For example, all nominees are expected to have high integrity and a reputation of success in his or her field. In addition, all nominees are expected to have the time and ability to fulfill his or her responsibilities to the Company and its shareholders, if elected. Other than these basic criteria, however, the Board does not set universal minimum qualifications that all nominees must meet in order to be recommended. Rather, using the broad criteria set out above, the Board identifies specific skills and qualifications that may be beneficial at any given time – including those that are determined to be necessary for committees of the Board to fulfill their respective mandates – which the ESG Committee in turn utilizes to determine whether a given director nominee is qualified to serve on our Board. Members of the ESG Committee then discuss and evaluate possible candidates in detail and suggest individuals to explore in greater depth. Accordingly, while we believe that each director meets the broad criteria for inclusion as a director nominee, he or she undoubtedly does so in a way specific to that director. The Board, together with the ESG Committee, believes this approach helps to ensure a diversity of viewpoints and experience that enables the Board, and the Company, to maintain the highest levels of corporate governance and oversight. The ESG Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders, as described in our Governance Guidelines.

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CORPORATE GOVERNANCE

Director Nominee Snapshot

INDEPENDENT DIRECTORS 85.7%	DIVERSITY		AGE RANGE 60 ▶ 69
	14.3% WOMEN	14.3% MINORITY

IND. DIRECTOR AVG. TENURE 6.2 YEARS	AVERAGE AGE 65 YEARS

	Beder	Chase	Crane	Kotts	Linn	Petrello	Yearwood

Skills & Experience

Board of Directors	❖	❖	❖	❖	❖	❖	❖

Corporate Governance	❖	❖	❖	❖	❖	❖	❖

Oilfield Services Industry		❖		❖	❖	❖	❖

Drilling		❖			❖	❖	❖

Oil and Gas		❖	❖	❖	❖	❖	❖

CEO / Business Head	❖	❖	❖	❖	❖	❖	❖

International	❖	❖	❖	❖	❖	❖	❖

Finance / Capital Allocation	❖	❖		❖	❖	❖	❖

Financial Literacy / Accounting	❖	❖	❖	❖	❖	❖	❖

Investment Banking	❖	❖	❖	❖

Manufacturing				❖		❖	❖

Technology	❖	❖				❖	❖

Logistics			❖

Academia/Education	❖	❖			❖

Health, Safety and Environment		❖	❖			❖	❖

Board Tenure

Years	3	1	8	7	8	29	10

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CORPORATE GOVERNANCE

Being on a board of directors for a public company with global operations brings a broad scope of responsibilities, as directors must understand general operational activities as well as corporate governance, including issues surrounding strategic direction and exposures to risk. As a result, the ESG Committee believes that the skills and experience listed above benefit the Board in overseeing the Company’s governance as well as its vision and long-term strategy, as follows:

Board of Directors	Prior public-company board experience is helpful in that the nominee will have an understanding of (i) his or her role – there is no time for on-the-job training; (ii) how to deal with the myriad complex issues that can arise and need attention; and (iii) the time commitment involved

Corporate Governance	Experience in dealing with evolving and dynamic corporate governance matters helps to ensure proper corporate policies are in place and enforced, and that the Board and management are appropriately and fully fulfilling their responsibilities

Oilfield Services/ Drilling/Oil & Gas	An in-depth knowledge of these industries is important for maintaining our place as a leading provider of drilling and drilling-related services and equipment

CEO/Business Head	Background and experience as a CEO provides an understanding of what it takes to manage employees and run a company

International	International experience is essential for a company like Nabors, with operations and offices in over 20 countries worldwide

Finance/ Capital Allocation	Knowledge and expertise in financial matters helps to ensure the availability and correct allocation of financial resources to maximize returns

Investment Banking	A background and understanding in this area is useful in pursuing strategic acquisitions

Financial Literacy/ Accounting	An understanding of financial reporting and accounting principles is necessary to satisfy stock market listing requirements and, more importantly, in fulfilling accounting oversight responsibilities

Manufacturing	Experience and knowledge of manufacturing processes is important for us as, unlike some of our competitors, we develop and manufacture much of the equipment we use

Technology	A broad understanding of technology and technical systems helps ensure the sensible investing in, and development of, technology

Logistics	Without the proper flow of equipment, supplies, and personnel, we cannot support and satisfy global customer demands

Academia/Education	An academic background can bring new ways of thinking and problem solving to corporate issues

Health, Safety and Environment	Essential to achieving Nabors’ Mission Zero company-wide effort to eliminate injuries and incidents, and ensuring environmentally sound operations

Please see the biographic information under “—Director Nominees” beginning on page 16 for insight as to how each director satisfies the skills and experience indicated above.

While the proper skillset and professional expertise are important, the ESG Committee also believes that the Board should reflect racial, gender, cultural and geographical diversity, as appropriate, in light of the entire Board’s composition. To that end, Mr. Anthony Chase was appointed to the Board and nominated to stand for election last year for the first time. Ms. Tanya S. Beder was nominated and voted onto the Board in 2017. Equally as important as race or gender, however, is the considerable experience, expertise and insight these and the other nominees brings to the Board, as identified in their respective professional biographies set forth under “—Director Nominees” below. The members of the ESG Committee recommended the re-nomination of all continuing director nominees. The full Board has agreed with the recommendations of the ESG Committee and nominated each of Ms. Beder and Messrs. Chase, Crane, Kotts, Linn, Petrello and Yearwood for re-election.

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CORPORATE GOVERNANCE

Over the past several years, the ESG Committee has nominated qualified new independent directors to provide fresh perspectives to the Board. The average tenure of the independent director nominees is just over six years, with two new directors added within the last three years. The Committee believes that directors with many years of service provide the Board with a deep knowledge of the Company, while newer directors lend fresh perspectives.

The members of the ESG Committee, as well as the full Board, believe that the combination of the various qualifications, attributes, skills, and experience of the director nominees will contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and expertise to provide effective oversight of the Company and its business.

In the biographical descriptions that follow, except as otherwise noted, the companies for which directors have worked are not a parent, subsidiary or otherwise affiliated with the Company.

Director Nominees

TANYA S. BEDER Independent Director Director since: 2017 Age: 64	Committees: Audit, Compensation, Risk Oversight, Technology and Safety Other Public Company Boards: 1

Ms. Beder currently serves as the Chairman and CEO of SBCC Group, Inc. (“SBCC”), which she founded in January 1987. SBCC is an independent advisory firm operating globally, whose projects include assisting corporate management, institutional investors, large financial firms and other clients in solving complex financial problems under crisis and providing strategic advice to seize opportunities. Ms. Beder has served since 2011 on the board of the American Century mutual fund complex in Mountain View, California, where she chairs the Risk Committee and is a member of the Portfolio Committee and the Audit & Compliance Committee. She also served on the board of Kirby Corporation (NYSE:KEX) since October 2019. Previously, Ms. Beder served as a member of the CYS Investments, Inc. (NYSE:CYS) board of directors from May 2012 to September 2018, where she chaired the Nominating and Governance Committee and was a member of the Audit and Compliance Committee. She also served as the Chief Executive Officer of Tribeca Global Management LLC, a $2.6 billion dollar fund with operations in Singapore, London, and New York; Managing Director of Caxton Associates LLC, a $10 billion asset management firm with operations in New York and London; and President of Capital Market Risk Advisors, Inc. in New York, which she co-founded. Ms. Beder also spent time in various positions with The First Boston Corporation (now Credit Suisse) where she was a part of the first team of derivatives traders and structurers for currency and interest rate swaps, caps, collars, floors, futures, and options, and was on the mergers and acquisitions team in New York and London. In January 2013, she was appointed to the President’s Circle of the National Academies in Washington, DC, after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. Ms. Beder also serves on the Mathematical Finance Advisory Board of New York University and is a Board Member Emeritus of the International Association of Quantitative Finance, where she previously served as Chairman. She is an appointed Fellow of the International Center for Finance at Yale University and teaches a course on finance and fintech at Stanford University. From 2004 – 2017 she served on the Advisory Board of the Columbia University Financial Engineering Program, from 2014 – 2017 she served on the Board of The Institute for Pure and Applied Mathematics at UCLA, and from 2010-2014 she served as a Director of the Pilgrim Asia Macro Fund in Singapore. Ms. Beder holds a B.A. in mathematics and philosophy from Yale University, and an MBA from Harvard Business School.

❖ Qualifications:

Ms. Beder brings to the Board extensive asset management experience, vast knowledge of operational and risk management, and experience serving on both public and private boards of directors. The Board also benefits greatly from Ms. Beder’s audit committee experience and financial expertise.

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ANTHONY R. CHASE Independent Director Director since: 2019 Age: 65	Committees: ESG, Risk Oversight Other Public Company Boards: 1

Mr. Chase is Chairman and Chief Executive Officer of ChaseSource, L.P., a Houston-based staffing and real estate development firm. He was a founder of mobile phone provider Cricket Wireless and of ChaseCom, L.P., a global customer relationship management and staffing services company, until its sale to AT&T, Inc. in 2007. He is a tenured Professor of Law and Business at the University of Houston Law Center, where he began teaching in 1990. He has published numerous law review articles during his tenure. Mr. Chase is on the board of directors of the Texas Medical Center, M.D. Anderson Board of Visitors and the Greater Houston Partnership, serving as its chairman during 2012. Mr. Chase has been nominated to serve on the board of directors of Cullen/Frost Bankers, Inc., and previously served as a director of Anadarko Petroleum Corporation, Paragon Offshore plc, Sarepta Therapeutics, Inc. and Western Midstream Operating, LP. Additionally, he is a Trustee of the Houston Endowment, and served on the board of trustees of St. John’s School and KIPP Schools. Mr. Chase is the former Deputy Chairman of the Federal Reserve Bank of Dallas and a former Director of the Federal Reserve Bank of Houston. Mr. Chase holds B.A., M.B.A. and J.D. degrees from Harvard University. He is also an Eagle Scout.

❖ Qualifications

Mr. Chase brings experience and expertise in oil and gas, environmental law, real estate, and management and provision of human resources, as well as experience as an executive and as a board member of both public and private companies.

JAMES R. CRANE Independent Director Director since: 2012 Age: 66	Committees: Executive, Technology and Safety Other Public Company Boards: 2

Chairman and CEO of Crane Capital Group Inc., an investment management company, since 2006. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 130 offices in 35 countries, and Crane Freight & Cartage. Mr. Crane purchased the Floridian National Golf Club in March 2010 and quickly turned it into one of the nation’s premier golf clubs. Mr. Crane led an investor group that in November 2011 purchased the Houston Astros. In January 2017, Crane acquired and serves as Chairman of the board of Davaco, a leader in high-volume remodels and technology deployments in global brands. In March 2017, Mr. Crane opened two restaurants – Osso & Kristalla and Potente – in Houston, Texas. In June 2017, he started Crane Safety, a commercial safety supply company. In August 2017 he started Modiant, a software company. In June 2018 he became the principal owner of Apurture Cellars, a winery in Sonoma County, California. Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Mr. Crane holds a B.S. in Industrial Safety from Central Missouri State University. He serves on the boards of directors of Cargojet, Inc. (TO:CJT) and Western Midstream Holdings, LLC, a subsidiary of Occidental Petroleum Corporation and the general partner of Western Midstream Partners, LP.

❖ Qualifications

Mr. Crane’s experience in marketing, logistics, global operations and creating shareholder value provide an important resource to the Board. The Board also benefits from Mr. Crane’s proven leadership abilities and experience.

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CORPORATE GOVERNANCE

JOHN P. KOTTS Independent Director Director since: 2013 Age: 69	Committees: Audit, Compensation, Risk Oversight Other Public Company Boards: 2

Mr. Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts also operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of liftboat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico. Mr. Kotts previously served on the board of directors for C&J Energy Services Ltd. from March 2015 to September 2015. He holds a B.A. in Philosophy and an M.B.A in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

❖ Qualifications

Mr. Kotts’ industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board. Mr. Kotts brings to the Board entrepreneurial drive and management skills.

MICHAEL C. LINN Independent Director Director since: 2012 Age: 68	Committees: ESG, Compensation Other Public Company Boards: 1

President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm, since 2012. Mr. Linn is the former Chairman, CEO, President and Director of LINN Energy, LLC, which he founded. Since 2015 he has served as a director for the general partner of Black Stone Minerals, L.P. He has served as a Senior Advisor for Quantum Energy Partners, LLC since 2012, and previously served as a director for Western Refining Logistics GP. Mr. Linn is on the Board of Managers of Cavallo Mineral Partners, LLC, and previously served as a director of Jagged Peak Energy Inc. He serves as a member of the National Petroleum Council’s Board of Directors and as Chairman of the Education Committee of the IPAA. He previously served on the board of directors of C&J Energy Services Ltd., as Non-Executive Director and Chairman of the Safety, Health, Environment, Security and Ethics Committee for Centrica plc, as Chairman and director of the Natural Gas Council, as Chairman of the Independent Petroleum Association of America, as director of the Natural Gas Supply Association, as Chairman and President of each of the Independent Oil and Gas Associations of New York, Pennsylvania and West Virginia, and as Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission. Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

❖ Qualifications

Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board. The Board also benefits from Mr. Linn’s proven leadership from his experience as a chief executive officer.

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ANTHONY G. PETRELLO Independent Director Director since: 1991 Age: 65	Committees: Executive Other Public Company Boards: None

Chairman of the Board of Nabors since 2012 and director since 1991; Deputy Chairman of Nabors 2003-2012; President and CEO of Nabors and Nabors Industries, Inc. since 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991-2011. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Hilcorp Energy Company. In 2018, Mr. Petrello was the recipient of the Offshore Energy Center Pinnacle Award, recognizing outstanding individuals who have taken today’s leading-edge tools and technologies and applied them to real world challenges.

❖ Qualifications

Mr. Petrello brings to the Board an extensive and unique combination of commercial, operational, and technical skills and a thorough knowledge of the Company’s operational activities worldwide. He serves as an integral link between the Company and the Board, enabling the Board to better perform its oversight role.

JOHN YEARWOOD Independent Director Director since: 2010 Age: 60	Committees: Audit, ESG, Executive, Technology and Safety Other Public Company Boards: 1

Mr. Yearwood currently serves on the board of directors of TechnipFMC plc, Sheridan Production Partners, Barra Energia, Foro Energy LLC, Bazean LLC, and Coil Tubing Partners LLC. He previously served on the boards of Sabine Oil & Gas, LLC until August 2016, Premium Oilfield Services, LLC until April 2017, and Dixie Electric LLC until November 2018. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. (“Smith”). He was first elected to Smith’s board of directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations, management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 70:30 joint venture between Schlumberger and Baker Hughes from 2000 to 2004. Mr. Yearwood received a B.S. Honors Degree in Geology and the Environment from Oxford Brookes University in England.

❖ Qualifications

Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have provided the basis for the extraordinary leadership and critical independent oversight Mr. Yearwood demonstrates as Lead Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES FOR DIRECTOR WITH A TERM ENDING AT THE 2020 ANNUAL GENERAL MEETING.

2020 Proxy Statement	19

CORPORATE GOVERNANCE

Other Executive Officers

WILLIAM J. RESTREPO Chief Financial Officer Age: 60

CFO of Nabors since March 2014. In this role, Mr. Restrepo has global oversight for finance and accounting, including the treasury, tax, risk management, internal audit and supply chain groups. He also works closely on Nabors’ corporate development and investor relations initiatives. Mr. Restrepo formerly served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014. He also previously served as Chief Financial Officer at Seitel from 2005 to 2009, and at Smith from 2009 to 2010 until its merger with Schlumberger Limited. Prior to that, from 1985 to 2005, Mr. Restrepo served in various senior financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia. Mr. Restrepo currently serves on the board of SANAD (Nabors’ joint venture with Saudi Aramco) and previously served on the boards of directors of C&J Energy Services Ltd. from 2015 to 2017, Probe Technology Services from 2008 to 2016, and Platinum Energy Solutions, Inc. from 2012 to 2013. Mr. Restrepo holds a B.A. in Economics and an M.B.A, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.

MARK D. ANDREWS Corporate Secretary Age: 47

Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds a B.B.A. degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

20	2020 Proxy Statement

CORPORATE GOVERNANCE

Non-Employee Director Compensation

We believe it is essential to attract outstanding non-employee directors and align their economic interest in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Director compensation and benefits are set by the full Board, upon the recommendation of the ESG Committee in consultation with the Compensation Committee and with market analysis provided by Pearl Meyer & Partners LLC (“Pearl Meyer”), the compensation consultancy firm retained by both committees. Both the ESG Committee and the Compensation Committee consist entirely of independent directors, and are authorized to delegate authority to one or more subcommittees. We believe that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity and should reflect the time, effort and expertise required of directors to adequately perform their responsibilities. The amount of compensation paid or awarded to non-employee directors takes into account the fact that, given the nature of the business and the location of our operations, our directors are required to travel a substantial distance to attend meetings outside of the U.S. These travel obligations often result in the directors dedicating a number of days to attending meetings. Directors do not receive additional amounts for attendance at these Board and committee meetings.

In 2018, in connection with the amendment of the Company’s 2016 Stock Plan, the Board approved and the shareholders ratified a director compensation policy that limits each non-employee director’s individual compensation to a maximum of $550,000 per calendar year (the “Non-Employee Director Compensation Limitation”). Under the Non-Employee Director Compensation Limitation, the Board has the authority to make decisions with respect to director compensation within the $550,000 limit; in other words, such compensation may consist of cash, equity or other amounts, but cannot in any event exceed $550,000 per non-employee director per calendar year. The Non-Employee Director Compensation Limitation will continue as part of the Company’s Amended and Restated 2016 Stock Plan, if approved by the shareholders at the annual meeting.

The amount of director compensation was not increased in connection with the adoption and ratification of the Non-Employee Director Compensation Limitation. In fact, our non-employee director compensation was reduced in early 2019, with the annual retainer for the chairman of each committee, other than the chairman of the Audit Committee, being reduced from $50,000 to $30,000, and the retainer for the chairman of the Audit Committee being reduced from $100,000 to $60,000. In addition, the retainer paid to members of the Audit Committee was reduced by $5,000, to $15,000 annually. Finally, the retainer for the Lead Director was reduced from $50,000 to $35,000. More recently, in March of 2020, the annual non-committee cash retainer for each member of the Board was reduced by 20 percent, to $80,000, in connection with cost-cutting initiatives resulting from the industry downturn caused by the COVID-19 crisis and the price war in the oil sector.

All cash retainers are paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options, in lieu of any cash compensation, valued at the amount of the payment using the Black-Scholes valuation model. During 2019, in lieu of cash compensation Mr. Kotts elected to receive immediately vested options at the end of each of the first, second and third quarter, and Mr. Chase – who was appointed to the Board on February 21, 2019 – elected to receive immediately vested options at the end of the first quarter.

In addition to the cash compensation described above, non-employee directors also receive an annual equity incentive award. Annual grants of restricted share awards to non-employee directors are made shortly after the annual general meeting of shareholders. This ensures that the awards are granted only to shareholder-elected members for the current year and not to directors who are retiring or otherwise not continuing as directors. In addition, directors who retire from the Board and who meet other criteria may under certain circumstances maintain previously issued equity awards outstanding upon approval by the ESG Committee.

Beginning in 2018, following shareholder approval of the amendment to the Company’s 2016 Stock Plan, we began issuing restricted shares to our non-employee Board members with a vesting period of one year from the grant date. In early 2019, the Board agreed to reduce the yearly stock grant from $300,000 to $250,000, with the number of shares granted based on the “fair market value” equal to our share price on the date of grant.

In 2018 the Board also approved and adopted new Director Share Ownership Guidelines. Under the guidelines, each director is required to own Company shares with a value of at least five times the director’s annual cash retainer (exclusive of any portion of the retainer received as a member or chair of any Board committee). Share value for purposes of the guidelines is determined as of the date of grant for vested or unvested restricted share awards or, in the case of open market purchases, the date of acquisition. Each director has three years from the date of his or her first election to the Board by the shareholders to meet the ownership requirements of the guidelines. Each director is currently in compliance with the guidelines or is on schedule to be within the requisite three-year period.

2020 Proxy Statement	21

CORPORATE GOVERNANCE

The following table sets forth information concerning total director compensation in 2019 for each non-employee director.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Tanya S. Beder	160,765	250,000	0	0	0	0	410,765

Anthony R. Chase(5)	90,000	250,000	13,000	0	0	0	353,000

James R. Crane	135,652	250,000	0	0	0	0	385,652

John P. Kotts	45,000	250,000	135,000	0	0	0	430,000

Michael C. Linn	140,000	250,000	0	0	0	0	390,000

John Yearwood	191,417	250,000	0	0	0	0	441,417

(1)

Mr. Petrello, who was an employee of the Company throughout 2019, is not included in this table. His compensation is reflected in the Summary Compensation Table under “—Executive Compensation Tables” below.

(2)

The amounts shown in the “Stock Awards” column reflect the grant-date fair value of restricted share awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. On June 4, 2019, upon re-election each non-employee director then on the Board received an award of 96,899 restricted shares as part of his or her annual compensation. The number of restricted shares was determined by dividing the approved award dollar amount of $250,000 by the “Fair Market Value” on the date of grant, which was $2.58.

(3)

As of December 31, 2019, the aggregate number of outstanding unvested restricted share awards held by non-employee directors were: Ms. Beder—107,370 shares; Mr. Chase—96,899 shares; Mr. Crane—107,370 shares; Mr. Kotts—107,370 shares; Mr. Linn—107,370 shares; and Mr. Yearwood—107,370 shares.

(4)

The amounts shown in the “Option Awards” column reflect the grant-date fair value of stock option awards, as calculated in accordance with FASB ASC Topic 718. The only stock option awards granted to non-employee directors during 2019 were to Messrs. Chase and Kotts, each of whom received options in lieu of certain of their quarterly cash retainers. As of December 31, 2019, the aggregate numbers of stock options outstanding were: Ms. Beder—2,982; Mr. Chase—8,851; Mr. Crane—58,463; and Mr. Kotts—479,791, all of which are fully vested.

(5)

Mr. Chase was appointed as a director on February 21, 2019. Accordingly, fees earned by Mr. Chase consist of a pro-rata amount of annual retainer fee and committee membership fees in 2019 following his appointment to the Board.

22	2020 Proxy Statement

CORPORATE GOVERNANCE

Share Ownership

Share Ownership of Directors and Executive Officers

We encourage our directors and executive officers to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company’s common shares ties a portion of their net worth to the Company’s share price and provides a continuing incentive for them to work toward superior long-term stock performance.

As of April 3, 2020, Nabors had 419,457,162 common shares outstanding and entitled to vote, including shares held by subsidiaries of Nabors. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 3, 2020, by each of our current directors and executive officers, both individually and as a group. Except as otherwise indicated below, each person has sole voting and investment power for the common shares shown below.

	Common Shares Beneficially Owned

Beneficial Owner(1)	Number of Shares		Percent of Total Outstanding(2)

Tanya S. Beder(3)	222,391	*

Anthony R. Chase(3)	105,750	*

James R. Crane(3)	331,796	*

John P. Kotts(3)	755,924	*

Michael C. Linn	273,333	*

Anthony G. Petrello(3)(4)	15,250,667		3.55%

John Yearwood	494,333	*

Mark D. Andrews	92,128	*

William J. Restrepo(3)	3,148,605	*

All directors and executive officers as a group(3)	20,674,927		4.91%

*	Less than 1%
(1)	The address of each of the directors and named executive officers listed above is in care of the Company at Crown House, 4 Par-la-Ville Rd., Second Floor, Hamilton, HM 08 Bermuda.
(2)	Based on the Company’s total common shares outstanding as of April 3, 2020, the record date for this year’s meeting.
(3)

We have included in the table common shares underlying stock options that have vested or are scheduled to vest within 60 days of April 3, 2020. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options, or those vesting within 60 days of April 3, 2020, included in the table are as follows: Ms. Beder – 2,982; Mr. Chase – 8,851; Mr. Crane – 58,463; Mr. Kotts – 479,791; Mr. Petrello – 750,000; and all directors/executive officers as a group – 1,300,087. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule. Similarly, we have included in the table common shares underlying mandatory convertible preferred shares as of April 3, 2020, based on the minimum conversion rate of 5.7173 common share for each preferred share held. For purposes of computing the percentage of shares held by the persons above, such convertible shares are not deemed to be issued and outstanding for purposes of computing the ownership of any other person other than the relevant holder of the preferred shares. The number of common shares underlying fully converted preferred shares as of April 3, 2020, included in the table, are as follows: Mr. Petrello – 5,146; Mr. Restrepo – 41,336.

(4)

The shares listed for Mr. Petrello include 314,236 shares owned by a charitable foundation over which Mr. Petrello, as an officer of the foundation, has voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.

2020 Proxy Statement	23

CORPORATE GOVERNANCE

Share Ownership of Certain Beneficial Owners

The following table contains information regarding each person known to us to beneficially own more than 5% of our outstanding common shares as of April 3, 2020, based on Schedule 13G filings made by such persons with the SEC.

Beneficial Owner Name and Address	Number of Shares	Percent of Total Outstanding(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	56,302,802	13.42%

Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	27,523,737	6.56%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	37,332,050	8.90%

(1)	Based upon the Company’s total common shares outstanding as of April 3, 2020.
(2)

Based on a Schedule 13G/A filed on February 10, 2020, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 55,150,925 shares and sole dispositive power with respect to 56,302,802 shares as of December 31, 2019.

(3)

Based on a Schedule 13G/A filed on February 12, 2020, Dimensional Fund Advisors LP and certain of its affiliates have sole voting power with respect to 26,851,806 shares and sole dispositive power with respect to 27,523,737 shares as of December 31, 2019. Dimensional Fund Advisors LP serves as investment adviser, sub-adviser and/or manager to certain investment companies, comingled funds, group trusts and separate accounts that own all of the reported shares. According to its Schedule 13G/A, Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.

(4)

Based on a Schedule 13G/A filed on February 12, 2020, The Vanguard Group and certain of its affiliates have sole voting power with respect to 322,368 shares, shared voting power with respect to 37,305 shares, sole dispositive power with respect to 37,008,344 shares and shared dispositive power with respect to 323,706 shares as of December 31, 2019.

Delinquent Section 16(a) Reports

All of our directors and executive officers are required to file reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, and based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us during 2019, and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were met for such directors and executive officers in 2019 in a timely manner, with the exception of a single transaction by Mr. Kotts for which a Form 4 was inadvertently not filed due to an administrative error, but which was filed later on a Form 5.

24	2020 Proxy Statement

CORPORATE GOVERNANCE

Certain Relationships and Related-Party Transactions

The Board has adopted a written policy regarding the review, approval and ratification of “related-party transactions”. A “related person” is defined under applicable SEC rules and includes our directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our ESG Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving in advance all transactions involving any related party of the Company. In making its determination, the Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the director’s independence.

Mr. Crane, an independent director of our Board, controls Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in or otherwise controls several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics. In 2019, the Company’s payments to these CCG companies totaled $18.9 million excluding pass through charges, which the ESG Committee determined is immaterial to both the Crane companies and the Company. In its determination, the ESG Committee considered that:

(1)	The Company’s aggregate payment for services to the CCG companies constituted approximately 1.2 percent of the consolidated revenue of the CCG companies;
(2)	Mr. Crane was not and is not involved in the commercial decisions of either the Company or the CCG companies related to the provision of services to the Company; and
(3)	All commercial transactions between the Company and the CCG companies were and are conducted at arm’s length and in the ordinary course of business.

The ESG Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines. The ESG Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies.

2020 Proxy Statement	25

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.nabors.com. The Audit Committee is responsible for (i) oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, and financial risk management, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), (iii) the performance of the Company’s internal auditors and independent auditor and (iv) the Company’s compliance with legal and regulatory requirements with respect to the foregoing. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the assessment of and the report on the Company’s internal control over financial reporting included in the Annual Report. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2019. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2019, the Audit Committee, among other things:

•

Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q, and the annual report on Form 10-K, including the consolidated financial statements and the report on internal controls;

•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2019 and summaries of the significant reports to management by the internal auditors;

•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;

•	Reviewed and approved the Audit Committee’s charter; and

•	Met with the independent auditor in executive sessions.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year end December 31, 2019, the critical accounting policies that are set forth in the Company’s annual report on Form 10-K for the year then ended, management’s annual report on the Company’s internal controls over financial reporting, and PricewaterhouseCoopers LLP’s opinion on the effectiveness of the internal controls over financial reporting.

The Audit Committee discussed with the independent auditor matters that independent registered public accounting firms must discuss with Audit Committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB Accounting Standards No. 1301 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting, were compatible with maintaining its independence.

26	2020 Proxy Statement

AUDIT COMMITTEE

The Audit Committee also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by, and related fees of, the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2019, be included in the Company’s annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2020, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the meeting.

Respectfully submitted,

THE AUDIT COMMITTEE

John P. Kotts, Chairman

Tanya S. Beder

John Yearwood

2020 Proxy Statement	27

AUDIT COMMITTEE

Item 2: Approval and Appointment of Independent Auditor and Authorization For The Audit Committee To Set The Independent Auditor’s Remuneration

PricewaterhouseCoopers LLP served as independent auditors for the Company for the year ended December 31, 2019. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.

Under Bermuda law, our shareholders have the responsibility to approve the appointment of the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor’s remuneration. At the meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2020, and to authorize the Audit Committee to set the independent auditor’s remuneration. The selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending 2020 was approved by the Audit Committee in February 2020.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2, THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY AND AUTHORIZATION

OF THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S REMUNERATION

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy for all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chairman of the Audit Committee may preapprove permissible proposed nonaudit services that arise between committee meetings, provided that the decision to preapprove the service is reported to the full Audit Committee at the next regularly scheduled meeting. During 2019, all audit and nonaudit services performed by the independent auditor were subject to the pre-approval policy.

Independent Auditor Fees

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all fees for 2019 and 2018 services.

	2019	2018

Audit Fees	$5,414,088	$6,964,484

Audit-Related Fees	18,258	2,500

Tax Fees	242,134	1,285,269

All Other Fees	2,700	2,700

Total	$5,677,180	$8,254,953

Audit Fees for the years ended December 31, 2019 and 2018, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company’s internal control over financial, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents and accounting consultation attendant to the audit.

Audit-Related Fees for the years ended December 31, 2019 and 2018, respectively, include consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2019 and 2018, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees for the years ended December 31, 2019 and 2018 respectively, include nonrecurring advisory services with respect to corporate process improvements, as well as market data research.

28	2020 Proxy Statement

COMPENSATION DISCUSSION

AND ANALYSIS

This compensation discussion and analysis (“CD&A”) is intended to help you understand the executive compensation practices and decisions we made in 2019 relating to the named executive officers listed below (the “executive officers”). This CD&A supplements and should be read in conjunction with the compensation tables and related narratives of this Proxy Statement.

CD&A and Related Compensation Disclosures	Table of Contents

Executive Summary

Named Executive Officers

•	Anthony G. Petrello, Chairman of the Board, President and Chief Executive Officer
•	William J. Restrepo, Chief Financial Officer
•	Mark D. Andrews, Corporate Secretary

Our executive compensation program for 2019 consisted of three main components that reflect our compensation philosophy:

1.	Annual base salary;

2.	A capped performance-based cash award (“annual performance bonus”) under our Incentive Plan (as defined below); and

3.

Equity awards consisting of the following: (i) for our CEO and CFO, capped long-term performance-based equity incentive awards, consisting of performance shares that are subject to achievement of annual performance goals (“Performance Shares”) and capped long-term performance shares subject to achievement of Total Shareholder Return relative to our peers over a three-year period (“TSR Shares”); and (ii) for Mr. Andrews, time-based restricted shares.

The purpose of this program is to enable us to remain competitive within our industry while ensuring that our executive officers are appropriately incentivized to deliver shareholder value, both over the medium and the long term.

Our 2019 Say-on-Pay and Shareholder Outreach

At our 2019 Annual Meeting, 47.3% of votes cast were in favor of our 2019 executive compensation program, up significantly from the prior year. Nonetheless, the Board continues to be concerned with the low level of support that our executive compensation program has received from our shareholders. In late 2019, members of the Board – including our Lead Director and the Chairman of the Compensation Committee – reached out to shareholders to discuss a variety of corporate governance topics and to hear investors’ specific views on our executive compensation programs. In connection with these engagement efforts, our 10 largest institutional shareholders were contacted, representing approximately 46 percent of our outstanding shares. Of those, only three institutional shareholders representing approximately 24 percent of our outstanding shares responded and agreed to hold discussions. The feedback from these shareholders included suggestions to:

•	Make at least a portion of incentive compensation subject to achieving ESG (environmental, social, and governance) related objectives;

•	Consider weighting incentives more heavily toward de-leveraging or other initiatives important to shareholders; and

•	Make incentive compensation more closely resemble that of our peers.

2020 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

The Board hopes that shareholders will view positively the following Compensation Committee considerations and responses in connection with this feedback:

Shareholder Concern	Company Considerations And Responses

Establish ESG-related incentive goals	• At least one goal for Mr. Petrello will be ESG related in 2020.

Consider weighting incentives more heavily toward de-leveraging or other initiatives important to shareholders	• Of the five goals for each of Mr. Petrello and Mr. Restrepo in 2020, two related to financial performance will account for 55 percent of their total Performance Share metrics.

Make incentive compensation more closely resemble that of peers

•  In January 2020, the Compensation Committee awarded unvested Performance Share Units (“PSU”) to Messrs. Petrello and Restrepo in lieu of the Performance Shares that each would have otherwise been eligible to earn under his employment agreement with respect to 2020 performance metrics established by the Compensation Committee. The Compensation Committee believes these PSU awards more closely resemble the types of awards given to NEOs of our peers. In addition, by granting the PSU awards at the beginning of the performance period, rather than at the end as is the case with the Performance Shares, the awards are now “forward looking” and more clearly demonstrate the performance-based nature of the awards. The PSU awards will only vest to the extent the applicable performance metrics are achieved during 2020.

2019 Performance Highlights

The Company accomplished several important objectives during the year:

Cash Provided by Operations h $685 M	Free Cash Flow after Dividends(1) h $279 M	Adjusted EBITDA(2) h 6.0%	Total Debt i $253M	Net Debt(3) i $224M

✓	Delivered cash from operations of $685 million, and free cash flow after dividends of $279 million

✓	Reduced total debt by $253 million, and net debt by $224 million

✓

Improved liquidity by entering into a $250 million A/R purchase and sale facility, and by amending the 2018 revolving credit facility to, among other things, replace the capitalization-related covenant with a more appropriate leverage covenant

✓	Increased adjusted EBITDA by 6 percent

✓	Increased daily margins in the U.S. Lower 48 by 8.4 percent to $10,218 in the fourth quarter of 2019

✓	Increased annual average rig count in the U.S. Lower 48 while the industry decreased by approximately 10 percent

✓	Introduced our next generation Canrig® Sigma top drive

✓	Increased higher-margin integrated tubular running services work

(1)

Free cash flow after dividends represents net cash provided by operating activities less cash used for investing activities and cash paid for dividends. Free cash flow after dividends is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to cash flow provided by operations, which is a GAAP measure.

(2)

“Adjusted EBITDA” is calculated by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA, because we believe that this financial measure, along with adjusted operating income, accurately reflect our ongoing profitability and performance. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure.

30	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(3)

“Net debt” is calculated as total debt minus the sum of cash and cash equivalents and short-term investments. Net debt is a non-GAAP measure and should not be used in isolation or as a substitute for amounts reported in accordance with GAAP. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to total debt, which is a GAAP measure.

Notwithstanding the above accomplishments, Nabors is facing some of the most difficult economic conditions experienced in years. The combination of the COVID-19 pandemic and an ongoing price war in the oil sector is impacting our activity levels in the U.S. and overseas. We expect these trends to worsen and to have a material effect on our activity levels through the remainder of the year. Rest assured that the Company and the Board are engaged and taking appropriate measures to address these extraordinary circumstances, including the recent amendment to our common share capital to effect a reverse stock split of our outstanding common shares. In addition, we have instituted Company-wide cost savings measures involving, among other things, planned reductions to 2020 capital expenditures and reductions to Board and executive compensation. The Board’s retainer has been reduced by 20 percent, and the base salaries of the CEO and CFO have been reduced by approximately 31 percent from the amounts set forth in their respective employments agreements for the period from March 23, 2020 through the end of the year, and by approximately 26 percent and 24 percent for all of 2020.

The Compensation Committee hopes that shareholders will consider the Company’s accomplishments in 2019, as well as recent actions taken in light of challenges facing our industry, when casting their say-on-pay votes at the 2019 annual general meeting of shareholders.

CEO “Reported” vs. “Realized” Compensation

Any discussion of our executive compensation program would be incomplete without first understanding the structure, design and long-term impact of the equity-based compensation program for our CEO. In that regard, it may be helpful to better understand how our CEO’s compensation, as reported in our proxy statements, compares to the value actually realized by him in subsequent years. It also is important to understand that virtually all annual cash bonus and equity compensation is performance based. The Compensation Committee believes this better aligns executive compensation with shareholder returns.

Virtually all equity awards granted to our CEO prior to 2020 fell into only one of two categories – TSR Shares and Performance Shares. The value that ultimately may be realized for these awards is conditioned upon CEO and Company performance. The target grant date value shown for the TSR Shares and Performance Shares granted to our CEO each year is not necessarily the actual compensation received by our CEO in respect of those awards. In addition, Performance Shares granted after the satisfaction of the applicable performance goals vest ratably over three years following the grant date, subject to our CEO’s continued employment with us (and subject to certain exceptions in connection with involuntary employment terminations). In effect, the Performance Shares serve as a ‘‘Golden Handcuff’’ which yields vesting over a three-year period even though the performance goals have been met. As per the tables below, the value actually realized by our CEO for the TSR Share awards that he received in 2014, 2015, 2016, 2017 and 2018 (the most recent years for which all such awards have vested, or in the case of 2018 that was forfeited), and for the Performance Share awards that he received in 2014, 2015, and 2016 (the most recent years for which all such awards have vested in full), was significantly lower than the grant date value of the awards.

TSR Shares	Key Features

•  These are performance-based contingent shares, with the value shown in the Summary Compensation Table based on the probable outcome of the percentage of vesting of such shares using a Monte Carlo multiple probability simulation model

•  Vesting based on the Company’s TSR performance relative to the peer group measured over a three-year period

•  Minimum performance criteria must be met in order for any TSR Shares to vest

•  Number of shares that may vest at end of performance period are capped at target if Nabors’ TSR performance is negative

2020 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Year Reported	Reported Grant Date Value	Percentage of Shares that Vested at End of Performance Period		Realized Value of Shares that Vested at End of Performance Period(1)		% Change from Reported Value

2018	$4,048,267	0	%(2)	$0	(2)	decrease in value

2017	$3,558,119	40%		$377,415		decrease in value

2016	$3,353,662	25%		$328,877		decrease in value

2015	$3,787,224	40%		$1,203,745		decrease in value

2014	$3,356,826	60%		$2,895,473		decrease in value

(1)	Values shown do not take into account shares tendered back to the Company to cover tax withholdings.
(2)

On December 31, 2018, the Compensation Committee approved a transaction pursuant to which Mr. Petrello voluntarily forfeited these TSR Shares. In exchange for such forfeiture, Mr. Petrello received an award of 750 restricted shares, having a grant date fair value of $1,500, that vests in equal installments on the first three anniversaries of the date of grant.

Performance Shares	Key Features

•  Number of restricted shares granted based upon the achievement of certain pre-determined financial or operational performance goals measured over the one-year performance period prior to the year such shares are granted (i.e., the 2019 Performance Share grant was based on achievement of performance goals during 2018)

•  Once earned and granted, Performance Shares remains subject to a 3-year vesting period following the grant date, with shares vesting in equal increments subject to employment, even though the applicable performance goals were met

•  Minimum performance threshold applies before any Performance Shares can be granted

•  Subject to a maximum award amount

Year Reported	Reported Grant Date Value	Aggregate Value Realized on Vesting(1)		% Change from Reported Value

2017	$5,839,601	$1,537,138	(2)	decrease in value

2016	$7,455,107	$6,660,473	(3)	decrease in value

2015	$5,201,428	$4,297,337	(4)	decrease in value

2014	$6,460,000	$4,312,719	(5)	decrease in value

(1)	Values shown do not take into account shares tendered back to the Company to cover tax withholdings.
(2)

Amount includes: 127,141 shares that vested on February 17, 2018 at $6.62 per share; 127,142 shares that vested on February 17, 2019 at $3.20 per share; and 127,141 shares that vested on February 17, 2020 at $2.27 per share.

(3)

Amount includes: 361,197 shares that vested on June 7, 2017 at $8.84 per share; 361,197 shares that vested on June 7, 2018 at $7.25 per share; and 361,197 shares that vested on June 7, 2019 at $2.35 per share.

(4)

Amount includes: 153,888 shares that immediately vested on February 20, 2015 at $13.52 per share; 76,943 shares that vested on February 20, 2016, at $6.88 per share; 76,945 shares that vested on February 20, 2017, at $15.31 per share; and 76,945 shares that vested on February 20, 2018 at $6.62 per share.

(5)

Amount includes: 120,771 shares that vested on February 21, 2015, at $13.52 per share; 120,769 shares that vested on February 21, 2016, at 6.88 per share; and 120,771 shares that vested on February 21, 2017 at $15.31 per share.

32	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Because of the timing difference between the grant date and the vesting date of equity awards, the compensation reported for our CEO over each of the last three years is significantly different, and in aggregate is significantly greater over the three-year period, than the compensation actually realized by him over the same time period. Reported pay refers to the value reported in the compensation tables required under Item 402 of Regulation S-K, which we calculate based on applicable SEC rules and guidance. Realized pay refers to the value of compensation actually received by the executive during the year, and includes the following:

•	base salary, cash awards under the Non-Equity Incentive Plan, and special cash bonuses (no such special cash bonuses have been awarded in the last three years);

•	the value of share awards that actually vested during the year;

•	the value, if any, realized upon the exercise of stock options during the year; and

•	the value of all perquisites and other personal benefits, to the extent they were includible in the named executive officer’s gross income or otherwise resulted in imputed income for tax purposes.

The table below reflects the realized pay of our CEO for the years 2019, 2018 and 2017 compared to the total compensation reported below under “Executive Compensation Tables—2019 Summary Compensation Table” for the corresponding years.

Year	Salary($)	Bonus($)	Stock Awards($)		Exercised Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total Realized Pay($)	Total Reported Pay($)	% Difference

2019	1,575,000	0	2,465,417	(1)	0	1,600,777	225,644	1,481,784	7,348,622	14,042,823	(48)%

2018	1,750,000	0	6,520,875	(2)	0	1,659,604	109,931	1,304,924	11,345,334	14,742,873	(23)%

2017	1,750,000	0	11,173,242	(3)	0	1,464,516	79,669	1,430,806	15,898,233	14,122,711	13%

(1)

This is the value of the shares that vested during the year, and includes the following: 150,172 TSR Shares from the 2016 Share grant that vested on January 2, 2019, at $2.19 per share; 127,142 Performance Shares from the 2017 Performance Share grant that vested on February 17, 2019, at $3.20 per share; 283,921 Performance Shares from the 2018 Performance Share grant that vested on February 23, 2019, at $3.10 per share; 361,197 Performance Shares from the 2016 Performance Share grant that vested on June 7, 2019, at $2.35 per share; and 250 restricted shares from the 2018 grant that vested on December 31, 2019, at $2.87 per share.

(2)

This is the value of the shares that vested during the year, and includes the following: 174,709 TSR Shares from the 2015 TSR Share grant that vested on February 23, 2018, at $6.89 per share; 76,945 Performance Shares from the 2015 Performance Share grant that vested on February 20, 2018, at $6.62 per share; 174,534 restricted shares from the 2015 Special Equity grant that vested on April 24, 2018, at $7.72 per share; 361,197 Performance Shares from the 2016 Performance Share grant that vested on June 7, 2018, at $7.25 per share; and 127,141 Performance Shares from the 2017 Performance Share grant that vested on February 17, 2018, at $6.62 per share.

(3)

This is the value of the shares that vested during the year, and includes the following: 189,123 TSR Shares from the 2014 TSR Share grant that vested on February 17, 2017, at $15.31 per share; 120,771 Performance Shares from the 2014 Performance Share grant that vested on February 21, 2017, at 15.31 per share; 76,945 Performance Shares from the 2015 Performance Share grant that vested on February 20, 2017, at $15.31 per share; 174,534 restricted shares from the 2015 Special Equity grant that vested on April 24, 2017, at $11.79 per share; and 361,197 Performance Shares from the 2016 Performance Share grant that vested on June 7, 2017, at $8.84 per share.

2020 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

The chart below provides a comparison of our CEO’s reported compensation to his realized compensation for each year(1):

(1)

Comparison excludes reported and realized compensation from the following categories in the applicable Summary Compensation Table for the applicable years: (a) Change in Pension Value and Nonqualified Deferred Compensation Earnings, and (b) All Other Compensation.

Beginning in 2020 the Compensation Committee has granted Performance Share Units in response to shareholder requests that our CEO and CFO incentive compensation be made to more closely resemble that of our peers.

Performance Share Units (Redesigned for 2020)	Key Features

•  For 2020 performance, replaced Performance Shares with Performance Share Units (or PSUs)

•  Unvested PSUs granted at the beginning of the performance period

•  PSUs are only earned to the extent the performance goals established by the Compensation Committee for the performance period have been achieved.

•  Any PSUs ultimately earned upon completion of performance goals vest ratably on each of the first three anniversaries of the date of grant, subject to the executive’s continued employment on the applicable vesting date.

Shareholders should be aware that the shift from Performance Shares to PSUs in 2020 may result in higher-than-normal compensation for our CEO and CFO in our proxy statement next year. That is because the compensation table will include both the Performance Share Award received by each of them in January 2020, based on achievement of performance goals in 2019, and PSUs granted in January 2020 that will be earned based on achievement of performance goals for 2020. This will be a one-time anomaly associated with the shift from Performance Shares to PSUs.

34	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Principles and Practices

In 2019, we continued to adhere to compensation practices that strengthen the alignment between the compensation of our executive officers, Company performance and shareholder returns:

WHAT WE DO	WHAT WE DON’T DO

Independent Compensation Committee – We have oversight by a Compensation Committee comprised of only independent non-employee directors	No excessive perquisites without a compelling business rationale

Independent Compensation Consultant – Our Compensation Committee engages an independent compensation consultant	No repricing of underwater stock options without shareholder approval

Pay for performance – The vast majority of executive compensation is tied to performance with specific, measurable financial and operational objectives	No excise tax gross-ups in connection with a change-of-control, and it is our policy not to include any such tax gross-ups in any future executive officer agreements

Capped TSR Shares – TSR Share award payouts are capped at target if Nabors’ absolute TSR is negative during the relevant performance period	No discretionary bonuses except in the case of extraordinary specific developments that materially enhance the value of the Company

Capped Severance – Severance payments are limited in our executive agreements to 2.99 times the sum of average base salary and bonus for 3 years prior to termination	Target individual elements of compensation or total compensation to a certain percentile within a peer group

Annual Say-on-Pay Vote – We conduct an annual say-on-pay advisory vote	Employ peer group analysis in determining the compensation of our employees other than the CEO and CFO

Market Referencing – Review executive compensation disclosures of peer group companies, or published compensation survey sources, and review market information and survey data to understand how our aggregate executive compensation compares to competitive norms

Share Ownership Policy – Our executive Share Ownership Policy aligns the interests of the CEO and CFO with those of the shareholders

Shareholder Feedback – We regularly reach out to shareholders to discuss a variety of corporate governance topics and to hear investors’ specific views on our executive compensation programs

2020 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Key Components of Executive Compensation

An appropriate mix of key compensation components, which are discussed in more detail below, enables us to remain competitive within our industry while ensuring that our executive officers are appropriately incentivized to deliver shareholder value.

Compensation Element	Link to Compensation Philosophy	Key Design Features

Base Salary	• Enables the Company to attract and retain top talent • Rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis

•  CEO base salary aligned with median market levels based on Peer Group (as defined later in this CD&A)

•  Determined based on a variety of considerations, including contractual obligations, performance, experience level, additional responsibilities, internal equity, and retention risk

Annual Cash Incentive (the “Incentive Plan”)

•  Focuses executive officers on achieving specific performance measures and to reward successful financial outcomes

•  Competitive opportunity aids with attraction and retention of top talent

•  Aligns executives with shareholders by placing a significant portion of annual compensation at risk for achievement of key near-term strategic and financial performance goals that are critical to long-term growth

Mr. Petrello & Mr. Restrepo

•  For 2019, again based 100% on adjusted EBITDA

•  Threshold: $616 Million

•  Target: $880 Million

•  Maximum: $1,056 Million

•  No award will be earned unless threshold level performance is achieved.

•  Mr. Andrews’ annual cash incentive bonus is determined based on quantitative goals established by the Committee at the beginning of each annual performance period.

Performance Shares

•  Aligns executives with shareholders by tying a significant portion of compensation to achievement of strategic objectives critical to long-term growth

•  Reinforces alignment by awarding compensation in the form of equity

•  Reinforces retention by vesting earned awards over a three year period

•  Shares earned based on achievement of applicable performance goals during the prior year

•  Only granted to the extent the applicable performance criteria established for the 1-year performance period have been achieved

•  Once earned and granted, awards vest over an additional three year term subject to continued employment with the Company

TSR Shares

•  Aligns executives with shareholders by tying a significant portion of compensation to achievement of strong relative total shareholder return performance over a multi-year period

•  Reinforces shareholder alignment by awarding compensation in the form of equity

•  Shares earned based upon TSR performance relative to our peers over the three years following the grant date

•  No shares are earned if relative performance is below the peer group 25th percentile

•  Capped at target if absolute TSR is negative

Time-based Restricted Shares (Mr. Andrews only)	• Supports leadership retention goals • Reinforces alignment with shareholders by awarding compensation in the form of equity

•  Annual equity grant determined by multiplying annual cash incentive bonus award by a multiple determined for Mr. Andrews based upon his position and attainment of performance metrics determined at the beginning of the annual performance period

•  Awards vest ratably over 4 years

During 2019, the Compensation Committee engaged Pearl Meyer to review our CEO’s target total direct compensation in comparison to Peer Group CEOs. Upon careful review, the Compensation Committee recommended to the independent members of the Board that no action be taken to terminate our CEO’s employment agreement at the end its term in 2019. As a result, the employment agreement extended automatically for another year. The Compensation Committee and the CEO did, however, amend the employment agreement to continue the reduction in the CEO’s base salary by 10%, from $1.75 million to $1.575 million. In addition, the Compensation Committee and Mr. Petrello agreed to reduce the number of

36	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

TSR Shares he was entitled to receive at the beginning of 2020 by two-thirds, resulting in a grant-date value reduction of $3.5 million.

The Compensation Committee also agreed to amend and restate the employment agreement of our CFO, Mr. Restrepo (the “Amended Agreement”). The Amended Agreement, which became effective at the beginning of this year, includes terms largely consistent with his previous agreement (the “Prior Agreement”), other than the following: (i) the term of employment runs from January 2, 2020 until June 1, 2022; (ii) automatic twelve (12) month renewal of the Amended Agreement following the applicable expiration date or extension date, as applicable, unless written notice is given (a) by either the Company or Mr. Restrepo at least ninety (90) days prior to such date or (b) by Mr. Restrepo at least two hundred (200) days prior to his voluntary retirement, if such retirement occurs after June 1, 2022 (a “Qualifying Retirement”); (iii) the Performance Peer Group applicable to each TSR Award (as such terms are defined in agreement) shall consist of those entities determined from time to time by the Compensation Committee in consultation with the Chief Executive Officer; and (iv) upon Mr. Restrepo’s Qualifying Retirement, he will be eligible to receive the same severance payments and benefits previously available to him only in the case of his termination of employment following the expiration date of the Prior Agreement as a result of his death, Disability, Constructive Termination without Cause or by the Company without cause (as such terms are defined in the Amended Agreement), except that in the event of Mr. Restrepo’s Qualifying Retirement, all unvested TSR Shares outstanding as of the date of the agreement expiration notice shall become vested as if the performance goals with respect to relative Total Shareholder Return set forth in the applicable award agreements were achieved at maximum levels rather than target levels.

More recently, in light of the Coronavirus pandemic and the sharp drop in oil prices, the Company has instituted broad-based salary reductions. Commencing March 23, 2020, the salaries of all U.S., corporate and expatriate employees making in excess of $100,000 per year were reduced by 10 percent. Further salary reductions were put in place beginning April 6, 2020. As a result, our CEO and CFO have received reductions in base salaries, in the aggregate, of approximately 31 percent from the amounts set forth in their respective employments agreements for the period from March 23, 2020, through the end of the year, and approximately 26 percent and 24 percent, respectively, for all of 2020.

How We Determine Annual Base Salary

Base salary is a fixed element of an executive’s annual cash compensation. The Compensation Committee determines an appropriate level of base salary for our CEO and CFO by taking into account competitive and other factors and conducting a compensation comparison against a pre-selected peer group (the “Peer Group”), which is discussed later in this CD&A. The Compensation Committee makes this initial determination of base salary upon the executive’s initial appointment and periodically reviews its determination, as it deems appropriate, taking into account various factors, including the Company’s performance, market data, industry conditions and shareholder feedback.

The Compensation Committee may also take into account certain competitive factors, which sometimes include:

•	Compensation levels of similarly-situated executives of other drilling contractors and in the oilfield services sector at companies in our Peer Group;

•	Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and

•	A newly hired executive’s salary at his or her most recent place of employment.

❖    2019 Annual Base Salary

Our CEO’s and CFO’s initial annual base salaries were reflected in each of their respective employment agreements as $1.70 million and $650,000, respectively. In 2014, Mr. Petrello received a 3% increase in his annual base salary to $1.75 million. In 2019, our CEO agreed to a one-year 10 percent reduction in base salary, which was extended for another year at the beginning of 2020. On March 23, our CEO received a further reduction in base salary of 10 percent, and our CFO and our Corporate Secretary received reductions in their base salaries of 20 percent and 10 percent, respectively. Further salary reductions were put in place beginning April 6, 2020. As a result, our CEO and CFO have received reductions in base salaries, in the aggregate, of approximately 31 percent from the amounts set forth in their respective employments agreements for the period from March 23, 2020, through the end of the year, and approximately 26 percent and 24 percent, respectively, for all of 2020.

How We Determine Annual Performance Bonus

At the beginning of each year, the Compensation Committee approves objective performance measures for the Company as a whole and establishes corresponding performance goals for each participant under the Incentive Plan, including our named executive officers. In structuring the performance measures and goals, the Compensation Committee sets targets for achieving those goals:

•	Minimum threshold before any annual performance bonus can be earned;

•	Target award dollar amount to incentivize a specific desired performance level; and

•	Maximum goal which sets an appropriate limit on the potential annual performance bonus that can be earned.

2020 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

Following the end of the fiscal year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the pre-established annual performance goals.

❖    2019 ANNUAL CASH PERFORMANCE BONUS

All of Mr. Petrello’s and Mr. Restrepo’s annual cash performance bonuses are based on performance metrics. Pursuant to their respective employment agreements, Mr. Petrello’s annual cash performance bonus is targeted at 100 percent of his base salary, exclusive of reductions ($1.75 million for 2019) and capped at twice his base salary ($3.5 million). Mr. Restrepo’s annual performance bonus is targeted at 100 percent of his base salary, exclusive of any reductions ($650,000 for 2019) and capped at twice his base salary ($1.3 million). In each case, the target opportunity is determined by the Compensation Committee at the beginning of the applicable performance year.

For 2019, Mr. Petrello’s and Mr. Restrepo’s annual cash performance bonus was based on the Company’s targets for adjusted EBITDA. This performance measure was selected by the Compensation Committee to ensure focus on efficient and profitable operations, preservation of shareholder value through a challenging industry environment, improvement in our competitive position, and to help ensure that we remain properly positioned to capitalize on opportunities for growth. Adjusted EBITDA is a significant consideration used by analysts in evaluating the Company and is therefore, we believe, a key driver of the Company’s share price. The adjusted EBITDA target was calculated to achieve the stated goal of positive cash flow for the year.

The Compensation Committee established the following targets for the 2019 annual performance bonus for each of Mr. Petrello and Mr. Restrepo:

Objective	Weight	Target Ranges	Performance Achieved	Cash Bonus Earned

Adjusted EBITDA	100%	Threshold: $616 Million Target: $880 Million Maximum: $1,056 Million	Achieved at 91.2% of Target The Company’s adjusted EBITDA for 2018 was $802.7 million	Because the actual performance falls between payout levels, the bonus is prorated to approximately $1.601 million for Mr. Petrello and approximately $0.595 million for Mr. Restrepo

If actual performance results fall between payout levels, the annual performance bonus is prorated accordingly. In addition, adjustments to targets are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. Actual performance for 2019 fell between the threshold and target and the actual payout was calculated using straight line interpolation between these two points. No adjustments to the target were made for 2019.

Mr. Andrews’ annual cash performance bonus is based on the achievement of quantitative performance goals established at the beginning of the annual performance period. For 2019, Mr. Andrews’ performance goals included corporate governance disclosure improvements, enhancements to the Company’s stock plan administration and captive insurance programs and improvements to corporate compliance programs, particularly with EU Economic Substance requirements. Mr. Andrews’ cash bonus for 2019 was $75,000.

Long-Term Equity Incentives

Pursuant to their employment agreements, our CEO and CFO are eligible to earn equity awards that are performance based – TSR Shares and Performance Shares. The TSR Shares are earned based on our relative TSR achievement over three years, and the Performance Shares are earned based on achievement of annual performance goals. It is important to note that, in reading the 2019 Summary Compensation Table appearing elsewhere in this proxy statement, compensation amounts represented by Performance Shares appearing in the table represent amounts awarded for performance achieved in the prior year, whereas compensation amounts represented by TSR Shares appearing in the table represent only amounts that may be earned in the future. Mr. Andrews receives only time-based restricted shares based on his performance in the previous year.

❖    How We Determine Our Performance-Based TSR Shares

In accordance with his employment agreement, Mr. Petrello was granted a maximum award opportunity of 2,091,633 TSR Shares in January 2019. This number was calculated by multiplying Mr. Petrello’s base salary (exclusive of any reductions) on the first day of the performance period of $1.75 million by three, then dividing that number by the 20 day average closing price of $2.51 on December 31, 2018. In accordance with his employment agreement, Mr. Restrepo was granted a maximum award opportunity of 517,928 TSR Shares, calculated by multiplying Mr. Restrepo’s base salary on the first day

38	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

of the performance period of $650,000 by two, then dividing that number by the 20 day average closing price of $2.51 on December 31, 2018. Pursuant to their respective employment agreements, the target number of TSR Shares is valued at (i) 150% of base salary on the first day of the performance period for Mr. Petrello, and (ii) 100% of base salary on the first day of the performance period for Mr. Restrepo.

TSR Shares will not vest until the end of the applicable three-year performance period, with the level of vesting based on the Company’s TSR ranking compared to the TSR ranking of the companies in the Peer Group measured over this three year period. TSR for the common shares of Nabors and each Peer means the difference between (x) the average closing price for the 30 consecutive trading days prior to the start of the performance period, and (y) the average closing price for the last 30 consecutive trading days during such performance period, as adjusted for dividends paid during such performance cycle.

For TSR Shares granted in 2019, the target number of TSR Shares will vest if the Company ranks at the median of the Peer Group for TSR during the period 2019 through 2021. If the Company ranks in the first quintile, TSR Shares will vest at the maximum level, and the Company must rank at least in the fourth quintile for any TSR Shares to vest (at 25% of maximum). Other rankings yield proportionate results. However, the vesting of TSR Shares is capped at target if the Company’s absolute TSR is negative. Any TSR Shares that have not vested at the end of the performance period are immediately forfeited.

The percentage of maximum shares that can be earned based on three-year TSR rank (subject to the cap at target is TSR is negative) is shown in the table below:

TSR Rank	Percentage of Maximum Shares Earned

1, 2 or 3	100%

4	80%

5	70%

6	60%

7	55%

8	50%

9	45%

10	40%

11	30%

12	25%

13, 14	0%

For purposes of our TSR Share awards, the Compensation Committee, in consultation with Pearl Meyer, determined the Peer Group for 2019-2021 by:

•

Reviewing the Peer Group to determine whether any companies should be eliminated to the extent there are companies whose operations, although requiring similar management skills, were nevertheless not comparable to the Company’s business lines and therefore did not provide a meaningful basis for measuring relative share performance; and

•	Determining whether to add other significant competitors in each of the Company’s business lines to provide a comprehensive means for evaluating TSR.

The Compensation Committee has discretion to adjust the composition of the Peer Group and to set the threshold, target and maximum performance criteria to reflect current circumstances. Our 2019 Peer Group (which is substantially the same as the Peer Group established on January 1, 2016) is discussed in more detail on page 47.

Vesting of TSR Shares Granted in 2017 (For Performance Period of 2017-2019)

Based on the Company’s share performance for the 2017-2019 performance period, the Company’s ranking for TSR Shares granted in 2017 was 10, which (as shown in the chart above) falls below the median of the Peer Group. Accordingly, the number of TSR Shares vested for our CEO and CFO were:

❖	Mr. Petrello: 127,505, or 40% of maximum payout; and

❖	Mr. Restrepo: 31,537, or 40% of maximum payout.

2020 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

❖    How We Determine Our Performance Shares

The Compensation Committee pre-determines at the beginning of each one-year performance cycle the specific financial and operational performance metrics for Performance Shares applicable to each executive officer in order to tailor long-term incentives to the specific goals and needs of the Company at such time. The restricted shares earned based on performance over the prior year historically have been granted after the end of the one-year performance cycle. For example, the Compensation Committee determined the applicable performance metrics for the 2018 performance cycle at the beginning of 2018. The number of Performance Shares earned by our executive officers for their performance in the 2018 performance cycle was not determined until February 22, 2019. Accordingly, these awards are disclosed as compensation for 2019, as set forth under “Executive Compensation Tables—2019 Summary Compensation Table”.

Pursuant to their respective employment agreements:

❖

Mr. Petrello has the opportunity to receive an award of Performance Shares in respect of each fiscal year targeted at 200% of base salary, exclusive of reductions ($3,500,000), with a maximum award of twice that amount ($7,000,000).

❖

Mr. Restrepo has the opportunity to receive an award of Performance Shares for each fiscal year targeted at 100% of base salary, exclusive of reductions ($650,000), with a maximum award of twice that amount ($1,300,000).

Performance Shares are earned on a pro-rated basis based on the number of goals (or overall percentage of all goals) achieved, and historically each goal has been given equal weighting. For the 2019 performance cycle:

❖	Threshold performance required the achievement of two goals (or 40% of all goals);

❖	Target performance required the achievement of three goals (or 60% of all goals); and

❖	Maximum performance required achievement of all five goals (or 100% of all goals).

No Performance Shares would have been earned in the event that less than 40% of the executive’s goals had been achieved. Once earned and granted, Performance Shares are subject to an additional vesting period of three years following the grant date.

❖    2018 Performance Shares (Granted in February 2019 based on 2018 Performance)

A portion of the compensation appearing below in the stock awards column of the 2019 Summary Compensation Table for Mr. Petrello and Mr. Restrepo consists of Performance Shares earned by each of them during the 2018 performance cycle and granted in February 2019. For the 2018 performance cycle, Mr. Petrello had the following five performance goals related to his Performance Shares (the first three of which were shared with Mr. Restrepo):

Goal#	Performance Goal and Reason	Degree of Achievement Determined by Compensation Committee

1	US Lower 48 rig margin per day at least 95 percent of average of three identified US competitors on a normalized basis by end of 2018 Reason: Improve per rig profitability and competitiveness in the important US Lower 48 market.	100%

2	Implement a transaction to improve meaningfully the Company’s leverage; Implement a global inventory control system Reason: Compensate for equity erosion and thereby remain in compliance with the net debt to capitalization covenant of our 2012 revolving credit facility; and ensure more efficient use of Company assets.	100%

3	Grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be $110 million Reason: Generate profits via NDS in an increasingly competitive market, by offering services on both Nabors and third-party rigs.	84%

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COMPENSATION DISCUSSION AND ANALYSIS

Goal#	Performance Goal and Reason	Degree of Achievement Determined by Compensation Committee

4	Improve operational management in the Eastern Hemisphere Reason: Ensure that in a worldwide enterprise, corporate goals are understood and operations are run efficiently.	50%

5	Develop and deploy a new commercial big data offering on at least 10 rigs by the fourth quarter of 2018 Reason: Increase rig safety, reliability and efficiency using increasingly important automation and advanced analytics.	100%

The CEO’s Performance Share goals listed above were achieved as follows:

1

Nabors reported average daily rig margins in the U.S. Lower 48—$9,428 (up from $4,978 at the end of 2017); Average U.S. Lower 48 rig margin of three identified competitors—$9,417 (up from $7,753 at the end of 2017); Nabors US Lower 48 daily rig margin was 100.1% of the daily rig margins of the three identified competitors at the end of 2018, compared to 83.1% at the end of 2017. Goal completed at 100%.

2

Nabors completed an offering of common and preferred shares for net proceeds of approximately $580 million, virtually all of which went to debt reduction. Nabors introduced MyBITTM enterprise business intelligence platform which, among other things, allows for the viewing of data across company, business unit, region/district, department and rig/cost center. Goal completed at 100%.

3	Nabors reported non-rig drilling services adjusted EBITDA for the fourth quarter of 2018 of $23.025 million, for an annualized amount of $92.1 million. Goal achieved at 84%.

4	New Eastern Hemisphere management structure implemented. Goal achieved at 50%.

5

Deployed MyWellsTM Analytics, an app that provides a data-driven approach to improve well drilling operations and drive performance, with access to pre-made dashboards and reports and easy-to-configure dashboards and reports. Goal achieved at 100%.

The overall percentage achievement is the average of the percentage completed for each goal, or 86.8 percent. As a result of the 86.8% achievement level of the applicable performance goals, the Compensation Committee approved a Performance Share award for Mr. Petrello valued at 86.8% of his maximum award value, or $6.1 million. As a result, the Compensation Committee granted Mr. Petrello a Performance Share award of 1,998,684 shares, determined on February 22, 2019, based upon the average daily closing price of our shares on each of the preceding 20 business days. The vesting of these Performance Shares is subject to an additional three-year vesting period following the grant date, subject to continued employment.

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COMPENSATION DISCUSSION AND ANALYSIS

For the 2018 performance cycle, Mr. Restrepo had the following five performance goals:

Goal#	Performance Goal and reason	Degree of Achievement Determined by Compensation Committee

1	Improvements to US Lower 48 rig margins as a percentage of competition’s margins Reason: Improve per rig profitability and competitiveness in the important US Lower 48 market.	100%

2	Implement a transaction to improve meaningfully the Company’s leverage; Implement a global inventory control system Reason: Compensate for equity erosion and thereby remain in compliance with the net debt to capitalization covenant of our 2012 revolving credit facility; and ensure more efficient use of Company assets.	100%

3	Grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be $110 million Reason: Generate profits via NDS in an increasingly competitive market, by offering services on both Nabors and third-party rigs.	84%

4	Realize Tesco synergies of $35 million run rate by the fourth quarter of 2018 Reason: Ensure that the acquisition is completed profitably and efficiently.	100%

5	Achieve certain tax initiatives Reason: The nature of the goal on tax initiatives requires that details remain confidential.	100%

The CFO’s Performance Share goals listed above were achieved as follows:

1

Nabors reported average daily rig margins in the U.S. Lower 48—$9,428 (up from $4,978 at the end of 2017); Average U.S. Lower 48 rig margin of three identified competitors—$9,417 (up from $7,753 at the end of 2017); Nabors US Lower 48 daily rig margin was 100.1% of the daily rig margins of the three identified competitors at the end of 2018, compared to 83.1% at the end of 2017. Goal completed at 100%.

2

Nabors completed an offering of common and preferred shares for net proceeds of approximately $580 million, virtually all of which went to debt reduction. Nabors introduced MyBITTM enterprise business intelligence platform which, among other things, allows for the viewing of data across company, business unit, region/district, department and rig/cost center. Goal completed at 100%.

3	Nabors reported non-rig drilling services adjusted EBITDA for the fourth quarter of 2018 of $23.025 million, for an annualized amount of $92.1 million. Goal achieved at 84%.

4	Synergies of $36.1 million were achieved in the first 100 days of 2018. Goal completed at 100%.

5	The nature of this goal requires that details remain confidential. Goal achieved at 100%.

The overall percentage achievement is the average of the percentage completed for each goal, or 96.8 percent. As a result of the 96.8% achievement level of the applicable performance goals, the Compensation Committee approved a Performance Share award for Mr. Restrepo valued at 96.8% of his maximum award value, or $1.3 million. As a result, the Compensation Committee granted Mr. Restrepo a Performance Share award of 413,947 shares, determined on February 22, 2019, based upon the average daily closing price of our shares on each of the preceding 20 business days. The vesting of these Performance Shares is subject to an additional three-year vesting period following the grant date, subject to continued employment.

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COMPENSATION DISCUSSION AND ANALYSIS

While Performance Shares granted in February 2019 were based on the 2018 performance cycle, because the Performance Shares were not granted until 2019, they appear as 2019 compensation to the named executive officer in the Company’s 2020 proxy statement. Likewise, as noted above, the Performance Shares granted in February 2018 in respect of the 2017 performance cycle appear as 2018 compensation to the named executive officers, because those Performance Shares were granted in 2018.

Mr. Andrews receives his long-term equity-based compensation awards in the form of restricted shares that vest over time. For 2018, Mr. Andrews received a long-term equity incentive award in the form of restricted shares on February 23, 2018, the number of which was determined by applying a multiplier of 0.75 to his annual performance bonus for 2017, which was $73,150, and dividing the product by $6.89, which was the value of our shares on the grant date. Based on this calculation, he was granted 7,963 restricted shares, with restrictions lapsing ratably over four years.

❖    2019 Performance Shares (Granted in January 2020 based on 2019 Performance)

For the 2019 performance cycle, Mr. Petrello had the following five performance goals:

Goal#	Performance Goal and Reason	Degree of Achievement Determined by Compensation Committee

1	Generate free cash flow after dividends of at least $225.0 million Reason: Show ability to generate cash flow necessary to pay liabilities and to maintain or expand our asset base.	100%

2	No more than one division that fails to achieve it 2019 adjusted EBITDA budget by more than 10 percent of threshold Reason: Ensure that all divisions are attempting to maximize performance.	100%

3	Two-part goal: (i) grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be at least $130 million, and (ii) achieve $100 million adjusted EBITDA for all of 2019 Reason: Generate profits via NDS in an increasingly competitive market, by offering services on both Nabors and third-party rigs.	84.45%

4	Two part goal: (i) complete transactions of at least $400 million, which will add incremental equity to the balance sheet, and (ii) reduce outstanding notes due 2020 to below $300 million before December 31, 2019 Reason: Compensate for equity erosion and thereby remain in compliance with the net debt to capitalization covenant of our 2012 revolving credit facility.	100%

5	Implement company-wide marketing and sales plan to increase/strengthen key customer relationships Reason: Strengthen key relationships to ensure the Company a place at the table as customers allocate funds to drilling-related expenses from ever tighter budgets.	100%

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COMPENSATION DISCUSSION AND ANALYSIS

The CEO’s Performance Share goals listed above were achieved as follows:

1	The Company generated $279 million in free cash flow after dividends for 2019. Goal completed at 100%.

2	Only one division failed to achieve budgeted adjusted EBITDA by more than 10 percent. Goal completed at 100%.

3

Annualized 2019 Q4 non-rig drilling services adjusted EBITDA was $100 million, or 76.9 percent of target, and 2019 full-year non-rig drilling services adjusted EBITDA was $92 million, or 92 percent of target. Weighting both halves of this goal at 50 percent, the overall goals was completed at 84.45%.

4

The first part of this goal was accomplished by: (i) entering into a $250 million A/R Sales Agreement, permitting the Company to reduce debt; (ii) accomplishing the release of a $32 million valuation allowance; and (iii) completing an amendment to the 2018 revolving credit facility providing permanent relief from the equity-based covenant. The second part of the goal was accomplished by reducing the outstanding bonds due 2020 to $280 million by year end. Overall goal completed at 100%.

5

This goal was accomplished by: (i) completing a company-wide marketing and sales plan, including the identification of top customers, customer influencers, product features and benefits, and multi-level marketing process; (ii) formulated and executed a marketing strategy with clearly defined roles and responsibilities; (iii) submitted conference white papers and/or speaking abstracts to all conferences with the intent of attending only if accepted (achieving substantial cost savings); (iv) completed a number of speaking engagements with top 20 customers in attendance; (v) initiated and completed 5 Subject Matter Expert Spotlight Series; and (vi) accomplished all of the foregoing without incremental third-party costs and while achieving internal cost reductions. Goal completed at 100%.

The overall percentage achievement is the average of the percentage completed for each goal, or 96.89 percent. As a result of the 96.89% achievement level of the applicable performance goals, the Compensation Committee approved a Performance Share award for Mr. Petrello valued at 96.89% of his maximum award value, or $6.782 million. As a result, the Compensation Committee granted Mr. Petrello a Performance Share award of 2,549,737 shares, determined on January 2, 2020, based upon the average daily closing price of our shares on each of the preceding 20 business days. The vesting of these Performance Shares is subject to an additional three-year vesting period following the grant date, subject to continued employment.

For the 2019 performance cycle, Mr. Restrepo had the following five performance goals:

Goal#	Performance Goal	Degree of Achievement Determined by Compensation Committee

1	Generate free cash flow after dividends(1) of at least $225.0 million Reason: Show ability to generate cash flow necessary to pay liabilities and to maintain or expand our asset base.	100%

2	Reduce Selling, General & Administration expense, excluding bonuses, by 10 percent from 2018 levels Reason: Show capital discipline by reducing expenses that touch nearly every aspect of the enterprise.	50%

3	Two-part goal: (i) grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be at least $130 million, and (ii) achieve $100 million adjusted EBITDA for all of 2019 Reason: Generate profits via NDS in an increasingly competitive market, by offering services on both Nabors and third-party rigs.	84.45%

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COMPENSATION DISCUSSION AND ANALYSIS

Goal#	Performance Goal	Degree of Achievement Determined by Compensation Committee

4	Two part goal: (i) complete transactions of at least $400 million, which will add incremental equity to the balance sheet, and (ii) reduce outstanding notes due 2020 to below $300 million before December 31, 2019 Reason: Compensate for equity erosion and thereby remain in compliance with the net debt to capitalization covenant of our 2012 revolving credit facility.	100%

5	Achieve certain internal audit goals Reason: The nature of the internal audit goal requires that the details remain confidential.	100%

The CFO’s Performance Share goals listed above were achieved as follows:

1	The Company generated $279 million in free cash flow after dividends for 2019. Goal completed at 100%.

2	SG&A for 2019 was only reduced by five percent from 2018 levels. Goal completed at 50%.

3

Annualized 2019 Q4 non-rig drilling services adjusted EBITDA was $100 million, or 76.9 percent of target, and 2019 full-year non-rig drilling services adjusted EBITDA was $92 million, or 92 percent of target. Weighting both halves of this goal at 50 percent, the overall goals was completed at 84.45%.

4

The first part of this goal was accomplished by: (i) entering into a $250 million A/R Sales Agreement, permitting the Company to reduce debt; (ii) accomplishing the release of a $32 million valuation allowance; and (iii) completing an amendment to the 2018 revolving credit facility providing permanent relief from the equity-based covenant. The second part of the goal was accomplished by reducing the outstanding bonds due 2020 to $280 million by year end. Overall goal completed at 100%.

5	The nature of the internal audit goal requires that details remain confidential. Goal completed at 100%.

The overall percentage achievement is the average of the percentage completed for each goal, or 86.89 percent. As a result of the 86.89 percent achievement level of the applicable performance goals, the Compensation Committee approved a Performance Share award for Mr. Restrepo valued at 86.89 percent of his maximum award value, or $1.130 million. As a result, the Compensation Committee granted Mr. Restrepo a Performance Share award of 424,650 shares, determined on January 2, 2020, based upon the average daily closing price of our shares on each of the preceding 20 business days. The vesting of these Performance Shares is subject to an additional three-year vesting period following the grant date, subject to continued employment.

While Performance Shares granted in January 2020 were based on the 2019 performance cycle, because the Performance Shares were not granted until 2020, they will appear as 2020 compensation to the named executive officer in the Company’s 2021 proxy statement. Likewise, as noted above, the Performance Shares granted in February 2019 in respect of the 2018 performance cycle appear as 2019 compensation to the named executive officers, because those Performance Shares were granted in 2019.

Mr. Andrews receives his long-term equity-based compensation awards in the form of restricted shares that vest over time. For 2019, Mr. Andrews received a long-term equity incentive award in the form of restricted shares on February 22, 2019, the number of which was determined by applying a multiplier of 0.75 to his annual performance bonus for 2018, which was $68,200, and dividing the product by $3.10, which was the value of our shares on the grant date. Based on this calculation, he was granted 16,500 restricted shares, with restrictions lapsing ratably over four years.

❖    Performance Share Units (redesigned for 2020)

In January 2020, the Compensation Committee awarded unvested Performance Share Units (“PSU”) to Messrs. Petrello and Restrepo having a grant date value of $3,894,737 and $723,308, respectively, in satisfaction of the Performance Shares that each would otherwise have been eligible to earn under his employment agreement with respect to 2020 performance metrics established by the Compensation Committee. The Compensation Committee believes these PSU awards more closely resemble the types of awards given to NEOs of our peers. In addition, by granting the PSU awards at the beginning of the performance period, rather than at the end as is currently the case with the Performance Shares, the awards are now “forward looking” and more clearly demonstrate the performance-based nature of the awards.

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COMPENSATION DISCUSSION AND ANALYSIS

Shareholders should be aware that the shift from Performance Shares to PSUs in 2020 may result in higher-than-normal compensation for our CEO and CFO in our proxy statement next year. This is because the compensation table will include both the Performance Share Award received by each of them in January 2020, based on achievement of performance goals in 2019, and PSUs granted in January 2020 that will be earned based on achievement of performance goals for 2020. This will be a one-time anomaly associated with the shift from Performance Shares to PSUs.

Setting Executive Compensation

Our Compensation Committee, independent consultant and other resources each play an important role in determining our executive compensation structure.

Role of the Compensation Committee

The Compensation Committee, which consists of three independent non-employee directors, performs the following compensation-related functions:

•	Oversees the compensation of our executive officers and other key management comprising our senior leadership team;

•

Evaluates the performance of our CEO and reviews the performance of our other executive officers, drawing on its own judgment and observations and those of our CEO in evaluating the performance of such officers;

•	Administers our equity-based programs for executive officers, key management personnel, and reviews and approves all forms of compensation (including equity grants);

•	Approves financial and business measures and goals that are tied to the Company’s performance for long-term equity incentive awards;

•	Oversees employment agreements, including severance and change-in-control agreements, between the Company and the executive officers; and

•	Considers input from the Risk Oversight Committee and Audit Committee with respect to risk management considerations in evaluating performance objectives and incentives.

The Compensation Committee has discretion to decrease formula-driven awards or provide additional incentive compensation based on executive retention considerations. It also has discretion to provide additional incentive compensation (i.e., special bonuses) in recognition of extraordinary specific developments that materially enhance the value of the Company. To a lesser extent, the Compensation Committee exercises subjective judgment in making compensation decisions with respect to executive officers, primarily as to equity awards, when such officer’s compensation is not determined pursuant to an employment agreement. See “Equity Based Award Policy” below for a brief discussion of authority delegated to the CEO with respect to employee equity grants.

Role of the Independent Compensation Consultant

The Compensation Committee engaged Pearl Meyer as its independent consultant to advise and assist the committee with its responsibilities. For 2019, the scope of Pearl Meyer’s engagement included:

• providing advice and analysis on executive compensation trends and norms;

• advising on potential Peer Group members to evaluate our CEO’s and CFO’s compensation;

•	reviewing and analyzing Peer Group information to assist with setting of executive compensation;

•	updating the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation; and

•	providing additional assistance, as requested by the Compensation Committee.

The Compensation Committee evaluated Pearl Meyer’s independence by considering, among other things, the following six factors identified by the SEC and the NYSE:

•	The provision of other services to the Company by Pearl Meyer;

•	The amount of fees received from the Company by Pearl Meyer as a percentage of Pearl Meyer’s total revenue;

•	Pearl Meyer’s policies and procedures designed to prevent conflicts of interest;

•	The existence and nature of business and personal relationships of Pearl Meyer with a member of the Compensation Committee;

•	Any Company stock owned by Pearl Meyer; and

•	The existence and nature of business or personal relationship of Pearl Meyer with an executive officer of the Company.

Based on its evaluation, the Compensation Committee concluded there were no independence or conflict-of-interest concerns related to Pearl Meyer’s engagement.

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COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

Certain of our executive officers and senior management provide input on business strategy and short- and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a subjective performance assessment of other executive officers, which is reviewed and considered by the Compensation Committee in determining each executive officer’s performance and resulting compensation.

Determination of Peer Group

For purposes of the Peer Group, the Compensation Committee, in consultation with its independent compensation consultant, considers potential peer companies for inclusion based on the following criteria:

•	Significant competitor in the Company’s lines of business;

•	Comparable size, scope and/or complexity;

•	Competition for executive talent; and/or

•	Similar operations in the industry and market.

The Compensation Committee determined that the following companies comprise the Peer Group for purposes of compensation benchmarking in 2019, and for purposes of performance measurement for the TSR Shares granted in 2019.

Baker Hughes Company Diamond Offshore Drilling, Inc. Valaris plc TechnipFMC plc Halliburton Company Helmerich & Payne, Inc. National-Oilwell Varco, Inc.	Noble Corporation plc Patterson–UTI Energy, Inc. Schlumberger Limited Superior Energy Services, Inc. Transocean Ltd. Weatherford International plc

Equity-Based Award Policy

The Company has established an Equity-Based Award Policy that applies to the grant of all long-term equity incentive awards, including to our executive officers. Here is how this policy works in practice:

•

The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership at or before its first meeting each year, which usually occurs in February.

•

The Compensation Committee delegated authority to the CEO, subject to predetermined caps, to approve equity awards to employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees. In connection with the appraisal review and compensation adjustment process for 2019, the CEO was delegated authority to grant up to an aggregate of $7.65 million in restricted shares to employees.

•	All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting.

Other Benefits and Perquisites

All of our employees, including our executive officers, may participate in health, pension and welfare benefit and other plans. Our executive officers and certain other employees may also receive company-sponsored club memberships as part of their overall compensation package. In addition, Messrs. Petrello and Restrepo receive additional benefits under the terms of their respective agreements, as described below.

Severance and Other Payments

Severance protection can play a valuable role in attracting and retaining key executive officers and ensuring that they remain focused on the interests of the Company and our shareholders. Accordingly, we provide such protection for Messrs. Petrello and Restrepo under various circumstances.

Termination Resulting from Death or Disability. Mr. Petrello’s employment agreement provides that in the event of his death or Disability: (i) all restricted shares outstanding (including all Performance Shares, but excluding unvested TSR shares) shall vest; (ii) all outstanding options shall vest and remain exercisable for the remainder of the term; (iii) any amounts previously earned but unpaid, including a pro-rated portion of his annual performance bonus shall be payable;

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COMPENSATION DISCUSSION AND ANALYSIS

(iv) unvested TSR Shares shall vest at target; and (v) he and his family shall remain covered under Company health plans until the later of the date he receives equivalent coverage under another employer or the death of him and his spouse. Mr. Petrello also will continue to be eligible for certain other benefits for three years following his termination resulting from Disability.

Mr. Restrepo’s Amended Agreement is substantially similar to Mr. Petrello’s employment agreement, except that he will not be entitled to continued health insurance coverage or other benefits.

Termination by Executive for Constructive Termination without Cause, or by the Company without Cause. In the event of a Constructive Termination without Cause, or if he is terminated by the Company without Cause, Mr. Petrello’s employment agreement provides for severance benefits substantially similar to those set forth above under “Termination Resulting from Death or Disability.” In addition, he would be entitled to 2.99 times the average of his base salary and annual performance bonus paid during each of the last three completed fiscal years. Mr. Restrepo’s Amended Agreement is similar to Mr. Petrello’s, except that he and his family are entitled to receive continued health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the date of his or his spouse’s death.

Termination by the Company for Cause or by Written Voluntary Resignation. Mr. Petrello’s employment agreement provides for: (i) base salary through the date of termination; (ii) vesting of all unvested restricted stock that was granted in connection with the annual performance bonus; (iii) all unvested options shall vest and remain exercisable for the remainder of its term; (iv) unvested TSR Shares shall be forfeited; (v) payment of all amounts previously earned but unpaid; and (vi) continuation of health benefits for him and his family until the death of him and his spouse.

Mr. Restrepo’s Amended Agreement provides for: (i) base salary through the date of termination; (ii) forfeiture of unvested TSR Shares; and (iii) payment of all amounts previously earned but unpaid.

Termination after Expiration of Employment Agreement. Mr. Restrepo’s Amended Agreement provides that if he remains employed beyond the expiration date, and his employment is then terminated as a result of his death or Disability, or by the Company without Cause, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at target; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the date of his or his spouse’s death. Mr. Petrello’s Agreement does not include a similar provision.

Termination due to Qualified Retirement. If Mr. Restrepo remains employed until June 1, 2022, and thereafter terminates due to voluntary retirement with at least 200 days’ notice to the Company, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at maximum levels; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the date of his or his spouse’s death. Mr. Petrello’s Agreement does not address this scenario. Mr. Petrello’s agreement does not include a similar provision.

Change in Control. In the event of a Change in Control with no termination of employment, Mr. Petrello’s agreement provides that all unvested equity awards shall vest, with Performance Shares and TSR Shares earned at maximum levels. Mr. Restrepo’s Amended Agreement provides that his unvested TSR shares shall vest at maximum level, and other equity awards shall be treated in a manner consistent with other executive direct reports of the Chief Executive Officer.

Additional information regarding severance benefits is included in the table under “Executive Compensation Tables—2019 Potential Payments Upon Termination or Change in Control” below.

Life Insurance And Other Perquisites

In addition to salary and bonus, Mr. Petrello receives group life insurance, various split-dollar life insurance policies, reimbursement of business-related expenses, and various perquisites (including personal use of company aircraft subject to income imputation rules). Premium payments under the split-dollar life insurance policies were suspended in 2002. Under Mr. Petrello’s employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to Mr. Petrello equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Mr. Restrepo also receives group life insurance, reimbursement of business-related expenses and various perquisites available to senior leaders of the Company generally.

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COMPENSATION DISCUSSION AND ANALYSIS

Retirement Plans

Our executive officers are eligible to participate in the following retirement plans:

•	401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and

•

Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees to defer an unlimited portion of their cash compensation and receive Company-matching contributions.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.

Executive Plan

Messrs. Petrello and Restrepo also are eligible to participate in the Executive Deferred Compensation Plan (the “Executive Plan”).

Pursuant to Mr. Petrello’s employment agreement, at the end of each calendar quarter through March 31, 2019, the Company credited $300,000 to an account for Mr. Petrello under this plan. These credits continued after March 31, 2019, outside of his employment agreement but in accordance with the terms of the plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when (1) he reaches age 70 or (2) earlier (a) when he reaches age 62, to the extent of any quarterly contributions in excess of $250,000, together with accumulated deemed earnings thereon or (b) upon termination of employment for any reason other than cause. Mr. Petrello will forfeit his account balance under this plan upon termination of employment for cause. Since 2016, in order to comply with certain tax code provisions, Mr. Petrello annually has received certain of these distributions as a result of his turning age 62.

Mr. Restrepo is also eligible to participate in the Executive Plan on the same basis as other senior leaders. The Compensation Committee elected to credit $400,000 to Mr. Restrepo’s account under the Executive Plan in 2019.

Information regarding our Deferred Compensation Plan and Executive Plan, as well as the terms of their participation, can be found under “2019 Nonqualified Deferred Compensation” below.

Term Of Employment

Mr. Petrello’s current employment agreement provides for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to Mr. Petrello, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a Constructive Termination without Cause. Neither Mr. Petrello nor the Company has provided notice of termination. As a result, Mr. Petrello’s employment agreement has automatically extended to December 31, 2020.

Mr. Restrepo’s Amended Agreement has an initial term through June 1, 2022, with automatic one-year extensions at the end of the initial term and each renewal term, unless either party provides notice of termination 90 days prior to such anniversary, or Mr. Restrepo gives notice at least 200 days prior to his voluntary retirement after June 1, 2022. Notice of termination by the Company does not constitute a Constructive Termination without Cause under Mr. Restrepo’s Amended Agreement.

Share Ownership Policy

We encourage our executive officers to own the Company’s shares to further align their interests with those of other shareholders.

Mr. Petrello’s employment agreement requires that he own Company common shares with a minimum acquisition value of five times his base salary. As noted in the table under “Corporate Governance Beneficial Ownership of Company Common Shares”, as of the record date for the annual general meeting of shareholders Mr. Petrello owns 14,936,431 common shares (inclusive of mandatory convertible preferred shares convertible at the minimum conversion ratio and vested but unexercised stock options and exclusive of 314,236 common shares for which Mr. Petrello disclaims beneficial ownership) as of the record date, which represent approximately 3.55 percent of our outstanding common shares and nearly 25 times the required minimum ownership.

Mr. Restrepo’s Amended Agreement requires that he own Company common shares with a minimum acquisition value of three times his base salary. As noted in the table under “Corporate Governance—Beneficial Ownership of Company Common Shares”, as of the record date for the annual general meeting of shareholders, Mr. Restrepo currently owns 3,107,269 common shares (inclusive of mandatory convertible preferred shares converted at the minimum conversion ratio) and nearly 10 times the required minimum ownership.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2019, Mr. Andrews was not subject to a minimum share ownership requirement.

“Acquisition value” for purposes of our share ownership requirement means, for shares, the market closing price on the date of grant or purchase. For stock options, it means the Black Scholes value on the date of grant. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

Hedging Policy and Practices

The Company does not have a policy on hedging per se. However, the Company’s Insider Trading Policy prohibits all officers, directors and employees from trading in put and call options on, and short sales of, the Company’s shares.

Risk Assessment

The Compensation Committee reviews with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

Tax Considerations – Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits to $1 million the amount of compensation that we may deduct in any year with respect to the Company’s “covered employees” as defined under Section 162(m). An exception to this deduction limitation was previously available for compensation that qualified as “performance-based compensation”, so long as such compensation met certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, the exception for performance-based compensation is no longer available effective for taxable years beginning after December 31, 2017, unless the compensation is paid pursuant to a written, binding contract in effect as of November 2, 2017, that qualifies for transition relief under the new tax legislation. As a result, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible.

Historically, the Compensation Committee has striven to structure certain of its compensation arrangements to qualify as performance-based compensation. For example, in the past we have designed our Annual Incentive Plan and certain performance-based awards under our 2013 and 2016 Stock Plans with the intent that such amounts qualify as performance-based compensation. However, the Compensation Committee retained the flexibility to pay incentive compensation or other compensation that was not intended to qualify as performance-based compensation to the extent the Compensation Committee determined it was in the Company’s best interests to do so.

Although the new tax legislation does provide for transition relief that may be available with respect to certain contracts, given the uncertainty that currently exists as to the application and interpretation of Section 162(m) and the applicable regulations, we are not able to ascertain whether, or guarantee that, amounts intended to qualify as performance-based compensation will in fact qualify as such, and certain amounts that were expected to be tax deductible to the Company in the future may in fact not be. Although the Compensation Committee will continue to analyze the impact of Section 162(m), the Compensation Committee continues to retain the flexibility to make decisions with respect to the Company’s compensation programs that are based on factors other than Section 162(m) and related tax consequences. Such factors may include, among other things, the Company’s current business strategies and goals, current market conditions with respect to the industries in which the Company competes, retention elements and alignment with shareholder interests.

50	2020 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided above. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Michael C. Linn, Chairman

Tanya S. Beder

John P. Kotts

2020 Proxy Statement	51

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Compensation Committee for 2019 was comprised of Messrs. Linn (Chairman), Kotts, and Crane (until July 25, 2019), and Ms. Tanya Beder from and after July 25, 2019, all of whom were determined by the Board to be independent non-employee directors. None of these directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules, except as to Mr. Crane, as described above under “Certain Relationships and Related-Party Transactions”. No executive officer of the Company serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board.

52	2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)

Anthony G. Petrello Chairman of the Board, President and CEO	2019	1,575,000		9,159,618		1,600,777	225,644	1,481,784	14,042,823
	2018	1,750,000	—	9,918,414	—	1,659,604	109,931	1,304,924	14,742,873
	2017	1,750,000	—	9,397,720	—	1,464,516	79,669	1,430,806	14,122,711

William J. Restrepo CFO	2019	650,000		2,017,104		594,574	45,599	450,591	3,757,868
	2018	650,000	—	2,092,322	—	616,424	34,714	473,547	3,867,007
	2017	650,000	—	2,113,433	—	543,963	19,997	429,458	3,756,851

Mark D. Andrews Corporate Secretary	2019	220,000		51,150		75,000	—	123,573	469,723
	2018	220,000	—	54,865	—	68,200	—	94,660	437,725
	2017	220,000	—	94,363	—	73,150	—	94,445	481,958

Note: Pursuant to SEC rules, the 2018 amounts above for our CEO do not reflect the transaction, approved by the Compensation Committee, pursuant to which Mr. Petrello voluntarily forfeited TSR Shares having a grant date fair value of approximately $4,000,000 in exchange for an award of 750 restricted shares, having a grant date fair value of $1,500, that vests in equal installments on the first three anniversaries of the date of grant. Had we been permitted to reflect the transaction, the value of his stock awards for 2018 would have been $5,870,147, and his total compensation would have only been $10,694,606.

(1)

A portion of Mr. Petrello’s contractual salary is deemed to include payment for his service as a director of the Company. In 2019, Mr. Petrello agreed to a 10% reduction in base salary, which reduction was continued for 2020. Furthermore, in light of the coronavirus pandemic and the recent sharp drop in oil prices, on March 23, 2020 (a) Mr. Petrello received a further 10 percent reduction in the base salary stated in his employment agreement, on top of the 10 percent reduction that has been in place since the beginning of 2019, (b) Mr. Restrepo’s salary was reduced by 20 percent below the amount stated in his amended and restated employment agreement, and (c) Mr. Andrews’s salary reduced by 10%. Further salary reductions were put in place beginning April 6, 2020. As a result, Messrs. Petrello and Restrepo have received reductions in base salaries, in the aggregate, of approximately 31 percent from the amounts set forth in their respective employments agreements for the period from March 23, 2020, through the end of the year, and approximately 26 percent and 24 percent, respectively, for all of 2020.

(2)

Except as otherwise described below, the amounts shown in this column reflect the value of restricted share awards based on the grant date closing price of our common shares. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

In accordance with their respective employment agreements, the number of TSR Shares and Performance Shares to be granted to each of Messrs. Petrello and Restrepo is calculated using a per share value equal to the average daily closing price of the Company’s shares on the NYSE on each of the twenty (20) trading days prior to the date of calculation. As a result, the contractually determined value may be higher or lower than the amount set forth in the Summary Compensation Table and other tables in this proxy statement, which for TSR Shares is determined using the Monte Carlo model using the assumptions detailed in the footnotes of our audited financial statements, and which for Performance Shares is determined using the closing price on the date of grant approval.

2020 Proxy Statement	53

EXECUTIVE COMPENSATION TABLES

The amounts shown in this column for Messrs. Petrello and Restrepo consist of the following:

	Stock Award

Executive	Year	Performance Shares($)(a)		TSR Shares($)(b)		Other Awards($)			Total($)

Mr. Petrello	2019	6,195,920	(c)	2,963,698	(d)	N/A			9,159,618
	2018	5,868,647	(e)	4,048,267	(f)	1,500	(g	)	9,918,414
	2017	5,839,601	(h)	3,558,119	(i)	N/A			9,397,720

Mr. Restrepo	2019	1,283,236	(j)	733,868	(k)	N/A			2,017,104
	2018	1,089,895	(l)	1,002,427	(m)	N/A			2,092,322
	2017	1,232,378	(n)	881,055	(o)	N/A			2,113,433

Note: Pursuant to SEC rules, the 2018 amounts above for our CEO do not reflect the transaction, approved by the Compensation Committee, pursuant to which Mr. Petrello voluntarily forfeited the TSR Shares in exchange for the restricted shares valued at $1,500 listed under “Other Awards”. Had we been permitted to reflect the transaction, the 2018 amount under TSR Shares would have been $0 and the total amount for 2018 would have been $5,870,147.

(a)

Performance Shares are granted based upon the achievement of certain pre-determined financial or operational performance goals measured over the one-year performance period prior to the year such shares are granted. A minimum performance threshold applies before any Performance Shares are granted. Even though the performance objectives were achieved and the Performance Shares earned, vesting of Performance Shares remains subject to an additional 3-year vesting period.

(b)

Pursuant to their respective employment agreements, the maximum number of TSR shares eligible to vest are granted at the beginning of the performance period. TSR Shares are not time-based awards; they represent only amounts that may be earned in the future. TSR Shares only vest to the extent that our relative TSR performance meets certain threshold levels, and any shares that do not vest are forfeited. Vesting is based on our TSR performance relative to the Peer Group measured over a 3-year period. If minimum performance criteria are not met, the TSR Shares will not vest. In addition, the employment agreements of Messrs. Petrello and Restrepo have been amended to, among other things, cap the potential payout of TSR Share awards (previously issued but unvested as well as future awards) at target if the Company’s absolute total shareholder return for the applicable performance period is negative.

(c)

Mr. Petrello achieved 86.8% of his 2018 performance criteria, and as a result he earned a Performance Share award for 2019 valued at 86.8% of 2x his maximum non-equity incentive award ($7,000,000), or $6,076,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 22, 2019, the Compensation Committee granted a Performance Share award of 1,998,684 shares to Mr. Petrello, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 22, 2019.

(d)

These TSR Shares were granted to Mr. Petrello on January 2, 2019. The grant-date fair value set forth in the table was calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000 for Maximum or $2,625,000 at Target.

(e)

Mr. Petrello achieved 88.34% of his 2017 performance criteria, and as a result he earned a Performance Share award for 2018 valued at 88.34% of 2x his maximum non-equity incentive award ($7,000,000), or $6,183,800, calculated in accordance with the terms of his employment agreement. Accordingly, on February 23, 2018, the Compensation Committee granted a Performance Share award of 851,763 shares to Mr. Petrello, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 23, 2018.

(f)

These TSR Shares were granted to Mr. Petrello on January 2, 2018. The grant-date fair value set forth in the table was calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000 for Maximum or $2,625,000 at Target. On December 31, 2018, the Compensation Committee approved a transaction pursuant to which Mr. Petrello voluntarily forfeited these TSR Shares. In exchange for such forfeiture, Mr. Petrello received an award of 750 restricted shares, having a grant date fair value of $1,500, that vests in equal installments on the first three anniversaries of the date of grant.

(g)

This award of restricted shares was granted to Mr. Petrello on December 31, 2018, in exchange for the forfeiture of his TSR Shares granted on January 2, 2018. Mr. Petrello initiated the exchange of his 2018 TSR Shares for this time-based restricted shares to reduce his total compensation for 2018.

(h)

Mr. Petrello achieved 88% of his 2016 performance criteria, and as a result he earned a Performance Share award for 2017 valued at 88% of 2x his maximum non-equity incentive award ($7,000,000), or $6,160,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 17, 2017, the Compensation Committee granted a Performance Share award of 381,424 shares to Mr. Petrello, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 17, 2017.

54	2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

(i)

These TSR Shares were granted to Mr. Petrello on January 3, 2017. The grant-date fair value set forth in the table was calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000 for Maximum or $2,625,000 at Target.

(j)

Mr. Restrepo achieved 96.8% of his 2018 performance criteria, and as a result he earned a Performance Share award for 2019 valued at 96.8% of 2x his target non-equity incentive award ($1,300,000), or $1,258,400, calculated in accordance with the terms of his employment agreement. Accordingly, on February 22, 2019, the date of determination, the Compensation Committee granted a Performance Share award of 413,947 shares to Mr. Restrepo, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 22, 2019.

(k)

These TSR Shares were granted to Mr. Restrepo on January 2, 2019. The grant-date fair value set forth in the table is calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000 for Maximum or $650,000 at Target.

(l)

Mr. Restrepo achieved 88.34% of his 2017 performance criteria, and as a result he earned a Performance Share award for 2018 valued at 88.34% of 2x his target non-equity incentive award ($1,300,000), or $1,148,420, calculated in accordance with the terms of his employment agreement. Accordingly, on February 23, 2018, the date of determination, the Compensation Committee granted a Performance Share award of 158,947 shares to Mr. Restrepo, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 23, 2018.

(m)

These TSR Shares were granted to Mr. Restrepo on January 2, 2018. The grant-date fair value set forth in the table is calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000 for Maximum or $650,000 at Target.

(n)

Mr. Restrepo achieved all of his 2016 performance criteria, and as a result he earned a Performance Share award for 2017 valued at 2x his target non-equity incentive award, or $1,300,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 17, 2017, the Compensation Committee granted a Performance Share award of 80,495 shares to Mr. Restrepo, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 17, 2017.

(o)

These TSR Shares were granted to Mr. Restrepo on January 3, 2017. The grant-date fair value set forth in the table is calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000 for Maximum or $650,000 at Target.

(3)

The annual performance bonuses of our named executive officers are governed by our Incentive Plan, as described above under “Compensation Discussion and Analysis—Key Components of Executive Compensation—How We Determine the Annual Performance Bonus.” Amounts shown in the table above reflect the amounts earned for the particular year shown, even though such amounts are paid in the following year.

(4)

The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2019, above-market earnings represent the difference between the 6% interest rate earned under this plan and 3.98%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2019. Nonqualified deferred compensation activity for 2019 is detailed in the table under “2019 Nonqualified Deferred Compensation” below.

(5)	The amounts in the “All Other Compensation” column of this table consist of the following:

Name	Years	Insurance Benefits(a)	Club Membership	Imputed Life Insurance(b)	Other(c)	401(k) Company Match	Total

Anthony G. Petrello Chairman of the Board, President and CEO	2019	0	32,694	10,254	1,424,836	14,000	1,481,784
	2018	0	28,252	11,389	1,251,533	13,750	1,304,924
	2017	0	26,617	11,389	1,379,300	13,500	1,430,806

William J. Restrepo CFO	2019	0	14,710	3,129	418,752	14,000	450,591
	2018	0	13,765	2,596	443,436	13,750	473,547
	2017	0	13,362	2,596	400,000	13,500	429,458

Mark D. Andrews Corporate Secretary	2019	0	0	0	123,573	0	123,573
	2018	0	0	0	94,660	0	94,660
	2017	0	0	0	94,445	0	94,445

(a)

The economic benefit related to a split-dollar life insurance arrangement was $34,321 for Mr. Petrello for 2019. These amounts are reimbursed to the Company. The benefit as projected on an actuarial basis was a gain of $1,018,769 before taking into

2020 Proxy Statement	55

EXECUTIVE COMPENSATION TABLES

account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.

(b)	Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello and Restrepo.

(c)

For 2019, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $224,836. For 2018, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $51,533. For 2017, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $179,300.

For 2019, the amount in this column for Mr. Restrepo includes contributions to the Executive Plan of $400,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $18,752. For 2018, the amount in this column for Mr. Restrepo includes contributions to the Executive Plan of $400,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $43,436. For 2017 the amount attributable in this column for Mr. Restrepo includes contributions to the Executive Plan of $400,000. The amount in this column for Mr. Andrews for each of 2019, 2018, and 2017 includes a housing allowance of $48,000, respectively, as well as reimbursement of Bermuda payroll taxes, company matching contributions to a Bermuda pension plan, and reimbursement of dependent education, club membership, and Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews. Grants Of Plan-Based Awards

Grants Of Plan-Based Awards

The table below shows information about plan-based awards, including possible payouts for performance bonuses under the Incentive Plan, TSR Shares, and Performance Shares, in each case as granted during the year ended December 31, 2019.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards Number of Shares of Stock(4) (#)	Grant-Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)

Anthony G. Petrello		1,225,000	1,750,000	3,500,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	1/2/2019	N/A	N/A	N/A	522,908	1,045,817	2,091,633	N/A	N/A	N/A	N/A	2,963,698
	2/22/2019	N/A	N/A	N/A	N/A	N/A	N/A	460,526	1,151,316	2,302,632	N/A	6,195,920

William J. Restrepo		455,000	650,000	1,300,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	1/2/2019	N/A	N/A	N/A	129,482	258,964	517,928	N/A	N/A	N/A	N/A	733,868
	2/22/2019	N/A	N/A	N/A	N/A	N/A	N/A	85,526	213,816	427,632	N/A	1,283,236

Mark D. Andrews		17,600	44,000	88,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/222019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	16,500	51,150

(1)

Amounts represent a range of possible payouts for performance bonuses under the Incentive Plan. As described under “Compensation Discussion and Analysis” above, the Compensation Committee sets target performance bonus amounts at the beginning of the fiscal year under our Incentive Plan. Possible performance bonus payouts under the Incentive Plan for Messrs. Petrello and Restrepo are based on targets set by the Compensation Committee with respect to adjusted EBITDA. If the threshold performance level is not achieved, no payout would be made. The amount set forth in the “Threshold” column above represents the amount payable if the executive achieved the threshold performance level. The amount set forth in the “Target” column above represents the amount payable if the executive achieved the target performance. The amount set forth in the “Maximum” column above represents the amount payable if the executive achieved the maximum performance. If actual performance falls between Threshold and Target levels, or Target and Maximum levels, the annual performance bonus is prorated. In addition, adjustments are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. The actual amounts paid for fiscal year 2019 are set forth above in the “2019 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)	Pursuant to Messrs. Petrello and Restrepo’s employment agreements, these TSR Shares are eligible to vest in 2022 based upon the Company’s relative share performance measured over 2019-2021.

(3)

Amounts represent the threshold, target and maximum payouts for Performance Shares granted to each of Messrs. Petrello and Restrepo. The Performance Shares earned by Messrs. Petrello and Restrepo in February 2019 pursuant to their respective employment agreements were based upon the achievement of certain objectives for the 2018 year and were granted in February 2019. Mr. Petrello achieved 86.8% of his goals and therefore received 1,998,684 restricted shares scheduled to vest in three (3) equal annual installments beginning on the first anniversary of the date of the award. Mr. Restrepo achieve 96.8% of his goals and therefore received 413,947 restricted shares scheduled to vest ratably over a three-year period.

(4)	In February 2019, Mr. Andrews received 16,500 restricted shares relating to 2018 performance, which are scheduled to vest ratably over a four-year period.

56	2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Option Exercises And Shares Vested

The following table shows stock options exercised by the named executive officers and restricted share awards vested during 2019.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)

Anthony G. Petrello(1)	0	0	922,682	2,465,417

William J. Restrepo(2)	0	0	183,824	488,389

Mark D. Andrews	0	0	7,724	24,643

(1)

Mr. Petrello’s and Mr. Restrepo’s share awards include TSR Shares earned for the three-year performance cycle that ended on December 31, 2018. The Company’s TSR performance relative to the applicable Performance Peer Group for TSR Shares granted in 2016 ranked at 12, or below Target, and resulted in a multiplier of 12.5% being applied to the target grant of TSR Shares. In February 2019, 150,172 and 37,186 shares of the TSR Shares granted in 2016 to Mr. Petrello and Mr. Restrepo vested following a determination by the Compensation Committee. The remaining shares were forfeited.

(2)	Mr. Petrello tendered shares to satisfy tax withholding obligations upon vesting of these share awards, and, accordingly, received fewer shares than shown in the table.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards At Fiscal Year End

The table below shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2019. The amounts reflected as market value are based on the closing price of our common shares of $2.88 on December 31, 2019 as reported on the NYSE.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)

Anthony G. Petrello	750,000	0	16.36	8/22/2021
					500	(1)	1,440	N/A		N/A
					567,842	(2)	1,635,385	N/A		N/A
					127,141	(3)	366,166	N/A		N/A
					1,998,684	(4)	5,756,210	N/A		N/A
					N/A		N/A	1,045,817	(5)	3,011,953
					N/A		N/A	127,505	(6)	367,214

William J. Restrepo					105,457	(7)	303,716	N/A		N/A
					26,832	(8)	77,276	N/A		N/A
					413,947	(9)	1,192,167	N/A		N/A
					N/A		N/A	105,008	(10)	302,423
					N/A		N/A	258,964	(11)	745,816
					N/A		N/A	31,573	(12)	90,930

Mark D. Andrews					5,972	(13)	17,199	N/A		N/A
					3,240	(14)	9,331	N/A		N/A
					2,726	(15)	7,851	N/A		N/A
					16,500	(16)	47,520	N/A		N/A

(1)

On December 31, 2018, the Compensation Committee approved a transaction pursuant to which Mr. Petrello forfeited the TSR Shares granted to him in 2018. In exchange for such forfeiture, Mr. Petrello received an award of 750 restricted shares having a grant date fair value of $1,500 that vest in 3 equal installments. 250 shares vested on 12/31/19; 250 shares will vest on each of 12/31/20 and 12/31/21.

(2)	283,921 shares vested on 2/23/20; 283,921 shares vest on 2/23/21.

(3)	127,141 shares vested on 2/17/20.

(4)	666,228 shares vested on 2/22/20. 666,228 shares will vest on each of 2/22/21 and 2/22/22.

(5)

Assumes payout at target. These shares are not scheduled to vest until after the performance cycle ending 12/31/21. Based upon the Company’s TSR performance relative to the applicable Peer Group for TSR Shares granted in 2019, the number of shares that would have vested had the performance period ended on 12/31/19 is 1,045,817, which is at target though TSR performance relative to the applicable Peer Group for TSR Shares for 2019 was above target. This results from a recent amendment to Mr. Petrello’s employment agreement that caps the payout on all previously issued but unvested TSR Share awards, and any future TSR Share awards, at target if the Company’s absolute TSR at the end of the performance period is negative.

(6)

On January 2, 2020, 127,505 of the 318,761 TSR Shares granted in 2017 for the performance cycle beginning January 1, 2017 vested following a determination by the Compensation Committee. The remaining 191,256 shares were forfeited.

(7)	52,729 shares vested on 2/23/20; 52,728 shares vest on 2/23/21.

(8)	Vested on 2/17/20.

(9)	137,982 shares vested on 2/22/20; 137,983 shares vests on 2/22/21; and 137,982 shares vest on 2/22/22.

(10)

Assumes payout at target. Based upon the Company’s TSR performance relative to the applicable Peer Group for TSR Shares granted in 2018, the number of shares that would vest is at below target. These shares are not scheduled to vest until after the performance cycle ending 12/31/20. In addition, a recent amendment to Mr. Restrepo’s employment agreement caps the payout on all previously issued but unvested TSR Share awards, and any future TSR Share awards, at target if the Company’s absolute TSR at the end of the performance period is negative.

(11)

Assumes payout at target. These shares are not scheduled to vest until after the performance cycle ending 12/31/21. Based upon the Company’s TSR performance relative to the applicable Peer Group for TSR Shares granted in 2019, the number of shares that would have vested had the performance period ended on 12/31/19 is 258,964, which is at target though TSR performance relative to the applicable Peer Group for TSR Shares for 2019 was above target. This results from a recent amendment to Mr. Restrepo’s employment agreement that caps the payout on all previously issued but unvested TSR Share awards, and any future TSR Share awards, at target if the Company’s absolute TSR at the end of the performance period is negative.

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(12)	On January 2, 2020, 31,573 shares of the 78,931 TSR Shares granted in 2017 vested following a determination by the Compensation Committee. The remaining 47,358 shares were forfeited.

(13)	1,991 shares vested on 2/23/20; 1,990 shares vest on 2/23/21; and 1,991 shares vest on 2/23/22.

(14)	1,620 shares vested on 3/3/20; 1,620 shares vest 3/3/21.

(15)	Vested on 2/19/20.

(16)	4,125 shares vested on 2/22/20; 4,125 shares vest on each of 2/22/21, 2/22/22, and 2/22/23.

Nonqualified Deferred Compensation

Deferred Compensation Plan

Our Deferred Compensation Plan allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual performance bonus and to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Executive Plan

Under our Executive Plan, we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at six percent. Messrs. Petrello and Restrepo have elected to participate in this fund, partially and fully, respectively, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant’s account.

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2019.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawal/ Distribution ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Anthony G. Petrello	—	1,200,000	1,337,856	(38,817)	15,181,592

William J. Restrepo	—	400,000	144,415	(14,419)	2,370,322

Mark D. Andrews	—	—	—	—	—

(1)	The amounts shown reflect contributions to the Deferred Compensation Plan by the Executive.

(2)	The amounts shown reflect contributions to the Executive Plan by the Company. These amounts are included in the “All Other Compensation” column of the “2019 Summary Compensation Table” above.

(3)

The amount shown reflects earnings in the Executive Plan. The portion of these amounts representing above-market earnings is reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “2019 Summary Compensation Table” above.

(4)	All amounts reflect balances in the Executive Plan. Mr. Andrews did not participate in either of our nonqualified deferred compensation plans in 2019.

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EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control

The following table reflects potential payments to executive officers on December 31, 2019 for termination under various scenarios. The amounts shown assume the termination was effective on December 31, 2019, and the stock award amounts reflected are based on the closing price of our common shares of $2.88 on December 31, 2019, as reported on the NYSE. The payments described below for Mr. Petrello and Mr. Restrepo are governed by their respective employment agreements and the terms of the Executive Plan. Mr. Andrews does not have an employment agreement or participate in the Executive Plan.

Name	Termination Scenario	Cash Severance		Option Awards		Stock Awards		Executive Plan		Welfare Benefits		Other		Total

Anthony G. Petrello

	Change in Control(1)	0		0		20,932,618	(2)	15,181,592	(3)	0		0		36,114,210

	Termination upon Executive’s Death or Disability During Term of Employment(4)	1,600,777	(5)	0	(6)	17,920,667	(7)	15,181,592	(3)	236,243	(8)	249,972	(9)	35,189,251

	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	11,434,989	(11)	0	(6)	17,920,667	(7)	15,181,592	(3)	236,243	(8)	249,972	(9)	45,023,463

	Termination by Company for Cause or by Voluntary Resignation(13)	1,600,777	(5)	0	(6)	0		0		236,243	(8)	0		1,837,020

William J. Restrepo

	Change in Control(1)	0		0		3,760,569	(2)	2,370,322	(3)	0		0		6,130,891

	Termination upon Executive’s Death or Disability During Term of Employment(4)	594,574	(13)	N/A		2,712,329	(7)	2,370,322	(3)	31,701	(14)	N/A		5,708,926

	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(15)	4,247,281	(16)	N/A		2,712,329	(7)	2,370,322	(3)	31,701	(14)	0		9,361,633

	Termination by Company for Cause or by Voluntary Resignation(17)	594,574	(13)	N/A		0		0		0		0		594,574

	Termination after Expiration of Agreement(18)	0		N/A		2,712,329	(7)	2,370,322	(3)	31,701	(14)	0		5,114,352

	Termination due to Voluntary Retirement(19)	0		N/A		3,760,569	(2)	2,370,322	(3)	31,701	(14)	0		6,162,592

Mark D. Andrews		N/A		N/A		81,901	(20)	N/A		N/A		N/A		81901

(1)

Assumes no termination of employment. Mr. Petrello’s employment agreement defines “change in control” as: (i) any “person,” as such term is used in Sections 3(a)(9), 13(d) and 14d(3) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of twenty-five percent (25%) or more of the voting stock of the Company; (ii) the Board or the shareholders of the Company adopt any plan or proposal which would result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the assets of the Company; (iii) all or substantially all of the assets or business of the Company are disposed of pursuant to a sale, merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); (iv) the Company or a direct or indirect subsidiary of the Company combines with another company (regardless of which entity is the surviving one) or the Company or a direct or indirect subsidiary of the Company acquires stock or assets in a corporate transaction, but, in any of the preceding circumstances, immediately after the transaction, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, sixty-six and two-thirds percent (66-2/3%) or less of the voting stock of the resulting company; (v) a recapitalization of the Company occurs which

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results in either (i) a decrease by thirty-three percent (33%) or more in the aggregate percentage ownership of voting stock held by independent shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or (ii) an increase in the aggregate percentage ownership of voting stock held by non-independent shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than fifty percent (50%); (vi) a change in the composition of the Company such that the “Continuing Directors” (as defined in the agreement) cease for any reason to constitute at least seventy percent (70%) of the Company’s Board; or (vii) an event that would be required to be reported in response to Item 5.01 of Form 8-K, Current Report pursuant to Section 13 or 15(d) of the Exchange Act whether or not (x) such event is so reported on such Form 8-K or (y) the Company is then subject to such reporting requirement.

Mr. Restrepo’s employment agreement defines “change in control” as: (i) any “person,” as such term is used in Sections 3(a)(9), 13(d) and 14d(3) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of fifty percent (50%) or more of the voting stock of the Company; (ii) (ii) the Board or the shareholders of the Company adopt any plan or proposal which would result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the assets of the Company; (iii) all or substantially all of the assets or business of the Company are disposed of pursuant to a sale, merger, consolidation or other transaction; (iv) the Company or a direct or indirect subsidiary of the Company combines with another company (regardless of which entity is the surviving one) or the Company or a direct or indirect subsidiary of the Company acquires stock or assets in a corporate transaction, but, in any of the preceding circumstances, immediately after the transaction, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, fifty percent (50%) or less of the voting stock of the resulting company; or (v) a change in the composition of the Company such that the “Continuing Directors” (as defined in the agreement) cease for any reason to constitute at least sixty-six and two-thirds percent (66-2/3%) of the Company’s Board.

(2)	For each of Messrs. Petrello and Restrepo, includes the value of all previously unvested shares, including all unvested Performance Shares, Performance Share Units, and TSR Shares at maximum value.

(3)	A description of the Executive Plan is set forth above in “Nonqualified Deferred Compensation.”

(4)

Under the respective employment agreements for Messrs. Petrello and Restrepo, “Disability” is defined as the executive’s physical or mental inability to perform substantially his duties and responsibilities under the agreement, with or without reasonable accommodation, for a period of 180 consecutive days or a period of 180 days in any calendar year, as determined by an approved medical doctor.

(5)

Upon death or disability, termination by the Company for Cause, or Voluntary Resignation, Mr. Petrello is entitled to any amounts previously earned but unpaid, including a prorated portion of annual performance bonus. The amount disclosed above represents the value of the annual performance bonus earned by Mr. Petrello in 2019.

(6)

Mr. Petrello would be entitled to exercise options following termination for the remaining life of the respective awards. The value of Mr. Petrello’s option awards, all of which are vested, are set forth above in the “2019 Outstanding Equity Awards at Fiscal Year End” table.

(7)

Includes (i) the full value of all unvested restricted shares other than TSR Shares, and (ii) the target value of unvested TSR Shares for 2018 and 2019 grants, and actual value of 2017 TSR Shares earned at 40% of maximum as of December 31, 2019, otherwise on any date earlier would be at target.

(8)

Amount represents the present value of providing medical, vision, dental and life insurance benefits following termination until the later of his death or the death of his wife, assuming an inflation rate equal to the risk-free rate for U.S. Treasury securities, discounted back to the present value based on an assumed mortality of 20 years as of December 31, 2019.

(9)

Represents (i) an estimated value of $151,890 for Mr. Petrello’s personal use of Company aircraft for one-year following his termination, assuming usage equal to the average of the three years immediately prior to termination, and (ii) $98,082 for continuation of Mr. Petrello’s club memberships for three years following termination, assuming continuation of 2019 cost.

(10)

Under Mr. Petrello’s employment agreement “Constructive Termination Without Cause” is defined as: (a) a reduction in his then current base salary (without regard to any temporary reductions) or the termination or material reduction of any executive benefit or perquisite enjoyed by him unless a plan or program providing substantially similar benefits or perquisites is substituted; (b) the failure to elect or reelect him to the positions of Chairman of the Board, Chief Executive Officer and President of the Company, and Chairman, President and Chief Executive Officer of Nabors Industries, Inc., or the removal of him from any such position, other than upon his voluntary request; (c) a material diminution in his duties or the assignment to him of duties which are materially inconsistent with his duties or which materially impair his ability to function as the Chief Executive Officer, Chairman of the Board or Chairman of the Executive Committee of the Company; (d) the failure to continue his participation in any incentive compensation plan unless a plan providing a substantially similar compensation is substituted; (e) the relocation of Nabors Industries, Inc.’s principal office to a location more than fifty (50) miles from Houston, Texas, or the relocation of his own office location to a location other than as determined by him; (f) the failure of the Company and Nabors Industries, Inc. to

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EXECUTIVE COMPENSATION TABLES

obtain the assumption in writing of their obligation to perform his employment agreement by any successor (or, the ultimate parent of any successor where applicable) to all or substantially all of the assets of Nabors within fifteen (15) days after a merger, consolidation, sale or similar transaction; (g) any act or failure to act by the Board, other than upon his voluntary request, which would cause him (x) not to be reelected or to be removed from the position of Chief Executive Officer, Chairman of the Board or Chairman of the Executive Committee of the Company or (y) not to be elected or reelected as a director by the shareholders of the Company at any meeting held for that purpose or by written ballot of shareholders of the Company; (h) delivery by the Company of its intent to terminate this employment, but only if the Executive remains employed for such period of time after such delivery as the Board may determine is necessary to allow for an orderly transition of management of the Company; provided, however, that such period of time may not exceed six (6) months unless otherwise agreed by him; (i) the failure of the Company or Nabors Industries, Inc. (or by any successor-in-interest) to perform, or the breach by the Company or Nabors Industries, Inc. (or by any successor-in-interest) of, any of their material obligations under his employment agreement; or (j) his written election within one year after the date an event constituting a Change in Control (as defined in his employment agreement) shall have occurred. Notwithstanding the foregoing, Mr. Petrello cannot terminate his employment under the employment agreement for Constructive Termination Without Cause unless he (i) first notifies the Board or Compensation Committee in writing of the event (or events) which he believes constitutes a basis for Constructive Termination Without Cause within ninety (90) days from the date of such event, and (ii) provides the Company with at least ninety (90) days to cure, correct or mitigate the event so that it either (1) does not constitute a basis for a Constructive Termination Without Cause or (2) he agrees, in writing, that after any such modification or accommodation made by the Company that such event shall not constitute a basis for Constructive Termination Without Cause. In addition, termination by the Company or Nabors Industries, Inc. due to his death or Disability, or for “Cause,” in each case as defined in the agreement shall not constitute a basis for a Constructive Termination Without Cause.

(11)

Pursuant to his employment agreement, Mr. Petrello has the right to receive 2.99x the average sum of his base salary and annual performance bonus during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $9,834,212 which is 2.99x the average sum of Mr. Petrello’s base salary and annual performance bonus paid during each of the last three years, and (ii) $1,600,777, which is the value of the annual performance bonus earned by Mr. Petrello in 2019.

(12)

Under Mr. Petrello’s employment agreement, “Cause” is defined as a good faith determination by the vote of at least seventy-five percent of the independent members of the Board that one or more of the following as occurred (in each case subject to reasonable notice and opportunity to cure): (i) Mr. Petrello has pleaded guilty or no contest, or is convicted of a felony or a crime involving moral turpitude; (ii) there are facts and applicable law showing demonstrably that Mr. Petrello has materially breached a material obligation under his agreement; or (c) Mr. Petrello knowingly violated any state or federal securities laws.

(13)

Upon death or disability, termination by the Company for Cause, or Voluntary Resignation, Mr. Restrepo is entitled to any amounts previously earned but unpaid, including a prorated portion of annual performance bonus. The amount disclosed above represents the value of the annual performance bonus earned by Mr. Restrepo in 2019.

(14)	Amount represents the cost of continuing medical, vision, dental and life insurance benefits for three years following Mr. Restrepo’s termination, at 2019 costs.

(15)

Under Mr. Restrepo’s employment agreement “Constructive Termination Without Cause” is defined as: (a) the removal of Mr. Restrepo, other than for Cause, from the position of Chief Financial Officer of the Company or an equivalent position; (b) a material diminution in his duties or the assignment to him of duties which are materially inconsistent with his duties Chief Financial Officer; provided that any such alteration shall not constitute an event giving rise to a Constructive Termination Without Cause if Mr. Restrepo continues in the role of Chief Financial Officer reporting to the Chief Executive Officer or such other position as reasonably mutually agreed; (c) a reduction in his then current base salary unless such reduction is temporary, market-based, and applies substantially the same to all executive direct reports to the Chief Executive Officer; (d) termination or material reduction of any executive benefit or perquisite enjoyed by him unless a plan or program providing substantially similar benefits or perquisites is substituted or unless such termination or reduction applies substantially the same to all executive direct reports to the Chief Executive Officer; (e) the failure to continue his participation in any incentive compensation plan unless a plan providing a substantially similar compensation is substituted or unless such termination or reduction applies substantially the same to all executive direct reports of the Chief Executive Officer; (f) the failure of the Company or Nabors Industries, Inc. to obtain the assumption in writing of their obligation to perform this Agreement by any successor (or, the ultimate parent of any successor where applicable) to all or substantially all of the assets of the Company with 15 days after a merger, consolidation, sale or similar transaction; (g) the failure of the Company or Nabors Industries, Inc. (or any successor-in-interest) to perform, or the breach by the Company or Nabors Industries, Inc. (or any successor-in-interest) or, any of their mutual obligations under the agreement; or (h) the relocation of his office to a location more than 50 miles from Houston, Texas. Notwithstanding the foregoing, Mr. Restrepo cannot terminate his employment under the agreement for Constructive Termination Without Cause unless he (i) first notifies

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the Board or Compensation Committee in writing of the event (or events) which he believes constitutes a basis for Constructive Termination Without Cause within ninety (90) days from the date of such event, and (ii) provides the Company with at least ninety (90) days to cure, correct or mitigate the event so that it either (1) does not constitute a basis for a Constructive Termination Without Cause or (2) he agrees, in writing, that after any such modification or accommodation made by the Company that such event shall not constitute a basis for Constructive Termination Without Cause. In addition, termination by the Company or Nabors Industries, Inc. due to his death or Disability, or for “Cause,” in each case as defined in the agreement shall not constitute a basis for a Constructive Termination Without Cause.

(16)

Pursuant to his employment agreement, Mr. Restrepo has the right to receive 2.99x the average sum of his base salary and annual performance bonus during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $3,652,707 which is 2.99x the average sum of Mr. Restrepo’s base salary and annual performance bonus paid during each of the last three years, and (ii) $594,574, which is the value of the annual performance bonus earned by Mr. Restrepo in 2019.

(17)

Under Mr. Restrepo’s employment agreement, “Cause” is defined as a good faith determination by the Board that one or more of the following as occurred: (i) a material act or acts of dishonesty or disloyalty which could or has materially or adversely affected the Company; (ii) a material breach of Mr. Restrepo’s obligations under the agreement which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iii) a material breach of any personnel policies which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iv) gross negligence or willful misconduct in performance of the duties required of Mr. Restrepo under the agreement, including any intentional act of discrimination or harassment; (v) conviction of any felony; (vi) conviction of any crime involving moral turpitude; (vii) any act or acts which are materially detrimental to the image or reputation of the Company, or acts which did or could result in material financial loss to the Company.

(18)

This applies only after termination of the employment agreement in the event of a termination of employment for death, Disability, by Mr. Restrepo for Constructive Termination, or by the Company for any reason other than the foregoing.

(19)

Retirement cannot occur prior to June 1, 2022, and requires at least 200 days prior written notice by Mr. Restrepo. Includes (i) the full value of all unvested restricted shares other than TSR Shares, and (ii) the maximum value of unvested TSR Shares for 2018 and 2019 grants and actual value of 2017 TSR Shares earned at 40% of maximum as of December 31, 2019, otherwise on any date earlier would be at maximum.

(20)	Represents the value of 28,438 unvested restricted shares held by Mr. Andrews on December 31, 2019.

Required CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Petrello. The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.

To identify the median compensated employee in 2018, we used all elements of compensation, including actual cash compensation consisting of base salary (for salaried employees) and rate of pay (for hourly employees), overtime (where applicable) and annual bonus for 14,110 of our employees worldwide, which number excludes 744 employees – or up to five percent of our employee population as permitted by the SEC’s de minimis exemption – from the following countries: China (27 employees); Ecuador (90 employees); Egypt (15 employees); Indonesia (144 employees); Iraq (2 employees); Malaysia (38 employees); Mexico (127 employees); Poland (3 employees); Romania (1 employee); Venezuela (288 employees); and Yemen (9 employees). We annualized base pay for those permanent employees who did not work for the entire 12-month period. We used average exchange rates from January 1, 2018, to December 31, 2018, to convert the cash compensation of non-U.S. employees to U.S. currency. We did not exclude employees who joined the Company from acquired companies.

For 2019, based on our review of internal records, we determined there were no changes in our employee population or employee compensation arrangements. As such, to calculate the ratio for this year, we used a full-time, salaried employee working in the same pay grade and in a similar position to the median employee that we had identified in 2018. We did not use the same median employee for 2019 as we did in 2018 because the previous median employee was transferred overseas and received a significant pay increase.

For 2019, we determined that the annual total compensation of the median compensated employee, other than our CEO, was $52,978. Our CEO’s 2019 annual total compensation, as reflected in the 2019 Summary Compensation Table above, was $14,042,823; and the ratio of these amounts was 1:265.

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EXECUTIVE COMPENSATION TABLES

Over 60 percent of our employees are located outside of the United States, in several different countries. Certain of our competitors do not have operations outside the United States to the same extent we do. In many of the countries where we operate the cost of living is much lower than in the United States, as is employee compensation. In light of this, in 2018 we also conducted a review of compensation for our employees located only in the United States. We included all such employees, whether employed on a full-time, part-time, or seasonal basis. Compensation was annualized for employees who did not work the entire 12-month period. To calculate the U.S. salary ratio for this year, we used a full-time, salaried employee working in the same pay grade and in a similar position to the Median U.S. employee we had identified in 2018. We did not use the same median U.S. employee for 2019 as we did in 2018 because the previous median employee is no longer with Nabors. We determined that the annual total compensation of the median compensated U.S.-based employee, other than our CEO, was $88,709. The ratio of this employee’s compensation to that of our CEO was 1:158.

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COMPANY PROPOSALS

Item 3: Advisory Vote To Approve Compensation Of Named Executive Officers

As described above in detail under “Compensation Discussion and Analysis,” we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.

Shareholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. While the vote on executive compensation is nonbinding, the Board and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

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COMPANY PROPOSALS

Item 4: Approval of the Company’s Amended and Restated 2016 Stock Plan

The use of equity-based awards under the Company’s 2013 Stock Plan, as amended by the 2013 Stock Plan Amendment, and 2016 Stock Plan, as amended by Amendment No. 1 and Amendment No. 2 (each as defined below), has been a key component of our compensation program. The ability to grant equity-based awards is critical to attracting and retaining highly qualified individuals. The Board believes that it is in the best interests of the Company and our shareholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our shareholders.

The current number of shares of our common stock available for grants under the 2013 Stock Plan and the 2016 Stock Plan collectively is insufficient to meet the objectives of our compensation program going forward. Accordingly, the Board has approved and recommends that our shareholders approve an amendment and restatement of the 2016 Stock Plan to increase the number of shares of our common stock available for grant by 15,250,000 and to make other changes to the 2016 Stock Plan as described below.

At the 2020 annual general meeting, our shareholders will be asked to approve the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Amended 2016 Stock Plan”). If approved by our shareholders, the Amended 2016 Stock Plan will become effective as of the date of the 2020 annual general meeting. If the proposed Amended 2016 Stock Plan is not approved by our shareholders, then the 2013 Stock Plan, as amended, and the 2016 Stock Plan, as amended by Amendment No. 1 and Amendment No. 2, will remain in effect in their present forms. Whether the Amended 2016 Stock Plan is approved by our shareholders or not, each award granted under the 2013 Stock Plan and the 2016 Stock Plan will continue to be subject to the terms and provisions applicable to such award under the 2013 Stock Plan and the 2016 Stock Plan, as applicable, as in effect immediately prior to the effective date of the Amended 2016 Stock Plan. However, if the Amended 2016 Stock Plan is approved, the shares remaining available for issuance under the 2013 Stock Plan will be removed from the 2013 Stock Plan share reserve and added to the Amended 2016 Stock Plan share reserve.

On April 20, 2020, the Company held a Special Meeting of Shareholders in order to seek shareholder approval of an amendment to the Company’s common share capital to effect a consolidation (reverse stock split) of the Company’s outstanding common shares at a ratio not less than one-for-fifteen (1:15) and not greater than one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board before the effective date of the reverse stock split without further approval or authorization of the Company’s shareholders (the “2020 Reverse Stock Split”), together with a corresponding proportional reduction in the number of authorized common shares and proportional increase in par value for such authorized common shares. The record date for the Annual General Meeting of Shareholders to which this proxy statement applies was April 3, 2020, prior to the effectiveness of the 2020 Reverse Stock Split. As such, the 15,250,000 additional shares for which we are asking your approval in connection with the amendment and restatement of the 2016 Stock Plan do not reflect the adjustments made as a result of the 2020 Reverse Stock Split. However, if approved, the 15,250,000 additional shares will be adjusted to reflect the consolidation ratio of the 2020 Reverse Stock Split. For instance, if the 2020 Reverse Stock Split is effected at a ratio of 1-for-40 (1:40), the additional shares requested in connection with the approval of the Amended 2016 Stock Plan will be reduced to 381,250 in order to reflect the 2020 Reverse Stock Split.

Background and Purpose of the Proposal

The Company’s 2013 Stock Plan was approved by shareholders at the 2013 annual general meeting, and 7,000,000 shares were reserved for issuance thereunder. As of the 2016 annual general meeting, only 317,353 shares available for awards under the 2013 Stock Plan were remaining available for issuance, and the shareholders approved the 2016 Stock Plan and reserved 8,000,000 shares for issuance thereunder. On April 18, 2018, the Board unanimously approved an amendment to the 2016 Stock Plan (“Amendment No. 1”) in order to approve an additional 10,500,000 shares of our common stock for issuance under the 2016 Stock Plan and incorporated certain director compensation limits into the 2016 Stock Plan. Amendment No. 1 was approved by our shareholders at the 2018 annual general meeting. On February 22, 2019, the Board approved and adopted an amendment to the 2013 Stock Plan (the “2013 Stock Plan Amendment”), and a second amendment to the 2016 Stock Plan (“Amendment No. 2”), which provided that the annual award limitation of 3,000,000 shares to any individual under each of the 2013 Stock Plan and the 2016 Stock Plan does not apply to awards granted on or after January 1, 2019, provided that no individual share award (other than awards that may by their terms be paid or settled solely in cash) may be granted under either the 2013 Stock Plan or the 2016 Stock Plan with respect to a number of shares that exceeds one percent of the Company’s total issued and outstanding shares as of the date of grant. Each of the 2013 Stock Plan Amendment and Amendment No. 2 were effective upon its adoption by the Board.

As a result of the recent low market price for our shares, the number of shares remaining available under both the 2013 Stock Plan and the 2016 Stock Plan is insufficient to cover anticipated employee and non-employee director awards through the end of fiscal year 2020. Indeed, several awards have been delayed pending the outcome of the shareholder vote on the Amended 2016 Stock Plan. The Board, therefore, is requesting that shareholders approve the proposed

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Amended 2016 Stock Plan at this year’s annual meeting in order to avoid the possibility that there will be an insufficient number of shares available. If we are unable to adequately provide long-term equity compensation to incentivize our employees, or provide annual equity grants as part of compensation to our non-employee directors, we may lose key personnel to competitors, which would be detrimental to our operations.

For additional information for share-based awards previously granted by us under the 2013 Stock Plan and the 2016 Stock Plan, please see Note 7 to our consolidated financial statements on Form 10-K for the year ended December 31, 2019. As of April 3, 2020, there were 419,457,162 common shares outstanding. The closing price per common share on the New York Stock Exchange as of April 3, 2020, was $0.36. None of the numbers in this proposal reflect the impact of the 2020 Reverse Stock Split, and therefore may not represent the numbers ultimately reflected in the Amended 2016 Stock Plan, which will be adjusted to reflect the 2020 Reverse Stock Split prior to its adoption.

Summary of the Amended 2016 Stock Plan’s Changes to the 2016 Stock Plan

The Amended 2016 Stock Plan will amend and supersede the 2016 Stock Plan and will allow us to grant equity-based awards (referred to collectively with the awards granted under the 2013 Stock Plan and the 2016 Stock Plan as the “Awards”) to our employees, officers, non-employee directors, and certain contractors, as described in more detail below. While the 2013 Stock Plan will remain in effect with respect to outstanding awards, if the Amended 2016 Stock Plan is approved, the shares remaining available for issuance under the 2013 Stock Plan will become available for issuance under the Amended 2016 Stock Plan share reserve. As a result, there will be no shares available for issuance under the 2013 Stock Plan and we will grant no additional awards under the 2013 Stock Plan following the effective date of the Amended 2016 Stock Plan.

The Amended 2016 Stock Plan makes certain changes to the terms of the 2016 Stock Plan, including:

•

Approves an additional 15,250,000 common shares for issuance under the Amended 2016 Stock Plan (with such number subject to adjustment pursuant to the 2020 Reverse Stock Split), plus the number of common shares remaining available for issuance under the 2013 Stock Plan as of immediately prior to the date of shareholder approval of the Amended 2016 Stock Plan;

•	Makes certain updates in light of revisions to Section 162(m) (as defined below);

•	Eliminates liberal share recycling with respect to options and stock appreciation rights; and

•	Implements a minimum one-year vesting period for Awards.

This description does not purport to be complete and is qualified in its entirety by the full text of the proposed Amended 2016 Stock Plan, which is included as Annex B hereto. If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register additional shares available for delivery under the Amended 2016 Stock Plan and a post-effective amendment to the registration statement on Form S-8 covering the shares available for delivery under the 2013 Stock Plan to de-register the remaining shares under that Form S-8.

Share Increase

Currently, the 2016 Stock Plan and the 2013 Stock Plan are the only active shareholder-approved plans used to grant equity-based compensation Awards. As of April 3, 2020, there were 2,481,917 shares remaining for issuance under the 2016 Stock Plan and 477,499 shares remaining for issuance under the 2013 Stock Plan. If the Amended 2016 Stock Plan is approved by shareholders, an additional 15,250,000 shares would be reserved for issuance under the Amended 2016 Stock Plan (the “New Shares”), with the maximum number of shares available for issuance of Awards under the Amended 2016 Stock Plan following the date of shareholder approval being equal to (i) the New Shares, plus (ii) the number of shares available for issuance under the 2016 Stock Plan as of immediately prior to the date of shareholder approval of the Amended 2016 Stock Plan, plus (iii) the number of shares available for issuance under the 2013 Stock Plan as of immediately prior to the date of shareholder approval of the Amended 2016 Stock Plan, plus (iv) any shares that again become available for Awards under the Amended 2016 Stock Plan, the 2016 Stock Plan and the 2013 Stock Plan as described in the first paragraph under “General” below. All shares available for issuance under the Amended 2016 Stock Plan will be adjusted to reflect the 2020 Reverse Stock Split.

Section 162(m) of the Code

The 2016 Stock Plan was designed to comply with the requirements of applicable federal and state securities laws, and the Internal Revenue Code of 1986, as amended (the “Code”). Historically, the Company has structured its incentive compensation plans (including 2013 Stock Plan and the 2016 Stock Plan) with the intent that certain Awards made thereunder qualify as “performance-based compensation” in an effort to exempt such compensation from the deduction limitation under Section 162(m) of the Code (“Section 162(m)”). As a result of tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for transition relief contemplated in the new tax

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legislation for certain written binding contracts in place as of November 2, 2017. Therefore, the Amended 2016 Stock Plan was not designed to comply with the structure of Section 162(m) prior to its amendment, and the compensation associated with Awards granted thereunder that exceed the deduction limitation are not expected to be deductible by the Company.

Director Compensation Limits

Under the Amended 2016 Stock Plan, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, in excess of $550,000.

Vesting Period for Awards

Each Award under the Amended 2016 Stock Plan that is granted after its effective date shall be subject to a vesting period of at least one year. However, this limitation does not prohibit accelerated vesting of Awards in the event of a “corporate change” (as defined in the Amended 2016 Stock Plan), a change in control of the Company, or in connection with certain terminations of employment or service. In addition, this limitation does not apply to Awards granted up to a maximum of five percent of the shares available for issuance under the Amended 2016 Stock Plan.

Description of the Amended 2016 Stock Plan

The following is a brief description of the principal features of the Amended 2016 Stock Plan.

General

Under the Amended 2016 Stock Plan, if a stock option expires or is cancelled or terminated, or if any shares underlying any other Award is forfeited, the common shares underlying the stock option or other Award (including stock options or other Awards granted under the 2016 Stock Plan or the 2013 Stock Plan) will again be available under the Amended 2016 Stock Plan. In addition, to the extent common shares are withheld to satisfy tax withholding obligations with respect to Awards other than a stock option or stock appreciation right (including Awards, other than stock options or stock appreciation rights, granted under the 2016 Stock Plan or the 2013 Stock Plan), then the number of shares so withheld will again be available for delivery with respect to Awards under the Amended 2016 Stock Plan. If common shares are tendered or surrendered as payment for the exercise of a stock option or a stock appreciation right or are withheld to satisfy tax withholding obligations related to stock options or stock appreciation rights (including stock options and stock appreciation rights granted under the 2013 Plan and the 2016 Plan), then the number of shares so tendered, surrendered or withheld will not be available for delivery with respect to Awards under the Amended 2016 Stock Plan.

To the extent required by law or applicable stock exchange rules, no individual Award (other than Awards that may be paid or settled solely in cash) may be granted under the Amended 2016 Stock Plan with respect to a number of shares that exceeds one percent of the Company’s total issued and outstanding shares as of the date of grant. In addition, the total amount of compensation (including both cash and equity-based Awards) payable to non-employee directors is limited to $550,000 per non-employee director per calendar year. In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event (including the 2020 Reverse Stock Split), the Amended 2016 Stock Plan provides that the appropriate adjustments will be made, including to the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to outstanding Awards.

Types of Awards

The following Awards may be granted under the Amended 2016 Stock Plan:

•	stock options, including incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”);

•	restricted shares;

•	restricted share units;

•	stock appreciation rights; and

•	stock bonuses.

These Awards are described in more detail below.

Administration

The Amended 2016 Stock Plan is administered by the Board or, at the discretion of the Board, a committee of the Board. The Board has delegated administration of the Amended 2016 Stock Plan to the Compensation Committee of the Board. For convenience, the administrator of the Amended 2016 Stock Plan will be referred to below as the Committee.

The Committee may, subject to the provisions of the Amended 2016 Stock Plan, determine the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares to be made subject to Awards and the exercise

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price, as applicable. The Committee may determine other terms and conditions that shall apply to Awards, interpret the Amended 2016 Stock Plan and prescribe, amend and rescind rules and regulations relating to the Amended 2016 Stock Plan. To the extent permitted by applicable law, the Committee may delegate to any of our employees (or a committee of employees) the authority to grant Awards to our employees who are not our executive officers or directors. The terms and conditions of each Award granted under the Amended 2016 Stock Plan will be set forth in a written award agreement.

The Committee in its discretion may condition payment under the Award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria, or other criteria, as applied to an Award recipient under the Amended 2016 Stock Plan and/or a division, business unit or line of business of the Company or its subsidiaries:

•	Income before federal taxes and net interest expense;

•	Achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

•	Completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

•	Working capital, generally defined to include receivables;

•	Inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

•

Earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

•

Earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, sales or market share, total shareholder return, economic value added;

•	The growth in the value of an investment in the common shares assuming the reinvestment of dividends; or

•	Reduction in operating expenses.

For any year or other performance period, the performance criteria may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

Eligibility

Awards may be granted under the Amended 2016 Stock Plan to employees and consultants of the Company or its subsidiaries or affiliates and to non-employee members of the Board, in each case, as selected by the Committee in its sole discretion. As of December 31, 2019, approximately 14,311 employees, 326 consultants and six non-employee members of the Board would have been eligible to participate in the Amended 2016 Stock Plan had it been effective at that time.

Awards may be granted under the Amended 2016 Stock Plan from time to time in substitution for Awards held by employees, non-employee directors or service providers of other companies who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing company, as the result of which it merges with or becomes a subsidiary or affiliate of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions otherwise set forth in the Amended 2016 Stock Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are made.

Options

Stock options granted under the Amended 2016 Stock Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not an incentive stock option). The exercise price of a stock option granted under the Amended 2016 Stock Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value (or, in the case of an ISO held by a ten percent holder of the Company’s voting securities, 110% of the fair market value) of a common share (determined generally as the closing price per common share of the Company on the date of grant). Subject to the terms of the Amended 2016 Stock Plan, stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Committee will also determine the maximum duration of the period during which the option may be exercised, which may not exceed ten years from the date of grant. Stock options are generally not transferable other than by will or the laws of descent and distribution or as approved by the Committee.

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The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

•	In cash or cash equivalents;

•	By the surrender of previously acquired common shares currently held by the participant; or

•	To the extent permitted by applicable law, through a “cashless exercise” procedure acceptable to the Committee.

Restricted Stock

The Amended 2016 Stock Plan provides for Awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Subject to the terms of the Amended 2016 Stock Plan, such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted shares, a participant granted restricted shares will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares).

Restricted Stock Units

The Amended 2016 Stock Plan provides for awards of restricted share units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the Award. Subject to the terms of the Amended 2016 Stock Plan, vesting of all or a portion of a restricted share unit award may be subject to terms and conditions established by the Committee.

Stock Appreciation Rights (“SARs”)

The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award SARs, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be not less than the fair market value of a common share. The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Subject to the terms of the Amended 2016 Stock Plan, freestanding SARs may be exercised upon the terms and conditions imposed by the Committee in its discretion. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee’s discretion and set forth in the applicable award agreement.

Stock Bonuses

The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee. As with other Awards under the Amended 2016 Stock Plan, and subject to the exceptions described above, the vesting period for stock bonuses shall not be less than one year.

Change in Control

The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding Award that is not yet fully vested and exercisable will lapse in part or in full.

Termination of Employment

Unless otherwise determined by the Committee in an award agreement, (a) upon a termination of a participant’s employment or service other than for cause or resignation, respectively, a participant’s vested options will expire upon the earlier of the option expiration date or the 90th day following the termination date, and (b) if a participant’s employment or service is terminated for cause or resignation, respectively, all options, whether vested or unvested, will be forfeited and cancelled as of the termination date. In addition, if a participant’s employment with the Company terminates, but the participant continues to serve as a member of the Board, such participant’s options will expire upon the earlier of the option expiration date or the date such participant ceases to be a member of the Board. The effect of a termination of a participant’s employment on other types of Awards will be set forth in the applicable award agreement.

Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including a reduction of the amount of shares otherwise issuable or delivered pursuant to an Award by the amount of the applicable taxes.

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Amendment and Termination

The Board of Directors may modify or terminate the Amended 2016 Stock Plan or any portion of the Amended 2016 Stock Plan at any time, except that an amendment that requires shareholder approval in order for the Amended 2016 Stock Plan to continue to comply with any applicable law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment to the Amended 2016 Stock Plan or an award agreement that reduces the exercise price of any outstanding option, and any amendment that would increase the non-employee director compensation limit, will also be subject to the approval of our shareholders. No Awards may be granted under the Amended 2016 Stock Plan on or after June 2, 2026, which, assuming approval at the upcoming annual general meeting of shareholders, will be the tenth anniversary of the date on which shareholders approved the 2016 Stock Plan. However, Awards granted prior to that time may continue after such time in accordance with their terms.

Stock Plan Benefits

The terms and number of options or other Awards to be granted in the future under the Amended 2016 Stock Plan are to be determined in the discretion of the Committee. Because no such determinations have been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers, directors or other eligible employees cannot be determined at this time, although the Company intends to make Awards to such groups under the Amended 2016 Stock Plan consistent with its existing compensation practices. Therefore, the New Plan Benefits Table is not provided.

While the 2016 Stock Plan permits the grant of stock options, no stock option awards have been granted under the 2016 Stock Plan as of April 3, 2020.

Current Awards Outstanding

Set forth below is information as of April 3, 2020, regarding shares currently outstanding under the 2016 Stock Plan, the 2013 Stock Plan, the 2003 Employee Stock Plan (the “2003 Plan”), and the 1999 Stock Option Plan for Non-Employee Directors (the “1999 Plan”). The Company deferred its annual award grant to employees to the second quarter of 2020, following the annual general meeting and subject to approval by shareholders of the additional shares being requested.

	2016 Stock Plan		2013 Stock Plan		2003 Plan	1999 Plan	Total	Weighted Average

Stock options outstanding	—		68,000		794,314	765,829	1,628,143	N/A

Weighted average exercise price	—		$14.45		$16.30	$8.97	N/A	$12.77

Weighted average remaining contractual life	—		5.16 years		1.45 years	6.78 years	N/A	4.11 years

Restricted stock outstanding (unvested)	12,688,954		1,681,124		—	—	14,370,078	N/A

Shares remaining for grant	2,481,917	(1)	477,499	(2)	—	790,171	3,749,587	N/A

(1)	Any remaining shares under the 2016 Plan will be available for grant until June 6, 2026. We do not anticipate making any material grants between April 3, 2020 and June 2, 2020.

(2)

Any remaining shares under the 2013 Plan will be available for grant until June 4, 2023 if shareholders do not approve the proposal for the Amended and Restated 2016 Plan, otherwise, any remaining shares under the 2013 Plan will be combined into and available under the Amended and Restated 2016 Stock Plan. We do not anticipate making any material grants between April 3, 2020 and June 2, 2020.

For additional information regarding share-based awards previously granted, please see Note 7 to our consolidated financial statements in our 2019 Annual Report.

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Securities Authorized For Issuance Under Equity Compensation Plans

The following tables provides information about our equity compensation plans (1999 Plan, 2003 Plan, 2013 Stock Plan and 2016 Stock Plan) as of December 31, 2019 and April 3, 2020, respectively:

As of December 31, 2019

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	864,360	$16.14	7,740,164

Equity compensation plans not approved by security holders	765,829	$8.97	790,171

Total	1,630,189		8,530,335

As of April 3, 2020

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	862,314	$16.15	2,959,416

Equity compensation plans not approved by security holders	765,829	$8.97	790,171

Total	1,628,143		3,749,587

Following is a brief summary of the material terms of the plans that have not been approved by our shareholders. Unless otherwise indicated, (1) each plan is administered by an independent committee appointed by the Company’s Board; (2) the exercise price of options granted under each plan must be no less than 100% of the fair market value per common share on the date of the grant of the option; (3) the term of an award granted under each plan may not exceed 10 years; (4) options granted under the plan are nonstatutory options (“NSOs”) not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”); and (5) unless otherwise determined by the committee in its discretion, options may not be exercised after the optionee has ceased to be employed by the Company.

1999 Stock Option Plan for Non-Employee Directors

The plan reserves for issuance up to 3,000,000 common shares of the Company pursuant to the exercise of options granted under the plan. The plan is administered by the Board or a committee appointed by the Board. Eligible directors may not consider or vote on the administration of the plan or serve as a member of the committee. Options may be granted under the plan to non-employee directors of the Company. Options vest and become non-forfeitable on the first anniversary of the option grant if the optionee has continued to serve as a director until that day, unless otherwise provided. The Board typically grants fully vested options to directors who choose to receive them in lieu of quarterly director retainer fees. In the event of termination of an optionee’s service as a director by reason of voluntary retirement, declining to stand for re-election or becoming a full-time employee of the Company or a subsidiary of the Company, all unvested options granted under the plan automatically expire and are not exercisable, and all unexercised options continue to be exercisable until their stated expiration date. All unvested options automatically vest and become non-forfeitable as of the date of death or disability and become exercisable for two years from the date of the death of the optionee or until the stated expiration date, whichever is earlier. In the event of the termination of an optionee’s service as a director by the Board for cause or the failure of such director to be re-elected, the administrator of the plan in its sole discretion can cancel the then-outstanding options of the optionee, including options that have vested, and those options automatically expire and become non-exercisable on the effective date of the termination.

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Certain Federal Income Tax Consequences of Options and Other Awards

The following is a brief summary of the current United States federal income tax consequences of Awards under the Amended 2016 Stock Plan to participants who are subject to United States tax. This summary is not intended to be complete and does not describe state, local or foreign tax consequences, or the effect of the alternative minimum tax. In addition, certain Awards that may be granted pursuant to the Amended 2016 Stock Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. The description included herein is not intended to be tax guidance to participants in the Amended 2016 Stock Plan.

Stock Options and SARs

Participants will not realize taxable income upon the grant of a stock option or SAR. Upon the exercise of a NSO or a SAR, a participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common shares received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any common shares received pursuant to the exercise of a NSO or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common shares acquired as a result of the exercise of a NSO or SAR, any appreciation (or depreciation) in the value of the common shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common shares must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a participant will not recognize taxable income, although the excess of the fair market value of the common shares received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held common shares (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a NSO or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NSO or ISO exercise price (although a participant would still recognize ordinary compensation income upon exercise of a NSO in the manner described above). Moreover, that number of common shares received upon exercise which equals the number of previously held common shares surrendered in satisfaction of the NSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held common shares surrendered in satisfaction of the NSO or ISO exercise price. Any additional common shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Amended 2016 Stock Plan generally prohibits the transfer of stock options other than by will or according to the laws of descent and distribution, but the Committee could permit the transfer of stock options (other than ISOs) in limited

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circumstances, in its discretion. For income and gift tax purposes, certain transfers of NSOs should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of NSOs (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a NSO is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested NSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NSO at the time of the gift. The value of the NSO may be affected by several factors, including the difference between the exercise price and the fair market value of the shares, the potential for future appreciation or depreciation of the shares, the time period of the NSO and the illiquidity of the NSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2020, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NSO will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested NSOs has not been extended to unvested NSOs. Whether such consequences apply to unvested NSOs or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted share unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a common shares in settlement of the restricted share unit, as applicable, in an amount equal to the cash or the fair market value of the common shares received.

A recipient of a restricted share award or stock bonus generally will be subject to tax at ordinary income tax rates on the fair market value of the common shares when it is received, reduced by any amount paid by the recipient; however, if the common shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common shares (i) when the common shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Code (in each case reduced by any amount paid by the recipient). If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a restricted share award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common shares received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse; provided, however, with respect to restricted shares for which a valid election is made under Section 83(b) of the Code, the capital gains holding period in those shares will commence on the date the shares are received. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

74	2020 Proxy Statement

COMPANY PROPOSALS

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2016 Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended 2016 Stock Plan could be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4, THE APPROVAL OF THE AMENDED AND RESTATED 2016 STOCK PLAN

2020 Proxy Statement	75

ADDITIONAL INFORMATION

Shareholder Matters

Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be non-resident for such exchange control purposes; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by the Company or its operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to shares, debentures or other obligations of the Company held by non-residents of Bermuda.

2021 Shareholder Proposals

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2021 annual general meeting of shareholders (including the inclusion of a director nominee submitted pursuant to our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders) must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 24, 2020. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. December 24, 2020, is also the date by which up to 20 shareholders owning collectively three percent or more of our outstanding common shares for at least three years may nominate and include in our proxy materials nominees representing up to 20% of the Board, as more completely detailed in our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders available at www.nabors.com.

In accordance with our Bye-laws, in order to be properly brought before the 2021 annual general meeting, a notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or by courier at the address shown on notice of meeting at the beginning of this Proxy Statement or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s meeting (provided, however, that if the 2021 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 4, 2021 and no later than April 3, 2021.

Other Matters

Other than the presentation of the annual audited financial statements for the Company’s 2019 fiscal year, the Board knows of no other business to come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

NABORS INDUSTRIES LTD.

Mark D. Andrews

Corporate Secretary

Dated: April 23, 2020

76	2020 Proxy Statement

ANNEX A

Reconciliation of Non-GAAP Measures

2019

(in thousands)

OPERATING REVENUES:

U.S. Drilling	$1,240,936

Canada Drilling	68,274

International Drilling	1,324,142

Drilling Solutions	252,790

Rig Technologies	260,226

Other reconciling items	(102,985)

Total operating revenues	$3,043,383

ADJUSTED EBITDA:

U.S. Drilling	$483,993

Canada Drilling	15,283

International Drilling	363,980

Drilling Solutions	91,754

Rig Technologies	1,468

Other reconciling items	(151,516)

Total adjusted EBITDA	$804,962

RECONCILIATION:

Adjusted EBITDA	$804,962

Depreciation and amortization	(876,091)

Operating income (loss)	(71,129)

Earnings (losses) from unconsolidated affiliates	(5)

Investment income (loss)	10,218

Interest expense	(204,311)

Impairments and other charges	(290,471)

Other, net	(33,224)

Income (loss) from continuing operations before income taxes	$(588,922)

Income tax expense (benefit)	91,576
Income (loss) from continuing operations, net of tax	(680,498)

Income (loss) from discontinued operations, net of tax	(12)
Net Income (loss)	(680,510)

Less: Net (income) loss attributable to non-controlling interest	(22,375)

Net income (loss) attributable to Nabors	$(702,885)

Less: Preferred stock dividend	(17,244)

Net Income (loss) attributable to Nabors common shareholders	$(720,129)

2020 Proxy Statement	A-1

ANNEX A

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(In thousands)	December 31,
	2019	2018

	(Unaudited)

Current portion of debt	$—	$561

Long-term debt	3,333,220	3,585,884

Total Debt	3,333,220	3,586,445

Less: Cash and short-term investments	452,496	481,802

Net Debt	$2,880,724	$3,104,643

RECONCILIATION OF FREE CASH FLOW AFTER DIVIDENDS TO NET CASH PROVIDED BY OPERATING ACTIVITIES

(In thousands)	December 31, 2019

(Unaudited)

Net cash provided by operating activities	$684,558

Less: Net cash used for investing activities	(355,856)

Less: Dividends to common and preferred shareholders	(49,583)

Free cash flow after dividends	$279,119

A-2	2020 Proxy Statement

ANNEX B

AMENDED AND RESTATED

NABORS INDUSTRIES LTD.

2016 STOCK PLAN

Section 1.    Purpose of Plan; Prior Plan.

The name of this plan is the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, directors and consultants of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses.

The Plan as set forth herein constitutes an amendment and restatement of the Company’s 2016 Stock Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Section 4(a) and for the required composition of the Committee, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date.

Section 2.    Definitions.

For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

(a)	“2013 Stock Plan” means the Company’s 2013 Stock Plan, as amended.

(b)	“Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(c)	“Affiliate” means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

(d)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus under the Plan.

(e)	“Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(f)	“Board” means the Board of Directors of the Company.

(g)

“Cause” means, unless otherwise provided in the Award Agreement: (i) the conviction of a Participant for a crime involving fraud and/or moral turpitude or a felony; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of a Participant with respect to the Company or any of its Affiliates; (iii) any intentional act on the part of a Participant that causes material damage to the Company and/or its Affiliates’ reputation; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by a Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by a Participant; (vi) the failure of a Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or (vii) the failure of a Participant to perform or observe any of the material terms or conditions of the Participant’s employment other than by reason of illness, injury or incapacity, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

(h)

“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2020 Proxy Statement	B-1

ANNEX B

(j)

“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “nonemployee directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) for so long as any Award remains outstanding under the Prior Plan that could qualify for the written binding contract exception set forth in section 13601(e)(2) of public law 115-97 (commonly referred to as the Tax Cuts and Jobs Act), “outside directors” as defined in section 162(m) of the Code; and (iii) “independent directors” within the meaning of section 303A.02 of the NYSE Listed Company Manual; provided, however, with respect to powers to grant and establish terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to “Committee” shall mean the Board.

(k)	“Common Shares” means the common shares, par value $0.001 per share, of the Company.

(l)	“Company” means Nabors Industries Ltd., a Bermuda exempted company (or any successor corporation).

(m)	“Consultant” means any individual, other than a Director or Employee, who renders consulting services to the Company or an Affiliate for compensation.

(n)	“Director” means a member of the Board who is not an Employee or Consultant (other than in that individual’s capacity as a Director).

(o)

“Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following Termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability. Notwithstanding the foregoing, in the case of any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treasury regulation section 1.409A-3(i)(4), then the term “Disability” herein shall mean, but only with respect to the income so affected, (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

(p)	“Eligible Recipient” means an Employee, Director or Consultant.

(q)	“Employee” means an employee of the Company or an Affiliate.

(r)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s)	“Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(t)

“Fair Market Value” of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

(u)	“Freestanding SAR” means an SAR that is granted independently of any Options, as described Section 11 hereof.

(v)

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(w)

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(x)

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(y)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(z)

“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

B-2	2020 Proxy Statement

ANNEX B

(aa)

“Performance Goal” shall mean goals or levels of performance based upon achievement of certain financial or operational criteria of the Company established by the Committee for each Plan year. The Performance Goals shall be determined by the Committee and may be based upon, but shall not be limited to, one or more of the following performance criteria for the Company, or other performance period or any one or more of its divisions, business units, Subsidiaries or lines of business: income before federal taxes and net interest expense; achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total shareholder return; economic value added; the growth in the value of an investment in the Common Shares assuming the reinvestment of dividends; or reduction in operating expenses. For any Plan year or other performance period, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

(bb)	“Restricted Stock Unit” means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

(cc)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(dd)	“Shares” means Common Shares and the common equity of any successor security.

(ee)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

(ff)	“Stock Bonus” means the right to receive a Share granted pursuant to Section 10 hereof.

(gg)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh)

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

(ii)	“Ten Percent Owner” has the meaning set forth in Section 7(b).

(jj)

“Termination” when used with respect to a Participant means that the employment or service relationship between the Participant and the Company and its Affiliates as an Employee, Director, and/or Consultant has, in the judgment of the Committee, ended.

Section 3.    Administration.

(a)

The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;

(ii)

to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus are to be granted hereunder to Participants;

(iii)	to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

(iv)	to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

2020 Proxy Statement	B-3

ANNEX B

(b)

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c)

The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator may exercise its discretion to reduce the amounts payable under any Award subject to Performance Goals, except in the case of Awards made under the Prior Plan that were intended to constitute “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017); provided, however, that the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals, subject to any limitations under section 162(m) of the Code (prior to its amendment in 2017) and the Prior Plan with respect to awards granted under the Prior Plan that are intended to constitute “performance-based compensation.”

(d)

Except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an Employee, Employees or committee of Employees. Notwithstanding the foregoing, no delegation pursuant to this Section 3(d) shall be made to the extent that such delegation would cause Awards made under the Prior Plan that were intended to qualify as “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017) to fail to so qualify.

(e)

If at any time (whether before or after Termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4.    Shares Reserved for Issuance Under the Plan.

(a)

Subject to adjustment as provided in Section 4(b) and Section 5, there shall be reserved and available for issuance under the Plan a number of Common Shares equal to the sum of (i) 33,750,000[1] Common Shares, plus (ii) the number of Common Shares available for issuance under the 2013 Stock Plan as of immediately prior to the Effective Date, no more than 33,750,000 of which may be issued in the form of Incentive Stock Options.

The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

(b)

Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award (including awards granted under the Prior Plan). To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) are forfeited, or (iii) Shares are withheld from payment of an Award granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) other than an Option or Stock Appreciation Right granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, such Shares shall again be (or, in the case of awards granted under the 2013 Stock Plan, shall become) available for issuance in connection with future Awards granted under the Plan. To the extent that (A) payment for an Option upon exercise is made with Shares owned by the Optionee, (B) Shares are withheld from payment of an Option or Stock Appreciation Right in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, or (C) Shares are surrendered in payment of the exercise price or purchase price of an Option or Stock Appreciation Right, such Shares shall not be available for issuance in connection with future Awards granted under the Plan.

(c)

The maximum amount of compensation that may be awarded to any single Director in any calendar year (including Awards under the Plan, determined based on the fair value of such Award(s) calculated as of the grant date under applicable financial accounting rules, as well as any cash fees) shall be $550,000.

(d)

To the extent required by applicable law or stock exchange rules, in no event shall any individual Award (other than Awards that may by their terms be paid or settled solely in cash) be granted under the Plan with respect to a number

[1]	Subject to adjustment in the 2020 Reverse Stock Split

B-4	2020 Proxy Statement

ANNEX B

of Shares that exceeds one percent of the Company’s total issued and outstanding Shares as of the date of grant (or such greater or lesser amount as may be required by applicable law or stock exchange rules as in effect from time to time).

(e)

Separate certificates or a book-entry registration representing Common Shares shall be delivered to a Participant pursuant to an Award contemplating delivery of Shares; provided, however, any Shares subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied

Section 5.    Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of Common Shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of Shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced (but not below zero), in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section 6.    Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

Section 7.    Options.

(a)

General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)

Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

(c)

Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)

Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

(e)

Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed cashless exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an

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Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing. For example, the Administrator may permit an Optionee to pay all or a portion of the aggregate exercise price by withholding from the Shares issuable to the Optionee upon the exercise of the Option Shares with a Fair Market Value (determined as of the same day as the exercise of the Option) equal to all or a portion of the exercise price to be so paid.

(f)

Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 16 hereof.

(g)

Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to or for the benefit of members of his or her Immediate Family, (ii) by instrument to an inter vivos or testamentary trust, or (iii) for charitable purposes.

(h)

Termination of Employment or Service. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for any reason other than the Participant’s resignation or Termination for Cause, all outstanding Options granted to such Participant that are vested on the date of Termination shall not expire until the earlier of the stated expiration date of the Options or 90 days following the date of Termination. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for Cause or due to the Participant’s resignation, all outstanding Options granted to such Participant shall expire and be forfeited on the date of such Termination (whether or not then vested or exercisable).

(i)

Continued Service as a Director. Notwithstanding anything to the contrary in the Plan, for purposes of Section 7(h) above, in the event a Participant who is also a Director for the Company has a Termination of employment but continues to serve as a Director of the Company, such Participant’s Option shall not expire 90 days following the date of Termination as is provided in Section 7(h) above, but instead shall continue in full force and effect until such Participant ceases to be a Director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement.

(j)

Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8.    Restricted Stock.

(a)

General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Vesting Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b)

Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)

Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Such Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a stock certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)

Vesting/Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in

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the Award Agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. In no event shall the Vesting Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 16 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e)

Rights as a Shareholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Vesting Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Vesting Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(f)

Termination of Employment or Service. The rights of Participants granted an Award of Restricted Stock upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason during the Vesting Period shall be set forth in the Award Agreement governing such Award.

Section 9.    Restricted Stock Units.

(a)

Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of pre-established Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

(b)

Benefit Upon Vesting. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company’s sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests.

(c)

Termination of Employment or Service. The rights of Participants granted a Restricted Stock Unit upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10.    Stock Bonus Awards.

In the event that the Administrator grants a Stock Bonus, such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a share certificate for the Common Shares constituting such Stock Bonus is issued, such certificate shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant’s salary or cash bonus equal to such Fair Market Value.

Section 11.    Stock Appreciation Rights.

(a)

Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of pre-established Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

(b)

Grant Price. The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

(c)

Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be

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ANNEX B

exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d)	Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

(e)	SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

(f)	Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

(g)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 12.    Vesting.

Each Award under the Plan that is granted on or after the Effective Date shall be subject to a vesting period of at least one year; provided, however, that this minimum vesting period shall not apply to (a) early vesting by reason of a “corporate change” (as defined in Section 13(c)), a change in control of the Company (as defined in the applicable Award Agreement), or a Termination of employment or service, or (b) any Awards granted up to a maximum of five percent of the Shares available for issuance under the Plan. An award made to a Director with a vesting period at least equal to the period from the annual shareholders’ meeting at which the Award is granted to the next annual shareholders’ meeting shall be considered to have a vesting period of at least one year.

Section 13.    Effect of Corporate Change.

(a)

Board Action. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of a “corporate change” (defined in paragraph (c) below) or upon Termination of employment or service under specified circumstances during a specified period following such a corporate change, the Board shall have the authority in its sole discretion without the consent or approval of any Participant, to take any one or more of the following actions with respect to the Awards on such terms and conditions as it may determine, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:

(i)

the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii)

the Board may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are then exercisable or vested under the provisions of the Plan) as of a date specified by the Board or the Committee, in which event the Board or the Committee shall thereupon cancel such Awards, and the Company shall pay (or cause to be paid) to each Participant with respect to his or her surrendered and cancelled Awards an amount in cash or other property equal to the Fair Market Value of the Shares covered by such Awards as of the date of such surrender and cancellation, reduced (but not below zero), in the case of Options, by the Exercise Price(s) thereof, and in the case of Stock Appreciation Rights, the grant price(s) thereof, or by any other applicable purchase price;

(iii)

the Board may waive all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding with the result that those types of Awards shall be deemed satisfied, and the Vesting Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the corporate change or such other date as may be determined by the Board;

(iv)	the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock;

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(v)	the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the corporate change; and

(vi)

the Board may make such adjustments to Awards then outstanding as the Board deems appropriate to reflect such corporate change and to prevent the dilution or enlargement of rights (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including without limitation, adjusting such an Award to provide that the number and class of shares of stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring entity, or a parent or subsidiary thereof, or other property (including, without limitation, cash) as determined by the Board in its sole discretion.

(b)

Notwithstanding the above provisions of this Section 13, the Board shall not be required to take any action described in the preceding provisions of this Section 13, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 13 shall be final, binding and conclusive with respect to the Company and all other interested persons. Further, nothing in this Section 13 shall be interpreted to preclude the Administrator from taking any action permitted pursuant to Section 5 hereof with respect to a corporate change that also constitutes a Change in Capitalization.

(c)

For purposes of this Section 13, the term “corporate change” shall mean (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of any entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) the individuals who, as of February 19, 2016, constitute members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of the office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group other than the Board).

Section 14.    Amendment and Termination.

(a)

The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and (ii) any amendment shall be subject to approval of shareholders if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law, or if such amendment would result in an increase to the maximum limitation on Director compensation set forth in Section 4(c) of the Plan.

(b)

Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Committee may amend the terms of any Award theretofore granted, prospectively or retrospectively, and may provide for accelerated vesting of an Award upon the occurrence of a change in control or such other event as the Committee shall determine, or upon a Participant’s death, disability, or Termination of employment or service (other than the Participant’s Termination of employment or service by the Company or an Affiliate for Cause), but only to the extent that such acceleration of vesting would not cause the application of section 409A of the Code or create adverse tax consequences under section 409A. No Award granted under the Prior Plan that was intended to qualify as “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017) shall provide or allow for vesting other than as permitted by such section. Subject to Section 4 and Section 13 of the Plan, no amendment to any Award shall impair the rights of any Participant without his or her consent.

(c)

Any amendment (including any decrease in the Exercise Price of any outstanding Option) shall be subject to the approval of the shareholders of the Company if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

Section 15.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16.    Withholding Taxes.

(a)

Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding

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ANNEX B

requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant, in each case having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. Notwithstanding the preceding provisions of this Section 16(a), withholding taxes may be based on rates in excess of the minimum required tax withholding rates if the Administrator (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative reporting or similar consequences) and (ii) authorizes withholding at such greater rates.

(b)

If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 17.    General Provisions.

(a)

Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

(b)

All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

(c)

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

(d)

No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e)

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected, but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(f)	The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

(g)

Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

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(h)	Section 409A.

(i)

The Plan is intended to comply with section 409A of the Code and the Treasury regulations promulgated thereunder, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts payable hereunder comply with, or are exempt from, section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the section 409A of the Code, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

(ii)

For purposes of section 409A of the Code and unless otherwise expressly provided in an Award Agreement, each payment made under the Plan and the Award Agreement shall be considered as a “separate payment” within the meaning of section 409A of the Code.

(iii)

In the event that the Termination of a Participant would affect the timing of the payment of any Award that provides for the “deferral of compensation” under section 409A of the Code and the Treasury regulations promulgated thereunder, unless otherwise provided in the Award Agreement, “Termination” shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture), a “separation from service” within the meaning of Treasury regulation section 1.409A-1(h).

(iv)

In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a “deferral of compensation” and become payable on account of the “separation from service” (within the meaning of Treasury regulation section 1.409A-1(h)) of a Participant who as of the date of such separation from service is a “specified employee” (as defined in Treasury regulation section 1.409A-1(i)), such amounts shall not be paid to the Participant (or his or her beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant’s separation from service or (ii) the date of the Participant’s death following such separation from service. Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this Section 17(h)(iv) is to comply with Treasury regulation section 1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the applicable Treasury regulations.

Section 18.    Shareholder Approval; Effective Date of Plan.

The Plan shall be effective as of the date of its approval by the Company’s shareholders (the “Effective Date”).

Section 19.    Term of Plan.

This amended and restated Plan was adopted by the Board on April 20, 2020, and is subject to approval by the Company’s shareholders at the 2020 annual meeting of the Company’s shareholders. If this amendment and restatement is not so approved by the shareholders, then this amendment and restatement shall be void ab initio, and the Prior Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Prior Plan shall continue in effect under the terms of the grant and the Prior Plan; provided, that thereafter awards may continue to be granted pursuant to the terms of the Prior Plan, as in effect prior to this amendment and restatement and as may be otherwise amended thereafter. This amended and restated Plan shall become effective on the Effective Date if it is approved on such date by the Company’s shareholders.

No Award shall be granted pursuant to the Plan on or after June 2, 2026, the tenth anniversary of the date the Prior Plan was approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12011-P34068	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NABORS INDUSTRIES LTD.					For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR the following:					All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	ELECTION OF DIRECTORS				☐	☐	☐
Nominees:
	01)	Tanya S. Beder	05)	Michael C. Linn
	02)	Anthony R. Chase	06)	Anthony G. Petrello
	03)	James R. Crane	07)	John Yearwood
	04)	John P. Kotts

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.										For	Against	Abstain

2.	Proposal to appoint PricewaterhouseCoopers LLP as independent auditor and to authorize the Audit Committee of the Board of Directors to set the independent auditor’s remuneration.									☐	☐	☐

3.	Advisory Say-on-Pay vote regarding the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.									☐	☐	☐

4.	Approval of the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan.									☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed under proposal 1 and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.							☐

Please indicate if you plan to attend this meeting.					☐	☐

					Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

Meeting Information*

2020 Annual General Meeting of Shareholders

June 2, 2020 at 10:00 a.m. CDT at

The Offices of Nabors Corporate Services, Inc.

515 West Greens Road

Houston, Texas 77067

*Depending on concerns about the Coronavirus or COVID-19, we may hold a virtual annual meeting instead of holding the meeting in Texas. The Company would publicly announce a determination to hold a virtual meeting in a press release available at www.nabors.com as soon as practicable before the meeting. In that event, the annual general meeting would be conducted solely virtually, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote and examine our shareholder list at the virtual meeting by visiting http://www.virtualshareholdermeeting.com/NBR2020ANNUAL, but only if the meeting is not held in Texas. You are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 3, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D12012-P34068

NABORS INDUSTRIES LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and William J. Restrepo, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central Daylight Time on June 2, 2020, at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE